UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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EVOQUA WATER TECHNOLOGIES CORP.

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January 5, 2022

To the Stockholders of Evoqua Water Technologies Corp.:

You are cordially invited to attend the Annual Meeting of Stockholders of Evoqua Water Technologies Corp. (the “Company”) for the fiscal year ended September 30, 2021 (the “Annual Meeting”) to be held virtually via live webcast on Wednesday, February 16, 2022, at 1:00 p.m. (Eastern Time). You can attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AQUA2022.

We have decided to hold the Annual Meeting virtually again this year due to the ongoing COVID-19 pandemic in order to protect the health and well-being of our stockholders and employees, and because hosting a virtual Annual Meeting (i) enables stockholders to attend and participate from any location around the world, (ii) provides for cost savings to the Company and our stockholders, and (iii) reduces the environmental impact of our Annual Meeting.

At the Annual Meeting you will be asked to (i) elect three Class I director nominees for three-year terms, (ii) approve, on an advisory basis, the compensation of our named executive officers, (iii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022, and (iv) transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your vote is important to us. Whether or not you plan to participate in the Annual Meeting, it is important that your shares be represented and voted. We encourage you to vote promptly and submit your proxy via the internet, by telephone, or by completing and mailing a proxy card. Instructions on how to vote are found in the section entitled “Q&A—Information About the Annual Meeting” in the Proxy Statement.

Lastly, I would like to acknowledge and thank Judd Gregg, Brian Hoesterey, and Vinay Kumar for their service and contributions to the Company as members of our Board of Directors (the “Board”). Judd is retiring as a director at the end of his current term at the Annual Meeting, in accordance with the retirement policy in our Corporate Governance Guidelines. Brian and Vinay, both principals of the Company’s former private equity sponsor, AEA Investors LP (“AEA”), stepped down from our Board following AEA’s full divestiture of its ownership position in the Company in 2021. Judd, Brian, and Vinay all have served as members of our Board since Evoqua’s inception in 2014. The Company has benefited greatly from their counsel and guidance, and we express our sincere appreciation for their dedication and leadership during their years with us.

On behalf of the Company and the Board, we thank you for your continued support and interest in Evoqua Water Technologies Corp.

Sincerely,

Ron C. Keating

President,

Chief Executive Officer and

Director

Pittsburgh, Pennsylvania

January 5, 2022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	Time	Place

Wednesday February 16, 2022	1:00 p.m. (Eastern Time)	Virtual meeting at www.virtualshareholdermeeting.com/ AQUA2022

You can attend and participate in the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AQUA2022. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card to access the Annual Meeting platform.

Meeting Agenda:

1:	Election of Three Class I Director Nominees for Three-Year Terms;

2:	Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers;

3:	Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2022; and

4:	Transaction of any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date:

Stockholders of record at the close of business on December 20, 2021, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Materials for Review:

We encourage you to review the proxy materials for our Annual Meeting, which include our Proxy Statement and 2021 Annual Report. Beginning January 5, 2022, we made the proxy materials available via the internet at www.proxyvote.com and began mailing the Notice to our stockholders. The Notice contains important information about how to access the proxy materials and vote online.

How to Vote:

At the Annual Meeting	Internet	Telephone	Mail
Follow the instructions at www.virtualshareholdermeeting. com/AQUA2022	Visit www.proxyvote.com	Call the number listed on your proxy card or voting instruction form.	If you received printed copies of the proxy materials, complete, sign, date, and return your proxy card or voting instruction form.

Important Information Regarding the Availability of Proxy Materials	By Order of the Board of Directors, Vincent Grieco Executive Vice President, General Counsel and Secretary

The Notice, Proxy Statement, Proxy Card and our 2021 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, are available at www.proxyvote.com.

Your vote is very important. Please carefully read the attached Proxy Statement. Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy in advance of the Annual Meeting, over the internet, by telephone or mail. Stockholders who attend the Annual Meeting may also vote electronically during the Annual Meeting, which will revoke any previous votes.

PROXY STATEMENT

Executive Compensation	48
Compensation Discussion and Analysis (see separate table of contents)	48
Risk Assessment	96
CEO Pay Ratio	96

Proposal 3:	98
Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2022	98

Independent Registered Public Accounting Firm’s Fees and Services	99
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Related Services of Independent Auditors	100

Report of the Audit Committee of the Board	101

Security Ownership of Certain Beneficial Owners and Management	102

Securities Authorized for Issuance Under Equity Compensation Plans	105

Q&A—Information About the Annual Meeting	106

Other Matters	113
Incorporation by Reference	113
Access to Reports and Other Information	113
Other Matters That May Come Before the Annual Meeting	113

Appendix A—Non-GAAP Financial Measures	A-1

Appendix B—2021 Special Awards Peer Group	B-1

Evoqua Water Technologies Corp.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 16, 2022

General

You are receiving this Proxy Statement in connection with the solicitation by the Board of Directors (the “Board”) of Evoqua Water Technologies Corp., a Delaware corporation, of proxies to be voted at our Annual Meeting of Stockholders for the fiscal year ended September 30, 2021, and at any reconvened meeting after an adjournment or postponement of the meeting (the “Annual Meeting”). Unless the context otherwise requires, all references in this Proxy Statement to “Evoqua,” the “Company,” “we,” “us,” and “our” refer to Evoqua Water Technologies Corp. and its subsidiaries.

We will hold the Annual Meeting online via live webcast on Wednesday, February 16, 2022, at 1:00 p.m. (Eastern Time). We have decided to hold the Annual Meeting virtually again this year due to the ongoing COVID-19 pandemic in order to protect the health and well-being of our stockholders and employees, and because hosting a virtual Annual Meeting (i) enables stockholders to attend and participate from any location around the world, (ii) provides for cost savings to the Company and our stockholders, and (iii) reduces the environmental impact of our Annual Meeting.

We have designed the virtual Annual Meeting to provide similar opportunities to participate as you would have at an in-person meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AQUA2022. To access the webcast, you will need your Control Number included on your proxy card, voting instruction card, or Notice of Internet Availability of Proxy Materials (the “Notice”).

Our mailing address and the location of our principal executive office is 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222. Our corporate website is www.evoqua.com. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

On January 5, 2022, we began distributing proxy materials or a Notice to each of our stockholders who are entitled to vote at the Annual Meeting. That Notice contains instructions for accessing the proxy materials relating to our Annual Meeting and voting online, or alternatively, requesting a paper copy of the proxy materials and a proxy card or voting instruction card.

Matters To Be Considered at the Annual Meeting

At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

Proposals		Board’s Recommendation

Proposal 1	Election of Three Class I Director Nominees for Three-Year Terms	FOR ALL

Proposal 2	Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers	FOR

Proposal 3	Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2022	FOR

2022 Proxy Statement
I

Forward-Looking Statement Safe Harbor

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can generally identify forward-looking statements by our use of forward-looking terminology such as “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “progress,” “potential,” “predict,” “projection,” “seek,” “should,” “will,” or “would” or the negative thereof or other variations thereon or comparable terminology. All of these forward-looking statements are based on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, general global economic and business conditions, including the impacts of the COVID-19 pandemic; our ability to execute projects on budget and on schedule; material, freight, and labor inflation, commodity availability constraints, and disruptions in global supply chains and transportation services; the potential for us to incur liabilities to customers as a result of warranty claims or failure to meet performance guarantees; our ability to meet our own and our customers’ safety standards; failure to effectively treat emerging contaminants; our ability to continue to develop or acquire new products, services and solutions that allow us to compete successfully in our markets; our ability to implement our growth strategy, including acquisitions, and our ability to identify suitable acquisition targets; our ability to operate or integrate any acquired businesses, assets or product lines profitably; our ability to achieve the expected benefits of our restructuring actions; delays in enactment or repeals of environmental laws and regulations; the potential for us to become subject to claims relating to handling, storage, release or disposal of hazardous materials; our ability to retain our senior management, skilled technical, engineering, sales, and other key personnel and to attract and retain key talent in increasingly competitive labor markets; risks associated with international sales and operations; our ability to adequately protect our intellectual property from third-party infringement; risks related to our contracts with federal, state, and local governments, including risk of termination or modification prior to completion; risks associated with product defects and unanticipated or improper use of our products; our ability to accurately predict the timing of contract awards; risks related to our substantial indebtedness; our increasing dependence on the continuous and reliable operation of our information technology systems; risks related to foreign, federal, state and local environmental, health and safety laws and other applicable laws and regulations and the costs associated therewith; and other risks and uncertainties, described in the “Risk Factors” section included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed on November 17, 2021 (the “Form 10-K”), and in other periodic reports we file with the Securities and Exchange Commission (the “SEC”). All statements other than statements of historical fact included in this Proxy Statement are forward-looking statements, including, but not limited to, expectations for fiscal year 2022, expectations related to customer demand, growth opportunities, supply chain challenges, material availability, price/cost, labor shortages, inflation, and general macroeconomic conditions, and statements related to the ongoing impact of the COVID-19 pandemic. Any forward-looking statements made in this Proxy Statement speak only as of the date of this Proxy Statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise after the date of this Proxy Statement. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Proxy Statement.

II

Proxy Summary

This summary is intended to provide a general overview of our fiscal year 2021 performance, corporate governance, and compensation highlights. For complete information about these topics, please see our Form 10-K and the more detailed sections of this Proxy Statement.

Who We Are \e-vōk-wä\

Evoqua is a leading provider of mission-critical water and wastewater treatment solutions, offering a broad portfolio of products, services, and expertise to support customers across various end markets. We are headquartered in Pittsburgh, Pennsylvania, with locations across ten countries. We have a comprehensive portfolio of differentiated, proprietary technologies offered under market-leading and well-established brands.

Our business is highly diversified, with many end markets:

• General Manufacturing	• Municipal Wastewater

• Healthcare, Pharmaceuticals, and Biotechnology	• Power

• Chemical Processing	• Microelectronics

• Municipal Drinking Water	• Aquatics

• Refining and Marine	• Food and Beverage

Understanding the Complete Water Cycle. We provide solutions across the entire water cycle. The water cycle begins with influent water, which is sourced from rivers, lakes, and other sources. We treat influent water for use in a wide variety of industrial, commercial, and municipal applications, including use as process water in manufacturing, power generation, and other industrial applications, use as ingredient water in the production of food, beverage, and other goods, use in laboratory testing, use by commercial aquatic facilities, and to produce safe drinking water. After the water is used it is considered effluent water, and we treat it to remove impurities so that it can be discharged safely back into the environment or reused for industrial, commercial, or municipal applications.

Building Sustainable Water Systems. Our core treatment solutions include water clarification, separation, filtration, adsorption, disinfection, and solids removal, which remove impurities from water, rather than neutralizing them through the addition of chemicals. We also have an expanding portfolio of digitally connected and enabled solutions designed to help our customers achieve lower costs through greater uptime, throughput, and efficiency in their operations, while supporting their regulatory compliance and environmental sustainability efforts. Coupled with our extensive network of service branches, which means a certified Evoqua Service Technician is within approximately a two-hour drive from 90% of our industrial North American customers’ sites, and our rapid-response fleet of mobile water treatment systems, we believe we are uniquely positioned to implement tailored solutions and provide critical ongoing service and support to our customers.

We became a publicly traded company when our common stock began trading on the New York Stock Exchange (“NYSE”) on November 2, 2017, under the ticker symbol “AQUA.”

2022 Proxy Statement
1

Recognition and Awards

FORBES 2021 BEST MIDSIZE EMPLOYER Selected through an independent survey of more than 50,000 U.S. employees working across 25 industry sectors	2021 GLOBAL COMPANY OF THE YEAR Recognized by Frost & Sullivan for our leadership in sustainability in the water technology market	2022 INSTITUTIONAL INVESTOR ALL-AMERICA EXECUTIVE TEAM RANKINGS • #1 Overall • #1 ESG Electrical Equipment & Multi-Industry Sector in the Midcap category

2021 CLEAN200™* Recognized by As You Sow and Corporate Knights as one of the 200 largest public companies, ranked by clean energy revenues

SDG 2000

Identified by the World Benchmarking Alliance as one of the 2,000 companies in the world with the greatest potential to influence a more sustainable future as envisioned by the Sustainable Development Goals

*	Clean200™ is a trademark of As You Sow.

2

Financial Performance Highlights

Strong Positioning for Growth

In fiscal year 2021, we continued an overall positive trajectory in our operating results and financial performance, fueled, in part, by the October 2018 reorganization of our operating model to a more streamlined two-segment structure that aligns more strategically with how our customers purchase products and services. We believe our operating results demonstrate that we have focused on appropriate and beneficial priorities for our organization; that we have established an effective operating platform for managing the macroeconomic challenges that have arisen from the COVID-19 pandemic, such as unpredictable and unprecedented labor shortages and supply chain disruptions; our strong positioning for continued growth as customer demand returns post-pandemic; and, importantly, that our overall business strategy continues to be resilient and productive. For complete information about our fiscal year 2021 financial performance, please see our Annual Report on Form 10-K for the fiscal year ended September 30, 2021.

> Our management team is focused on driving profitable growth and maintaining our strong balance sheet. We are investing across multiple organic revenue growth and margin expansion initiatives, as well as expected accretive inorganic opportunities.

Historically Stable and Recurring Revenues

The chart below shows our revenue and organic revenue(1) performance from fiscal year 2018 through fiscal year 2021. Our pipeline remains robust as demand is strong across almost all of our end markets. Our goal is to achieve annual organic revenue growth of 3% to 5% over the next several years. Prior to the COVID-19 pandemic, we grew organic revenues within this targeted range. Over the past two fiscal years, we have navigated the COVID-19 pandemic and maintained stable revenues while growing organic revenues by 1.6% each year, which we believe showcases the resilience of our recurring revenue model, the diversity and breadth of our customer end markets, and the competitiveness of our highly differentiated products and services.

(1)

Organic revenue is a non-GAAP financial measure. For information about how we use non-GAAP financial measures and reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures, see “Appendix A—Non-GAAP Financial Measures.”

(2)

Historical results include the Memcor® filter business. FY19 and FY20 revenue of $59.5 million and $14.4 million, respectively. Memcor® is a trademark of Rohm & Haas Electronic Materials Singapore Pte. Ltd.

Strong Shareholder Return and Value Creation—Since Our Initial Public Offering (“IPO”) in 2017.

Evoqua’s total shareholder return (TSR) for the most recent three fiscal year period was 111.2%, which outperformed the peer group we use for compensation benchmarking purposes and other relevant indices below:

Evoqua’s Percentile Rank vs.
	Russell 2000 Index	= 84th percentile
	Evoqua’s compensation peer group	= 82nd percentile
	S&P Global Water Index (U.S. constituents only)	= 73rd percentile
	S&P 400 Index	= 86th percentile
	S&P 600 Index	= 87th percentile

Source: S&P Capital IQ

2022 Proxy Statement
3

Our Approach to Planet and People

Natural Capital. We are proud to have a product portfolio with a 100-year heritage of water innovations that ensure health and safety, enable performance, and create sustainable environments. We are continuously building on this experience to identify water issues on the horizon and develop solutions to help our customers stay ahead and meet their sustainability goals. Highlighted below are some of the ways we are creating opportunities for better water stewardship.

•

Emerging Contaminants. We believe we have one of the leading portfolios of water treatment products and solutions to remove emerging contaminants from water, including granular activated carbon, ion exchange resin, reverse osmosis, and advanced oxidation processes. Emerging contaminants such as PFAS, PFOA, selenium, micro-plastics, and many others, present global health risks if not properly removed from drinking water, process water and wastewater.

•

Digital Water. We bring innovation to the water industry through our digitally connected solutions. Our Water One® services platform is a digital water management solution that combines our water expertise, proactive service, industry-leading branch network, proven technology, and data intelligence to optimize water purification processes. This remote monitoring solution has enabled many laboratories and sanitization product manufacturers to anticipate and prepare for sudden changes in their water usage resulting from increased demand for their services and products during the COVID-19 pandemic.

•

Recycle/Reuse. As human population growth has increased the demand for water, industrial plants are investigating alternative water sources and sustainable water solutions in order to decrease costs, reduce the size of their facilities’ water footprint, and be conscientious members of a community. We provide insight and clarity on where to focus water recycling and reuse efforts and implement the right treatment and reuse solution. With our broad range of proven technologies and extensive application expertise, we can develop tailored solutions across diverse end markets, regardless of water quality requirements, space constraints, and budgetary considerations.

Human Capital and Inclusion and Diversity. We believe our talent within the organization is key to our long-term success. To succeed as a water technology company, we need to be able to optimize a myriad of processes and operations of industrial, commercial, recreational, and municipal customers across a wide spectrum of end markets; distribute and sell highly differentiated products and technologies through multiple sales channels around the world; and continually develop or acquire new products, services, and solutions. As a global, complex organization, we rely on talented individuals at every level to deliver on our core value proposition to our customers and other stakeholders. We focus on creating a high performance culture in which our employees are highly enabled, empowered, and accountable to deliver results. We continually work on programs to foster leadership development, enhance the overall employee experience, and leverage technology and process improvements to enable our employees to perform more effectively.

Below are some examples of steps we are taking under our inclusion and diversity strategy:

•	Forming the Evoqua Inclusion Network, a business resource group that is tasked with identifying opportunities to promote greater inclusiveness and minimize unconscious bias.

•	Establishing an unconscious bias learning program for all global employees.

•

Striving to sustain higher levels of participation by women in the Company’s Leadership Development Program (“LDP”), a 24-month long recruitment program in which new university graduates participate in cross-functional rotations intended to develop their capabilities through organization-wide exposure. Over the past three years, women have represented, on average, 52% of our LDP participants. In 2021, women constituted 45% of our LDP participants.

•	Requiring interview panels for senior leadership roles to include diverse personnel.

•	Implementing other recruiting strategies, including branding and advertising within the talent market, to attract diverse candidates.

4

SAFETY AT EVOQUA

The health, safety and well-being of our employees is our top priority. Fostering a safe working environment is critical to our ability to attract and retain talent and to earn and keep the trust of our customers. In order to do so, our Environmental, Health and Safety (“EHS”) team conducts monthly safety reviews at the executive level, reviews each recordable accident with our CEO and leadership team, conducts quarterly reviews with our Board of Directors, routinely reviews key performance indicators, and conducts regular facility audits. Every employee is empowered to stop work when they have a concern or see the potential for injury. Since the beginning of the COVID-19 pandemic, we have remained focused on protecting the health, safety and well-being of our employees and managing the business to preserve our workforce. We have implemented safety plans and protocols following guidance from the Centers for Disease Control, World Health Organization, and other federal, state, local and international regulations, and we continue to evolve our corporate and site-specific crisis management teams to actively manage and ensure compliance with these plans and protocols.

Our Sustainability Program

In 2020, we adopted “sustainable” as our fourth core value, to celebrate the sense of stewardship we strive to imprint throughout our business:

OUR HANDPRINT Enabling our customers to become more sustainable through our solutions and service offerings	OUR FOOTPRINT Evoqua’s responsibility to become more sustainable in our internal operations

Our Sustainability Program. In addition to helping our customers improve their sustainability performance, we are working to lessen the environmental impact of our internal operations; help our employees, supply chain partners, and communities thrive; and improve the communities in which we work. Our sustainability program is operated by a cross-functional team consisting of a core sustainability team and senior leaders from operations, EHS, supply chain, human resources, and legal. The core sustainability team reports to our Chief Growth and Sustainability Officer, and receives regular input from an internal Sustainability Steering Committee which monitors our various stakeholders’ interests.

Progress on Our ESG and Sustainability Journey. During 2021, we demonstrated our commitment to making further progress on our sustainability journey by delivering on the following:

• In April 2021, we published our 2020 sustainability report, leveraging the reporting standards of the Global Reporting Initiative (GRI) to communicate more effectively with stakeholders on topics such as the Company’s approach to governance, human capital management, and health and safety.

• We incorporated environmental, social, and governance (“ESG”)-related performance metrics in our fiscal year 2022 annual incentive program (“AIP”). A total of 10% of the aggregate bonus opportunity for our executives and senior managers is linked to meeting water stewardship and safety goals, both key elements of our company culture.

• Our Board amended the charters of the Compensation Committee and the Nominating and Corporate Governance Committee to formally delegate oversight of environmental and social matters to these committees.

• We expanded our internal sustainability organization, and formally designated Snehal A. Desai, previously our Chief Growth Officer, as Chief Growth and Sustainability Officer, to reflect his leadership in ESG-related matters.

We annually publish a sustainability report to provide our stakeholders with more detailed information about our sustainability performance in the prior fiscal year. To review our most recent sustainability report and learn more about our sustainability handprint and footprint, visit: evoqua.com/sustainability.

2022 Proxy Statement
5

Nominees and Directors

The table below contains summary information about our Class I director nominees and our directors continuing in office following the Annual Meeting. Judd A. Gregg, a Class I director who has served on our Board since our Company began operating in 2014, will retire from our Board at the end of his term at the Annual Meeting and is not standing for reelection pursuant to the retirement policy in our Corporate Governance Guidelines.

Name	Occupation	Director Since	Independent	Total Public Company Boards (Including Evoqua)	Committee Memberships

Nominees to Class I

Nick Bhambri	President of Louis York Capital and former President and Chief Executive Officer of MECS, Inc. (Monsanto Company subsidiary)	2014	✓	1	Audit

Sherrese Clarke Soares	Founder and Chief Executive Officer of HarbourView Equity Partners, LLC	2021	✓	1	Audit

Lynn C. Swann	President of Swann, Inc. and former Director of Athletic Programs of the University of Southern California	2018	✓	3	Audit; Nominating and Corporate Governance

Directors Continuing in Office

Gary A. Cappeline, Board Chairperson	Former President and Chief Operating Officer of Ashland Inc. and former Operating Partner of AEA Investors LP	2014	✓	1	Audit; Compensation; Nominating and Corporate Governance

Lisa Glatch	President, LNG and Net-Zero Solutions, and Chief Sustainability Officer of Sempra Infrastructure and board chairperson of Cameron LNG, LLC, a joint venture 50% owned by Sempra (formerly Sempra Energy)	2020	✓	1	Nominating and Corporate Governance

Ron C. Keating	President and Chief Executive Officer of Evoqua Water Technologies Corp.	2014		2	None

Martin J. Lamb	Non-Executive Chairperson of Rotork plc and former Chief Executive Officer of IMI plc	2014	✓	2	Compensation; Nominating and Corporate Governance

Peter M. Wilver	Former Chief Administrative Officer and Chief Financial Officer of Thermo Fisher Scientific Inc.	2018	✓	2	Audit; Compensation

6

Corporate Governance Highlights

This summary highlights several corporate governance developments from the past year, which reflect our stewardship priorities and our approach to building a governance framework that will help support long-term value creation and sustainable relationships with our stakeholders.

Board Refreshment and Diversity

Since the Company’s IPO in November 2017, we have been actively engaged in Board development efforts. In the past four years, we have recruited four talented directors to join our Board. The charts below provide certain demographic information about our current nine-member Board.

Board Engagement with ESG Topics

To foster deeper engagement over enterprise strategy and growth, in 2021, the Board formally delegated oversight of environmental and social matters to its Nominating and Corporate Governance Committee and Compensation Committee, respectively, as reflected in their charters. Below is a summary of how our Board monitors the Company’s strategies for managing ESG-related matters.

Full Board of Directors Oversight of enterprise strategy and growth; Quarterly review of workplace safety performance
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

ESG-Related Areas of Oversight	Key systems and processes established to manage data and enterprise risks, including cybersecurity risks.	Key human capital management strategies and programs, such as talent recruitment, retention, and inclusion and diversity.	Policies and strategies addressing the Company’s environmental impact, sustainability practices, and corporate responsibility initiatives.

Examples of Quarterly Engagement Topics	Various compliance and risk assessment matters, e.g., periodic reports throughout the year from the Company’s internal audit, compliance, legal, risk management, and information security functions.	Various human capital management matters, such as inclusion and diversity programs, employee health and wellness programs, and succession planning and talent development.	Sustainability program initiatives, goal-setting activities, and reporting to stakeholders.

2022 Proxy Statement
7

Continuing Evolution of Executive Compensation

The Compensation Committee has implemented changes to the Company’s executive compensation program for fiscal year 2022. See pages 67-69 of this Proxy Statement for more information.

Objective	Summary of Change

Link Short-Term Incentives to ESG Goals

10% of the AIP opportunity under our fiscal year 2022 AIP will be tied to two new ESG-related performance metrics. These metrics are based on two of the defining elements of the Company’s culture—water stewardship and safety.

Performance metrics:

• Water Stewardship: Based on achieving a target level of water reuse/recycling vs. water withdrawn from source at Evoqua’s ten most water-intensive facilities (5%)

• Safety: Based on Total Recordable Incident Rate (TRIR), as calculated in accordance with OSHA requirements (5%)

Link Long-Term Incentives to Financial Performance Goals

Performance share units replaced the stock options under our fiscal year 2022 LTIP, resulting in an equity mix of 50% performance share units (at target) and 50% restricted stock units.

Performance metrics:

• Three-year cumulative organic revenue growth (50%)

• Three-year average adjusted EBITDA margin (50%)

TSR modifier (+/- 25%) for top or bottom quartile TSR performance relative to peers (U.S. constituents of S&P Global Water Index).

8

Certain Governance Practices

Independent Oversight

• Our Board is led by an independent Chairperson, who is elected annually. In the event the roles of Board Chairperson and CEO are combined, we require the appointment of a Lead Independent Director to help provide independent oversight of management.

• 80% of our current Board members are independent; only our CEO and one director affiliated with our former private equity sponsor, AEA Investors LP, lack independence.

• 100% of the members of the key committees of the Board (Audit, Compensation, and Nominating and Corporate Governance Committees) are independent.

• Non-management directors meet in executive session without management present at nearly all Board meetings.

• All current Audit Committee members meet the NYSE listing standard of financial literacy and two members are audit committee financial experts under Securities and Exchange Commission (“SEC”) rules.

Diversity

• Our Nominating and Corporate Governance Committee will include, and request that any search firm it engages include, female and racially/ethnically diverse candidates in the initial pool from which new director nominees are selected.

Board Evaluations and Refreshment	• Our Board and each of its committees annually conduct a self-evaluation. • Non-employee directors generally are not eligible to stand for re-election after reaching age 75.

Overboarding

• Any director serving as an executive officer of a public company may not serve on more than 2 public or private company boards, in addition to Evoqua’s Board, and other directors may not serve on more than 4 public company boards, including Evoqua’s Board.

Stockholder Outreach

• We actively engage with our stockholders and stakeholders in a number of forums on a year-round basis, including through ongoing communications between our management and stockholders in various engagement channels, including direct meetings, analyst conferences, and roadshows.

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Executive Compensation Highlights

Our Named Executive Officers (“NEOs”)

Name	Title

Ron C. Keating	President, Chief Executive Officer and Director

Benedict J. Stas	Executive Vice President, Chief Financial Officer and Treasurer

Rodney O. Aulick	Executive Vice President, Integrated Solutions and Services Segment President

Hervé P. Fages	Executive Vice President, Applied Product Technologies Segment President

Vincent Grieco	Executive Vice President, General Counsel and Secretary

Our Approach to Executive Compensation

Investing in our talent is critical to enabling us to deliver value to our customers and stockholders. To attract the leadership needed for our business to be successful, we strive to build a compelling, market-based, and flexible total compensation program that is strongly aligned with the interests of our stockholders and connected to key performance goals.

Aligning Pay with Stockholders’ Interests:

• 83% of CEO compensation is variable.

• 41% - 66% of CEO and NEO compensation is in the form of long-term incentives to provide strong alignment between executives’ and stockholders’ interests.

• We strive to set total direct compensation levels in our regular-cycle program at or near the median of our peer group used for benchmarking purposes.

• Risk mitigation measures include our stock ownership guidelines; a robust clawback policy that allows us to recoup erroneously awarded incentive compensation if a material restatement of the Company’s financial statements occurs or if misconduct causes economic or reputational damage to the Company; and capped payouts on all performance-based awards,

Our Regular-Cycle Program

Fiscal Year 2021 AIP

How We Performed:

Strong enterprise-wide operational performance, especially in light of macroeconomic challenges, including labor shortages, supply chain disruptions, and other COVID-related factors.

Higher sales volume across the enterprise, along with disciplined price/cost management and improved operating efficiencies translated to continuing improvements in enterprise profitability and cash conversion rate.

Performance Results: • 102.2% of target of Evoqua Global Adjusted EBITDA • 190.7% of target of Evoqua Global Adjusted Free Cash Flow

Fiscal Year 2021 LTIP	Maintain balanced incentives in fiscal year 2021

• Equity mix of 50% RSUs and 50% stock options: RSUs support stock price alignment and retention by enabling award recipients to receive Company stock if they are still employed by us on the date the restrictions lapse; and stock options encourage strong alignment with stockholders’ interest in the market value growth of our Company.

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Looking to Our Future

One-Time Special Award	In May 2021, we granted special one-time retention awards to drive consistent, exceptional leadership performance over the next three years and support retention in a tight market for executive talent. See pages 64-67 of this Proxy Statement for more information about these awards.

• Award is composed of PSUs and RSUs.

• The PSUs require TSR performance at an above-median level (60th percentile), relative to a peer group, over one-, two-, and three-year performance periods. Payouts are capped at target (80th percentile), and the award vests, to the extent earned, following the third anniversary of the grant date.

• The RSUs vest ratably in equal installments over a three-year period, based on continued employment.

Evolving Programs	We are continuing to evolve our executive compensation program to support our strategic objectives. See pages 67-69 of this Proxy Statement for more information about changes that have been adopted for fiscal year 2022.

• Our fiscal year 2022 long-term incentive awards are composed of 50% PSUs and 50% RSUs. PSUs will cliff vest following a cumulative three-year performance period based on achievement of cumulative organic revenue growth dollars and average adjusted EBITDA margin.

• Our fiscal year 2022 annual incentive plan incorporates water stewardship and safety goals. These goals account for 10% of the total short-term incentive compensation opportunity for fiscal year 2022.

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Proposal 1—Election of Three Class I Director Nominees for Three-Year Terms

Our Board consists of nine members and is divided into three classes and is currently comprised of four directors in Class I, three directors in Class II, and two directors in Class III. Our directors serve staggered three-year terms according to class, so that only a single class of directors shall have a term expiring in any given year. As a result, directors serve for a three-year term and until their successors are duly elected and qualified, or until the director’s earlier death, resignation, retirement, disqualification, or removal.

The current term of our Class I directors, Nick Bhambri, Sherrese Clarke Soares, Judd A. Gregg, and Lynn C. Swann, will expire at the Annual Meeting. Based on the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated each of Nick Bhambri, Sherrese Clarke Soares, and Lynn C. Swann for re-election as a Class I director at the Annual Meeting. Messrs. Bhambri and Swann were elected to the Board by the stockholders at the Company’s 2019 Annual Meeting of Stockholders. Ms. Clarke Soares was first introduced to the Nominating and Corporate Governance Committee as a potential nominee by a third-party consulting firm engaged by the Nominating and Corporate Governance Committee to conduct a candidate search, and was elected to serve as a Class I director on August 16, 2021.

Judd A. Gregg, who has been a member of our Board since our Company began operating in 2014, is not standing for re-election, as he will retire as a director at the end of his current term at the Annual Meeting, in accordance with the retirement policy in our Corporate Governance Guidelines. The Board has approved that, immediately upon the conclusion of the Annual Meeting, the size of our Board will be reduced from nine to eight directors, and the number of directors assigned to Class I will be reduced from four to three directors.

We believe each of the Class I director nominees possesses the experience, background, qualifications, and skills that are necessary to serve on our Board, including, but not limited to, the following:

•	high personal and professional integrity;

•	broad business and social perspective and mature judgment; and

•	ability to contribute meaningfully to the Board’s oversight and decision-making.

See the section of this Proxy Statement titled “Our Board of Directors” for the background, principal occupations, and ages of the Class I director nominees and our other directors, as well as a description of the experience, background, qualifications, and skills for which they were chosen to serve on our Board.

If elected by our stockholders, Ms. Clarke Soares and Messrs. Bhambri and Swann will hold office until the Annual Meeting of Stockholders for the fiscal year ending September 30, 2024, and until their successors have been duly elected and qualified, subject to the director’s earlier death, resignation, retirement, disqualification, or removal. If any nominee becomes unable to serve, proxies will be voted for the election of such other person as the Board may designate, unless the Board chooses to reduce the number of directors in Class I. Each of Ms. Clarke Soares and Messrs. Bhambri and Swann has consented to be named in this Proxy Statement and has agreed to serve if elected.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE THREE CLASS I DIRECTOR NOMINEES FOR THREE-YEAR TERMS.

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Our Board of Directors

Our Board of Directors provides oversight, strategic direction, and counsel to management regarding the business, affairs, and long-term interests of our Company and our stockholders. An overview of our Class I director nominees and our current Class II and Class III directors as of January 1, 2022, is provided in the table below.

For complete information regarding the experience, background, qualifications, and skills of each current Class II and Class III director and Class I director nominee, see the biographical information on the pages that follow.

			Committees

Directors	Age	Independent	Audit	Compensation	Nominating and Corporate Governance	Summary of Qualifications

Class I (Nominees)

Nick Bhambri	58	✓	●			• Global management, operations, and leadership experience as former CEO of global company • Financial experience as former CEO and investor • Engineering, technology, and industrial expertise

Sherrese Clarke Soares	45	✓	●

• Management and leadership experience as entrepreneur, founder, and CEO

• Corporate finance, capital markets, investment banking, and private equity experience

• Strategic perspective in evolving industry

Lynn C. Swann	69	✓	●		Committee Chairperson

• Business, finance, marketing, political, civic engagement, and philanthropic experience

• Policy experience in government and education

• Experienced member of public company boards and audit committees

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			Committees

Directors	Age	Independent	Audit	Compensation	Nominating and Corporate Governance	Summary of Qualifications

Class II (Term Expires 2023)

Ron C. Keating	53

• Strategic perspective, management, leadership, and finance experience, water industry and operational expertise as our President and Chief Executive Officer

• Experienced member of public company boards

Martin J. Lamb	61	✓		●	●

• Experience managing and developing large businesses and complex projects in all parts of the world

• Global management, operations, and leadership experience as former CFO of global company

• Engineering, technology, and industrial expertise

• Experienced member of public company boards

Peter M. Wilver	62	✓	Committee Chairperson	●

• Experience in strategic planning and M&A and in leading financial, accounting, and investor relations functions of large, multi-national manufacturing companies as former CFO

• Experienced member of public company boards and audit and compensation committees

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			Committees

Directors	Age	Independent	Audit	Compensation	Nominating and Corporate Governance	Summary of Qualifications

Class III (Term Expires 2024)

Gary A. Cappeline (Board Chairperson)	72	✓	●	Committee Chairperson	●

• Global management, operations, and leadership experience as former executive

• Chemicals and water industry experience

• Engineering, technology, and industrial expertise

• Industry-specific financial experience as former executive and investor

• Particular knowledge and experience in corporate finance, strategic planning, and investments with respect to relevant industries

Lisa Glatch	59	✓			●

• Strategic perspective, management, leadership, and finance experience

• Engineering, technology, and industrial expertise

• Experience across a range of organizational functions, including strategic initiatives, human resources, sales, and governmental relations

• More than 30 years’ experience in senior leadership roles at firms that provide technical services to customers across end markets that are relevant to Evoqua

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Harbhajan (Nick) Bhambri	CLASS I DIRECTOR NOMINEE

Independent Age: 58 Director Since: 2014 Committee Memberships: • Audit Other Public Co. Boards: • None

Harbhajan (Nick) Bhambri has served on our Board since 2014. Mr. Bhambri, a former chemicals/manufacturing executive, has served as President of Louis York Capital, a private investment firm focusing on the industrial, chemical, energy, manufacturing, distribution and services markets since 2015. Prior to Louis York Capital, Mr. Bhambri spent over two decades of his career at MECS Inc., a Monsanto Company subsidiary and process technology provider to the sulfuric acid industry serving the refining, metallurgical, uranium, and fertilizer industries, including as its President and Chief Executive Officer from 2007 until its acquisition by DuPont Clean Technologies in 2012. Mr. Bhambri also is a past President of the Washington University Olin Business School Executive MBA alumni board and a member of the Olin National Council at Washington University in St. Louis. Mr. Bhambri earned an M.B.A. and a B.S. in Mechanical Engineering from Washington University in St. Louis.

Former Public Company Boards (Within Past 5 Years):

• MPG Performance Group

Qualifications as Board Member: Global management, operations, and leadership experience as former CEO; industry-specific financial experience as former CEO and investor; engineering, technology, and industrial expertise.

Sherrese Clarke Soares	CLASS I DIRECTOR NOMINEE

Independent Age: 45 Director Since: 2021 Committee Memberships: • Audit Other Public Co. Boards: • None

Ms. Clarke Soares has served on our Board since 2021. Ms. Clarke Soares is the Chief Executive Officer of HarbourView Equity Partners, LLC (“HarbourView”), a global investment firm focused on intellectual property and alternative investments in media and entertainment assets, which she founded in 2021. Prior to founding HarbourView, Ms. Clarke Soares founded Tempo Music Investments LLC (“Tempo Music”), an investment platform for premium music rights, in 2019 and served as its Chief Executive Officer from 2019 to 2021. She also chaired Tempo Music’s investment committee, set the investing strategy, and served on its board of directors. Before launching Tempo Music, Ms. Clarke Soares served at Morgan Stanley, a global financial services firm, as a Managing Director and the Global Head of Entertainment, Media, and Sports Structured Solutions from 2017 to 2019 and as the Head of North America Relationship Lending from 2009 to 2017. She also was a Senior Vice President in the Entertainment Practice at CIT Group Inc. from 2005 to 2009 and an Assistant Vice President at GE Capital from 2004 to 2005. She earned an M.B.A. from Harvard Business School and a B.S. from Georgetown University.

Qualifications as Board Member: Management and leadership experience as an entrepreneur, founder, and CEO; corporate finance, capital markets, investment banking, and private equity experience; strategic perspective in an evolving industry.

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Lynn C. Swann	CLASS I DIRECTOR NOMINEE

Independent Age: 69 Director Since: 2018 Committee Memberships: • Audit • Nominating and Corporate Governance (Chairperson) Other Public Co. Boards: • American Homes 4 Rent • Athene Holding Ltd.

Lynn C. Swann joined our Board in 2018. Mr. Swann has held various leadership roles across business, government, and philanthropic organizations. Mr. Swann is president of Swann, Inc., a marketing and consulting firm he founded in 1976, and has held Series 7 and 63 registrations for securities industry professionals. Mr. Swann currently serves on the board of trustees of American Homes 4 Rent, a Maryland real estate investment trust, where he is a member of the audit and the nominating and corporate governance committees, and on the board of directors of Athene Holding Ltd., a financial services company that provides retirement savings products. Mr. Swann has previously served on the boards of directors of a number of publicly traded, privately held, and non-profit entities, such as Caesars Entertainment Corp., Fluor Corporation, Hershey Entertainment and Resorts, H.J. Heinz Company, and the Professional Golfers’ Association of America. Mr. Swann was chairperson of the national board of Big Brothers Big Sisters of America for two years, overseeing management of more than 400 agencies across the U.S. and establishing Big Brothers Big Sisters as a premier mentoring group. From 2016 to 2019, Mr. Swann served as the athletic director of the University of Southern California, where he was responsible for the overall administration of the university’s women’s and men’s Division I athletic programs. He was appointed by President George W. Bush as the Chairman of the President’s Council on Fitness, Sports and Nutrition from 2002 to 2005, and was the Republican party nominee for Pennsylvania governor in 2006. Mr. Swann also is a Hall of Fame athlete, played for nine seasons with the Pittsburgh Steelers professional football team, and worked on-air as a host, reporter, and analyst for the American Broadcast Company (ABC-TV). Mr. Swann earned a B.A. in Journalism from the University of Southern California.

Former Public Company Boards (Within Past 5 Years):

• Fluor Corporation

Qualifications as Board Member: Business, finance, marketing, political, civic engagement, and philanthropic experience; policy experience in government and education; experienced member of public company boards and audit committees.

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Ron C. Keating	CLASS II DIRECTOR TERM EXPIRES 2023

President and Chief Executive Officer Age: 53 Director Since: 2014 Committee Memberships: • None Other Public Co. Boards: • US Ecology Inc.

Ron C. Keating has served on our Board and as our President and Chief Executive Officer since 2014. Prior to joining Evoqua, Mr. Keating served as President, Chief Executive Officer and Chairperson of the Board of Directors of Contech Engineered Solutions (“Contech”), an infrastructure site solutions provider, from 2007 to 2014. Before heading Contech, Mr. Keating served as President of the Metalworking Solutions and Services Group of Kennametal Inc. (“Kennametal”), a supplier of tooling and industrial materials. He also held previous roles at Kennametal as the Vice President and General Manager of the Energy, Mining and Construction Group and for the Electronics Products Group from 2001 to 2007. Mr. Keating started his career at Ingersoll-Rand Inc. in 1992, where he held various roles of increasing responsibility until departing in 2001. Mr. Keating currently serves on the board of directors of US Ecology Inc., where he is a member of its compensation committee and nominating and corporate governance committee. Mr. Keating also serves on the board of trustees of the Manufacturers Alliance for Productivity and Innovation and the board of directors of the Allegheny Conference. Mr. Keating earned an M.B.A. from the Kellogg School of Management at Northwestern University and a B.S. in Industrial Distribution from Texas A&M University.

Qualifications as Board Member: Strategic perspective, management, leadership, and finance experience, water industry and operational expertise as our President and Chief Executive Officer; experienced member of public company boards.

Martin J. Lamb	CLASS II DIRECTOR TERM EXPIRES 2023

Independent Age: 61 Director Since: 2014 Committee Memberships: • Compensation • Nominating and Corporate Governance Other Public Co. Boards: • Rotork plc

Martin J. Lamb joined our Board in 2014 and served as Chairperson of our Board from 2014 to 2021. Mr. Lamb, a former engineering/industrial services executive, spent 33 years at IMI plc, an engineering company that designs, manufactures, and services highly engineered products that control the precise movement of fluids, until his retirement in 2013, and served as its Chief Executive Officer from 2001 to 2013. In 2014, Mr. Lamb joined Rotork plc, a global designer and manufacturer of industrial valve actuators, control system and accessories, as its Non-Executive Chairperson, and led the organization as its Interim Chief Executive Officer from 2017 until 2018, at which time Mr. Lamb returned to the position of Non-Executive Chairperson. Mr. Lamb has also served as a Non-Executive Director of Mercia Technologies PLC, an investment group; Severn Trent plc, a water utility company; and Spectris plc, a supplier of precise instrumentation and controls. Mr. Lamb is a member of the European Advisory Board of AEA Investors LP. Mr. Lamb earned an M.B.A. from Cranfield Business School and a B.S. in Mechanical Engineering from Imperial College, London.

Former Public Company Boards (Within Past 5 Years):

• Mercia Technologies PLC

Qualifications as Board Member: Experience managing and developing large businesses and complex projects in all parts of the world; global management, operations, and leadership experience as former CEO; engineering, technology, and industrial expertise; experienced member of public company boards.

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Peter M. Wilver	CLASS II DIRECTOR TERM EXPIRES 2023

Independent Age: 62 Director Since: 2018 Committee Memberships: • Audit (Chairperson) • Compensation Other Public Co. Boards: • Shoals Technologies Group, Inc.

Peter M. Wilver joined our Board in 2018. Mr. Wilver, a former technology manufacturing and services executive and certified public accountant, served in leadership roles at Thermo Fisher Scientific Inc., a leading provider of laboratory products and services (“Thermo Fisher”), and its predecessor, Thermo Electron Corp. (“Thermo Electron”), for nearly two decades. At Thermo Fisher, Mr. Wilver served as Executive Vice President and Chief Administrative Officer from 2015 until his retirement in 2017 and as the Chief Financial Officer from 2006 to 2015. Mr. Wilver also served as the Chief Financial Officer of Thermo Electron from 2004 to 2006, after joining that company in 2000. Prior to Thermo Electron, Mr. Wilver worked for General Electric, Grimes Aerospace Company, and Honeywell International (formerly AlliedSignal), where he was Vice President and Chief Financial Officer of the electronic materials business. Mr. Wilver currently serves on the board of directors of Shoals Technologies Group, Inc., where he is the chair of the audit committee and a member of the nominating and corporate governance committee. Mr. Wilver previously served on the boards of directors of CIRCOR International, Inc., where he was the chair of the audit committee and a member of the compensation committee; and Tenet Healthcare Corporation, where he was a member of the audit and human resources committees. Mr. Wilver earned a B.S.B.A. in Accounting from The Ohio State University.

Former Public Company Boards (Within Past 5 Years):

• CIRCOR International, Inc.

• Tenet Healthcare Corporation

Qualifications as Board Member: Experience in strategic planning and mergers & acquisitions and expertise in leading the financial, accounting, and investor relations functions of large, multi-national manufacturing companies as former CFO; experienced member of public company boards and audit and compensation committees.

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Gary A. Cappeline	CLASS III DIRECTOR TERM EXPIRES 2024

Board Chairperson Independent Age: 72 Director Since: 2014 Committee Memberships: • Audit • Compensation (Chairperson) • Nominating and Corporate Governance Other Public Co. Boards: • None

Gary A. Cappeline has served on our Board since the inception of our Company in 2014. Mr. Cappeline was an Operating Partner of AEA Investors LP (“AEA”), our former private equity sponsor, from 2007 until 2018, where he advised on acquisition opportunities and operational matters at portfolio companies. Prior to joining AEA Investors LP, Mr. Cappeline was a President and Chief Operating Officer of Ashland Inc., a manufacturer of specialty chemicals, Valvoline motor oil and water treatment solutions, and a diversified plastics and chemicals distributor, to which he returned in 2002 after service as Group VP of Engelhard Corporation from 1997 to 1999, and as President, Chemicals of Honeywell Inc. from 1998 to 2000. He also served as a chemical industry partner at Bear Stearns Merchant Bank from 2000 to 2001. Mr. Cappeline currently serves on the boards of directors of Barnet, a distributor of cosmetic and personal care ingredients; Swanson Industries, Inc., a provider of hydraulic cylinder manufacturing, remanufacturing and repair services for the mining and mobile industries; and Verdesian Life Sciences, LLC, a nutritional additives supplier. Mr. Cappeline previously served on the board of directors of lnnophos Holdings, Inc., an international producer of specialty ingredient solutions that deliver versatile benefits for the food, health, nutrition and industrial markets, where he was a member of its compensation committee and chair of its nominating and corporate governance committee. He also previously served on the board of directors and executive committee of the American Chemistry Council, a chemical industry trade association. Mr. Cappeline earned M.S. and B.S. degrees in chemical engineering from the City College of New York and attended Harvard Business School’s Executive Management Program in 1993.

Former Public Company Boards (Within Past 5 Years):

• Innophos Holdings, Inc.

Qualifications as Board Member: Global management, operations, and leadership experience as former executive; chemicals and water industry experience; engineering, technology, and industrial expertise; industry-specific financial experience as former executive and investor; particular knowledge and experience in corporate finance, strategic planning, and investments with respect to relevant industries.

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Lisa Glatch	CLASS III DIRECTOR TERM EXPIRES 2024

Independent Age: 59 Director Since: 2020 Committee Memberships: • Nominating and Corporate Governance Other Public Co. Boards: • None

Lisa Glatch joined our Board in 2020. Ms. Glatch holds the offices of President, LNG and Net-Zero Solutions, and Chief Sustainability Officer (2021 to present) of Sempra Infrastructure, an energy infrastructure company and affiliate of Sempra (formerly Sempra Energy). Previously, Ms. Glatch served as President (2020 to 2021), Chief Operating Officer (2019 to 2021), and Chief Sustainability Officer (2019 to 2021) of Sempra LNG, a predecessor company to Sempra Infrastructure. Ms. Glatch’s responsibilities at Sempra Infrastructure and its predecessor encompass strategic planning, business development, operations, profitable growth, and superior risk-adjusted returns on capital. Ms. Glatch also serves as the chairperson of the board of directors of Cameron LNG, LLC, a joint venture that is 50% owned by Sempra, which provides natural gas liquefaction services. From 2018 to 2019, Ms. Glatch served as Sempra’s Strategic Initiatives Officer. Prior to joining Sempra, Ms. Glatch was Executive Vice President, Chief Strategic Development Officer of CH2M Hill Companies Ltd. (“CH2M”), a leading global consulting and program management firm, from 2014 to 2017; and also served on CH2M’s board of directors, where she was a member of its risk committee. Before CH2M, Ms. Glatch was Senior Vice President of Global Sales for Jacobs Engineering Group Inc., an international technical professional services firm, from 2012 to 2014 and spent 24 years with Fluor Corporation, a multinational engineering and construction firm, in a range of senior management positions, including as President of the Government Group and Senior Vice President of Project Operations for the Energy & Chemicals Group. From 2020 to 2021, Ms. Glatch was a member of the board of directors of Infraestructura Energética Nova, S.A.B. de C.V., or IEnova, one of the largest privately-owned infrastructure companies in Mexico. Ms. Glatch earned a B.S. in Chemical Engineering from the University of Colorado Boulder.

Former Public Company Boards (Within Past 5 Years):

• CH2M Hill Companies Ltd.

• Infraestructura Energética Nova, S.A.B. de C.V.

Qualifications as Board Member: Strategic perspective, management, leadership, and finance experience; engineering, technology, and industrial expertise; experience across a wide range of operational functions, including strategic initiatives, human resources, sales, and government relations; and more than 30 years’ experience in senior leadership roles at firms that provide technical services to customers across end markets that are relevant to Evoqua.

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Board Composition and Board Development

DIRECTOR INDEPENDENCE

Our Board currently consists of nine directors. The Board has affirmatively determined that eight of its nine current members, including each of the Class I director nominees standing for election at the Annual Meeting, are independent directors. Our independent directors and Class I director nominees are named below.

Independent Class I Director Nominees (Also Serving as Current Directors): Nick Bhambri, Sherrese Clarke Soares, and Lynn C. Swann	9 current members Board of Directors 8 current members (including 3 Class I director nominees) Independent Under NYSE Standards* *Ron C. Keating is non-independent
Other Currently-Serving Independent Directors: Gary A. Cappeline, Lisa Glatch, Judd A. Gregg, Martin J. Lamb, and Peter M. Wilver

Our Board applied the independence standards of the NYSE, as set forth in our Corporate Governance Guidelines and summarized below under “Summary of Applicable Independent Standards.” In making its independence determinations, our Board considered that Gary A. Cappeline, a non-employee director, has been retired from AEA, our former private equity sponsor, since December 31, 2018. Ron C. Keating is not independent because of his employment with the Company as an executive officer. Brian R. Hoesterey and Vinay Kumar, who resigned from our Board on December 31, 2021 and August 18, 2021, respectively, were not considered to be independent because of their affiliation with AEA.

Since November 1, 2020, only directors who meet the NYSE independence standards applicable to audit committees, compensation committees, and nominating committees, are serving on our Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, respectively. Prior to November 1, 2020, pursuant to the NYSE transition provisions for former “controlled companies,” Messrs. Hoesterey and Kumar served as members of the Compensation Committee and the Nominating and Corporate Governance Committee. Evoqua ceased to be a controlled company under NYSE rules on November 2, 2019, meaning that no individual, group, or company holds more than 50% of the voting power of our Company.

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Summary of Applicable Independence Standards

Under our Corporate Governance Guidelines and the NYSE corporate governance standards, a majority of the members of our Board are required to be independent directors. An individual director is considered to be independent if our Board affirmatively determines the director does not have a material relationship with Evoqua or any of its subsidiaries that would interfere with the director’s exercise of independent judgment. A director may not be considered independent if he or she has any relationship with Evoqua that is described in the following objective tests for independence in the NYSE corporate governance standards:

• A director currently is employed by Evoqua, or was employed by Evoqua within the last three years;

• A director’s immediate family member currently is an executive officer of Evoqua, or was an executive officer of Evoqua within the last three years;

• A director or immediate family member received more than $120,000 in direct compensation from Evoqua, except for certain permitted payments (such as director and committee fees, pension, or other forms of deferred compensation), during any 12-month period within the last three years;

• Certain employment relationships between a director or an immediate family member and Evoqua’s internal or external auditors;

• A director or immediate family member is an executive officer of a company, or has within the last three years been an executive officer of a company, during the same time that an Evoqua executive officer served on that company’s compensation committee; or

• A director is an employee or an immediate family member is an executive officer of a company that has made payments to, or received payments from, Evoqua for property or services in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues in any of the last three fiscal years.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests for independence set forth in the NYSE corporate governance standards, our Board would determine, considering all relevant facts and circumstances, whether such relationship is material to the director’s ability to exercise independent judgment as a member of our Board.

DIVERSITY OF BACKGROUND, SKILLS, AND EXPERIENCE

In the process of searching for qualified persons to serve on the Board, the Board strives for the inclusion of diverse knowledge and viewpoints, and takes into account age, gender, race, ethnicity, sexual orientation, gender identity, and other personal characteristics. Since October 2018, our Corporate Governance Guidelines have provided that the Nominating and Corporate Governance Committee will include, and request that any search firm it engages include, female and racially/ethnically diverse candidates in the initial pool from which new director nominees are selected. Our two most recent Board appointments have been female and/or racially/ethnically diverse candidates: Ms. Glatch was elected to our Board in 2020 and Ms. Clarke Soares was elected to our Board in 2021.

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Overall, three of our current Board members self-identify as diverse based on their race or ethnicity, and two members self-identify as female. Additionally, one Board member is a national of, and lives and works in, the United Kingdom. Our nine current Board members range in age from 45 to 74, and the average age of our Board members is 61.4.

Skills and Experience

Our Board is attuned to the value and opportunities created by diversity, in its many forms. In addition to personal characteristics of diversity, our Board is focused on achieving a mix of experience, background, qualifications, and skills that will help the Company’s strategic direction and organizational development. The below graphic is provided to illustrate the range of experience, background, qualifications, and skills that our current Board members collectively possess, which relate to aspects of Company strategy. Our directors also possess other individual experience, background, qualifications, and skills not depicted in the graphic.

EXPERIENCE*	NUMBER OF DIRECTORS
Board Governance	9 Directors
Compensation & Human Resources	9 Directors
End Markets & Growth Areas	7 Directors
Enterprise Risk Management	9 Directors
Financial Literacy	9 Directors
International Markets	9 Directors
IT Expertise & Cybersecurity	8 Directors
Operations	7 Directors
Strategic Leadership & Management	9 Directors
Environmental, Social and Governance Matters	9 Directors
Technology & Innovation	9 Directors
Water Industry Knowledge	7 Directors

*	Technical or managerial experience with subject matter.
Other substantive experience with subject matter.

Information Regarding each Experience Category

Board Governance—Board governance requirements; practices and functions of the governance oversight role; and board operations, especially with respect to U.S. publicly-traded companies.

Compensation & Human Resources—Compensation practices, including executive compensation programs; organizational structures and recruiting programs in the U.S. or in other countries where the Company has operations. Also, human resources practices, inclusion and diversity programs, assessment of corporate culture and organization development.

End Markets & Growth Areas—The Company’s key end markets and growth areas.

Enterprise Risk Management—Enterprise risk management and assessment processes; risk mitigation strategies; risk-return trade-off; development and implementation of risk management policies and procedures.

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Financial Literacy—Understanding of the preparation, audit, and evaluation of financial statements comparable in complexity to the Company’s. Understanding of audit committee functions, internal controls over financial reporting and compliance. Knowledge of or familiarity with evaluating capital structure and corporate finance activities.

International Markets—Experience living and working outside of the U.S., especially in countries or regions where the Company has operations or views as a key geographic market. Familiarity with the business culture, regulatory and political systems, and socio-economic factors of that market.

IT Expertise & Cybersecurity—Enterprise-wide development, implementation, and maintenance of computer hardware and software systems. Global cyber risk trends and risk mitigation strategies, including prevention, detection, and response planning.

Operations—Inner workings of operations in equipment manufacturing, system integration and related services and aftermarket. Logistics and supply chain management or project delivery management.

Strategic Leadership & Management—Executive management (CEO, COO, CFO, or equivalent) experience. Experience in formulating strategy for an organization and coordinating efforts of managers to accomplish strategic objectives through the application of available resources, including employees.

Environmental, Social, and Governance Matters—Evaluation of climate change risks and opportunities; corporate social responsibility policies; human capital management, inclusion and diversity, and corporate culture.

Technology & Innovation—Innovation systems, including but not limited to the research and development process, technology acquisition process, and methods of monetizing acquired technologies or intellectual property rights, in each case on a worldwide basis, and measurement and tracking systems to evaluate the effectiveness of the innovation system.

Water Industry Knowledge—The water industry, including the competitive landscape, geographic markets, and strategic positioning; environmental changes impacting the water industry; emerging regulations and technologies that enable a critical evaluation of strategic plans. Water and wastewater treatment and water quality/water resources law in the U.S. or equivalent in international jurisdictions.

Tenure and Board Development

Considering Evoqua’s eight-year operating history, including as a publicly-traded company for approximately the last four years, we believe our Board has a reasonable and appropriate mix of tenure among its members. As Evoqua has transitioned from a pre-IPO group of water technologies businesses to a public company with a restructured operating model in the present day—and as we look ahead to potential future transitions in Evoqua’s business and the world around us—our Board seeks to maintain appropriate resources of institutional knowledge and leadership continuity, as well as refreshment of perspectives, skills, and experience. Of our non-employee directors, the four directors with the longest tenures have served for approximately eight years; two directors have served for approximately four years, and two directors have served for two years or less. As of January 1, 2022, our average board tenure for non-employee directors is approximately 5.4 years. Following Mr. Gregg’s retirement, and assuming each of the Class I director nominees is elected at the Annual Meeting, the average tenure of the non-employee directors on our Board will be approximately 5.0 years.

Full Board (as of Jan. 1, 2022)

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Addition of Four New Directors in Past Four Years

In the approximately four years since our initial public offering in November 2017, we have added four new Board members, who bring independent and diverse perspectives; extensive experience as public company board members or as leaders in strategic planning and operational roles; and knowledge and skills which can contribute to our overall organizational success and competitiveness.	Snapshot of New Directors— • Gender ratio: 2 women / 2 men • 2 individuals are ethnically / racially diverse

		Joined Our Board	Board Roles

Peter M. Wilver	Former Chief Administrative Officer and Chief Financial Officer of Thermo Fisher Scientific Inc.	2018	• Director • Audit Committee Chairperson • Compensation Committee Member

Lynn C. Swann	Career in business, marketing, and civic leadership spans publicly traded, private, not-for-profit, and governmental organizations with diverse stakeholders	2018	• Director • Nominating and Corporate Governance Committee Chairperson • Audit Committee Member

Lisa Glatch	President, LNG and Net-Zero Solutions, and Chief Sustainability Officer of Sempra Infrastructure, an energy infrastructure company and affiliate of Sempra (formerly Sempra Energy); and chairperson of the board of directors of Cameron LNG, LLC, a joint venture 50% owned by Sempra	2020	• Director • Nominating and Corporate Governance Committee Member

Sherrese Clarke Soares	Founder and Chief Executive Officer of HarbourView Equity Partners, LLC	2021	• Director • Audit Committee Member

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Corporate Governance

We believe that good corporate governance should be the keystone of our organization, as good corporate governance helps enable effective business strategies and sustainable relationships with Company stakeholders.

OUR GOVERNANCE FRAMEWORK

Corporate Governance Guidelines

We have adopted the Evoqua Water Technologies Corp. Corporate Governance Guidelines (our “Corporate Governance Guidelines”) to promulgate principles for the governance of our Board, the highest governing body of our Company. The Nominating and Corporate Governance Committee of our Board periodically reviews our Corporate Governance Guidelines and, as applicable, makes recommendations to our Board regarding appropriate updates to promote the quality and effectiveness of the Board as a governing body and comply with applicable laws, regulations, and NYSE listing requirements.

Our Corporate Governance Guidelines address, among other things:

•	the composition, structure, and policies of the Board and its committees;

•	determination of director qualifications and independence;

•	consideration of diversity in identifying potential director candidates;

•	expectations and responsibilities of directors;

•	management succession planning;

•	evaluation of the performance of the Board and each of its committees;

•	principles of Board compensation; and

•	communications with stockholders and non-employee directors.

Code of Ethics and Business Conduct

Integrity is a core value at Evoqua. We have adopted an enterprise-wide Code of Ethics and Business Conduct, which applies to our directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer), and employees. Our Code of Ethics and Business Conduct provides a framework for conducting business in an ethical manner and sets forth our expectations on a number of topics, including conflicts of interest, safety, compliance with laws, use of our assets, and business ethics.

In the event that we amend or waive certain provisions of the Code of Ethics and Business Conduct applicable to our principal executive officer, principal financial officer, or principal accounting officer that require disclosure under applicable SEC rules, we will disclose the same on our website. Our Code of Ethics and Business Conduct is available on our website at aqua.evoqua.com/governance/governance-documents/default.aspx.

BOARD OPERATIONS

Board Leadership Structure

Our Board believes there is no single, mandated approach to effective Board leadership and that the Board’s leadership structure may vary from time to time as circumstances warrant. The Board does not have a policy on whether the role of Chairperson and CEO should be separate or combined.	• Board Chairperson and CEO are separate roles • Board Chairperson is an independent director

We currently separate the roles of CEO and Board Chairperson. The Board has been led by a non-employee Board Chairperson since Evoqua commenced operations in 2014. Martin J. Lamb, an independent director, served as our Board Chairperson from 2014 until May 2021. In May 2021, our Board elected Gary A. Cappeline, also an independent director, as Board Chairperson.

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We believe a leadership structure with a separate CEO and Board Chairperson is appropriate for our Company at this time due to the differences between the two roles. The CEO is responsible for setting our strategic direction, providing day-to-day leadership, and managing our business. The Board Chairperson provides guidance to the CEO, chairs Board meetings, sets the agendas for Board meetings, and maintains the flow of information to Board members in advance of, and in between, Board meetings. Currently, separating these leadership roles allows our CEO to focus on developing and implementing business strategies and objectives and monitoring the day-to-day management and performance of our Company. The Board Chairperson, on the other hand, is able to provide independent oversight of our Company, serve as an independent liaison between our management and the members of our Board in providing feedback to our CEO, and focus on governance of our Board, including Board composition and the recruitment of new directors, Board meeting schedules and agenda-setting, and information flow and management reporting to the Board.

Designation of Lead Director

If the positions of Board Chairperson and CEO are combined in the future, our non-employee directors will elect from among themselves a Lead Director. The Lead Director will have the duties and responsibilities set forth in our Corporate Governance Guidelines, including, but not limited to, the following:

•	Preside over all meetings of the Board at which the Chairperson is not present, including over executive sessions of non-employee directors

•	Act as the liaison between the non-employee directors and the Chairperson of the Board, as appropriate

•	Call meetings of the non-employee directors when necessary or appropriate

•	Collaborate with the CEO on Board meeting agendas and approve such agendas

•	Assist in scheduling Board meetings and approve meeting schedules to ensure there is sufficient time for discussion of all agenda items

•	Be available for consultation and direct communication if requested by major stockholders

Fiscal Year 2021 Board Meetings

• In fiscal year 2021, we held 7 Board meetings.

• All directors attended at least 75% of the total meetings of the Board and each committee on which the director served during fiscal year 2021 for the period of such fiscal year during which such director served on the Board; the average attendance rate was greater than 95%.

We expect our directors to be engaged and to devote substantial time and energy to their service on our Board. Directors are expected to make their best effort to attend all Board meetings, all meetings of the committees of the Board of which they are a member, and our annual meeting of stockholders.

During the fiscal year ended September 30, 2021, our Board held a total of seven meetings. Additionally, each director serving at the time of our 2021 Annual Meeting of Stockholders attended our 2021 Annual Meeting of Stockholders.

We typically conduct at least one Board meeting per year at a Company branch office or facility to allow directors the opportunity to assess our culture and operations. We suspended this practice during 2021 due to the COVID-19 pandemic.

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Executive Sessions of Non-Management Directors

We expect our Board to express opinions and views that are independent from management. We believe that dedicated opportunities for free and open discussion and communication among the non-management members of our Board advance this objective. At the conclusion of most Board meetings, the non-employee directors of our Board meet separately in executive session, without any members of management present. Pursuant to our Corporate Governance Guidelines, our independent Board Chairperson, Gary Cappeline, is the presiding officer at these executive sessions. In the event the Board Chairperson is not a non-employee director, the Lead Director will preside at the executive sessions.	• Non-employee directors meet separately at the conclusion of most Board meetings. • No members of management present. • Independent Board Chairperson is the presiding officer.

Annual Board and Committee Evaluations

• The Board and each committee conducts an annual self-evaluation. • Evaluation process is reviewed annually by the Nominating and Corporate Governance Committee.

We expect our Board to thoughtfully appraise its own performance as the highest governing body of our Company. The Nominating and Corporate Governance Committee establishes and oversees a process for the annual evaluation of the Board and each standing committee thereof. On an annual basis, our Board and each of its Committees conducts a self-evaluation under the framework that has been established by the Nominating and Corporate Governance Committee, including with respect to performance and effectiveness. Each Committee and the full Board separately discusses the results of its self-evaluation, in conjunction with the organizational meeting of our Board that is held following our Annual Meeting of Stockholders. The fiscal 2021 evaluation process resulted in a continuing focus on strategy and adjustments to time allocation for meetings.

Continuing Education We believe our directors should pursue opportunities to deepen their	• Annual stipends for education programs

perspective and knowledge base regarding our business and our stakeholders. As appropriate, from time to time, management prepares additional educational sessions for directors on matters relevant to the Company and its business, which may include briefing sessions specific to a business or operational area; on topics that present particular risks and opportunities to the Company; or on environmental and social factors relevant to Company performance. In addition, directors are expected to attend education programs each year on topics relevant to publicly-traded companies, and we provide a stipend to support these activities.

Limitations on Outside Activities

• Non-Executive Directors: no more than four public company boards (including Evoqua’s Board), without specific approval from the Board.

• Audit Committee Members: no more than three public company audit committees (including Evoqua’s Audit Committee).

• Directors who also serve as executive officers of public companies: no more than two public or private company boards (other than Evoqua’s Board).

We believe these requirements allow our directors to benefit from exposure to other boards while fulfilling their duties to the Company. We also expect directors who experience a significant change in their principal current employer or principal employment to offer to resign from our Board. The Board shall determine the action, if any, to be taken with respect to such director’s position on the Board.

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Retirement Policy

• Non-employee directors generally are not eligible to stand for election after reaching age 75.

To facilitate refreshment of the skills, experience, and perspectives represented on our Board, our Corporate Governance Guidelines provide that non-employee directors or non-employee director nominees generally will not stand for election after reaching age 75.

No Hedging Policy

• All directors and executive officers are prohibited from hedging or pledging Company stock.

The Company’s Securities Trading Policy prohibits all directors and executive officers of the Company from engaging in the following activities with respect to the Company’s securities: short sales; transactions in put options, call options, or other derivative securities related to Company securities, on an exchange or in any other organized market; hedging or monetization transactions related to Company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds; and holding Company securities in a margin account, or otherwise pledging Company securities as collateral for a loan. For purposes of the policy, an “executive officer” means the senior executives of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act.

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STANDING BOARD COMMITTEES

Our Corporate Governance Guidelines provide that our Board shall have at least three committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. These standing committees enable our Board to delegate certain responsibilities, helping our Board acquire a closer working knowledge of these matters. Our Board currently does not have any other standing committees.

The charter of each standing committee, as established by the Board and amended from time-to-time, is available on the Investor Relations page of our website at aqua.evoqua.com/governance/governance-documents/default.aspx. Each standing committee must have at least three members and has been given express authority to retain its own advisors and consultants.

Each standing committee reports to the full Board on its activities following each committee meeting. Additionally, all Board members have access to all committee materials, and all Board members are welcome to attend any meetings of the standing committees.

Committee Membership

Director	Audit Committee(1)	Compensation Committee(2)	Nominating and Corporate Governance Committee(2)

Nick Bhambri	∎

Gary A. Cappeline	∎	Chairperson	∎

Sherrese Clarke Soares	∎

Lisa Glatch			∎

Judd A. Gregg		∎	∎

Ron C. Keating

Martin J. Lamb		∎	∎

Lynn C. Swann	∎		Chairperson

Peter M. Wilver	Chairperson	∎

No. of Meetings held during fiscal year 2021:	8	6	4

(1)	Our Board appointed Sherrese Clarke Soares to serve as a member of the Audit Committee, effective December 1, 2021, which was after the end of fiscal year 2021.
(2)

During fiscal year 2021, Brian R. Hoesterey and Vinay Kumar served on the Compensation Committee and the Nominating and Corporate Governance Committee until November 1, 2020. Messrs. Hoesterey and Kumar resigned from our Board effective December 31, 2021 and August 18, 2021, respectively.

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Purpose and Function of the Audit Committee

Members: Peter M. Wilver (Committee Chairperson) Nick Bhambri Gary A. Cappeline Sherrese Clarke Soares Lynn C. Swann Held 8 meetings during fiscal year 2021

Primary responsibilities and functions:

• Provide assistance to the Board with respect to its oversight of:

• the quality and integrity of the Company’s financial statements;

• the integrity and adequacy of the Company’s auditing, accounting and financial reporting processes, and systems of internal control over financial reporting;

• the Company’s compliance with legal and regulatory requirements, including internal controls and whistleblower procedures designed for that purpose and its Code of Ethics and Business Conduct and programs established in accordance therewith;

• the Company’s independent registered public accounting firm’s qualifications, performance, and independence;

• the performance of the Company’s internal audit function; and

• the Company’s enterprise risk management framework and its policies and procedures for risk management, including the Company’s cybersecurity risk exposure.

• Prepare an annual Audit Committee Report as required by the corporate governance standards of the NYSE and the rules and regulations of the SEC for inclusion in the Company’s annual proxy materials.

Each member of our Audit Committee is an independent director under applicable NYSE corporate governance standards and SEC rules and is financially literate. Our Board has determined that Messrs. Wilver and Cappeline qualify as “audit committee financial experts” within the meaning of the SEC rules.

Purpose and Function of the Compensation Committee

Members: Gary A. Cappeline (Committee Chairperson) Judd A. Gregg Martin J. Lamb Peter M. Wilver Held 6 meetings during fiscal year 2021

Primary responsibilities and functions:

• Discharge the Board’s responsibilities relating to the Company’s compensation and employment benefit plans, policies, and programs for members of the Executive Leadership Team (i.e., our CEO and the senior executives of the Company who report to the CEO);

• Prepare an annual Compensation Committee Report on executive compensation as required by the corporate governance standards of the NYSE and by the rules and regulations of the SEC for inclusion in the Company’s annual proxy materials;

• Recommend to the Board the compensation of directors who are not employees of the Company; and

• Assist the Board in discharging its responsibilities with respect to oversight of the Company’s key human capital management strategies and programs, including talent recruitment and retention and inclusion and diversity.

Each member of our Compensation Committee is an independent director under applicable NYSE corporate governance standards for purposes of serving on the Compensation Committee.

Scope of Authority. The Compensation Committee reviews key elements of our executive compensation programs annually and adjusts those programs as appropriate. Each year, the Compensation Committee makes decisions regarding the amount of annual compensation and equity-based or other long-term compensation

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for our executive officers and other designated senior employees. These decisions are typically made in the first quarter of each year, following an evaluation of the prior year’s performance. The Compensation Committee typically reviews elements of director compensation every other year and presents recommendations to the full Board when it determines adjustments are warranted. Adjustments to director compensation are subject to the approval of the Board. The Compensation Committee obtains assistance from an independent compensation consultant in its reviews of executive compensation and director compensation.

Delegation of Duties. Under its charter, the Compensation Committee is permitted, in its discretion, to delegate its duties and responsibilities to a subcommittee or to other directors or officers of the Company as it deems appropriate and to the extent permitted by applicable laws, regulations, and the corporate governance standards of the NYSE. The Compensation Committee has delegated authority to the CEO and the Chief Human Resources Officer to grant equity awards to Company employees who are not executive officers, including to determine the specific grantees and award size.

Role of Management. Our executive officers, including the CEO and the Chief Human Resources Officer, often review compensation information with the Compensation Committee during Committee meetings and may present management’s views or recommendations. The Compensation Committee evaluates these recommendations, generally in consultation with the independent compensation consultant retained by the Compensation Committee, who attends each meeting.

The Compensation Committee considers input from the CEO on the individual performance of, and compensation decisions for, members of the Executive Leadership Team, other than the CEO. The Compensation Committee reviews compensation decisions for the Chief Human Resources Officer and the CEO in executive session, without either officer present for the discussion of their compensation.

Retention of Compensation Consultants. The Compensation Committee has sole authority to retain and terminate compensation consultants used to assist in the evaluation of CEO, executive, or director compensation. The Compensation Committee has directly engaged Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant. Meridian provides the Compensation Committee with relevant market data, current updates regarding trends in executive and director compensation, and advice with respect to program design. Meridian also provides specific compensation recommendations for the CEO and feedback on compensation recommendations made by the CEO for executives other than the CEO. Representatives of Meridian attended all meetings of the Compensation Committee in fiscal year 2021.

In connection with the engagement of Meridian, the Compensation Committee evaluated Meridian’s independence under applicable SEC rules and NYSE listing standards, taking into account all factors relevant to its independence from management. Based on that evaluation, the Compensation Committee determined that the work performed by Meridian did not raise any conflict of interest. The Compensation Committee annually evaluates the work performed by the compensation consultant to determine whether any conflict of interest has been raised.

Meridian reports to the Compensation Committee, and does not perform any other services for the Company. The Compensation Committee meets multiple times throughout the year with Meridian in executive session without management present.

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Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of our Compensation Committee (or other committee performing equivalent functions) and any executive, member of the board of directors or member of the compensation committee (or other committee performing equivalent functions) of any other company.

Purpose and Function of the Nominating and Corporate Governance Committee

Members: Lynn C. Swann (Committee Chairperson) Gary A. Cappeline Lisa Glatch Judd A. Gregg Martin J. Lamb Held 4 meetings during fiscal 2021

Primary responsibilities and functions:

• The Company’s director nominations process and procedures;

• Evaluating the performance of the Board;

• Developing and maintaining the Company’s corporate governance policies;

• Oversight of the Company’s key policies and strategies with respect to its environmental impact, sustainability practices, and corporate responsibility initiatives; and

• Any other matters delegated by the Board or required by the NYSE or the rules and regulations of the SEC.

Each member of our Nominating and Corporate Governance Committee is an independent director under applicable NYSE corporate governance standards for purposes of serving on this Committee.

Director Nomination Process. The Nominating and Corporate Governance Committee monitors the composition of our Board and its committees, identifies, and evaluates potential director candidates, and makes recommendations to the full Board on these matters. The Nominating and Corporate Governance Committee considers the Company’s strategy, business, and structure as well as input from our CEO on strategic priorities when developing a search for a director candidate. Candidates for nomination to the Board may be suggested by current directors, management, stockholders, or a third-party search firm engaged to assist with director recruitment.

The Nominating and Corporate Governance Committee does not have specific minimum qualifications that must be met for a prospective director candidate to be nominated. However, in identifying potential candidates, it focuses on individuals with certain experience, background, qualifications, and skills, as described under “Board Composition and Board Development—Diversity of Background, Skills, and Experience” in this Proxy Statement. The Nominating and Corporate Governance Committee considers diversity in knowledge and viewpoints, and takes into account age, gender, race, ethnicity, sexual orientation, gender identity, and other personal characteristics in reviewing potential candidates. Additionally, under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will include, and request that any search firm it engages include, female and racially/ethnically diverse candidates in the initial pool from which the new director nominees are selected (also known as the “Rooney Rule”).

The Nominating and Corporate Governance Committee may engage a third-party consulting firm to conduct director candidate searches. In such cases, the

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Nominating and Corporate Governance Committee provides the consulting firm with guidance as to the experience, background, qualifications, and skills it is seeking in potential candidates, and the consulting firm provides research and pertinent information regarding candidates, and recommends candidates who satisfy such criteria. The potential candidates recommended by the consulting firm are then evaluated by the Nominating and Corporate Governance Committee, giving consideration to the types of experience, background, qualifications, and skills we seek in all of our directors, as generally described above under “Board Composition and Board Development—Diversity of Background, Skills, and Experience,” the needs of our Board, and other factors bearing on the candidate’s effectiveness as a contributor to our Board and its committees. In fiscal year 2021, Ms. Clarke Soares was identified by a third-party consulting firm and evaluated by the Nominating and Corporate Governance Committee in this manner.

Consideration of Stockholders’ Recommendations. The Nominating and Corporate Governance Committee will give consideration to director candidates recommended by stockholders in the same manner and using the same criteria discussed above. Such recommendations, together with biographical and business experience information regarding the candidate, should be submitted in writing to our General Counsel and Secretary at 210 Sixth Avenue, Pittsburgh, PA 15222. For additional information about nominations, see p.111 of this Proxy Statement

COMMUNICATIONS WITH THE BOARD

Any interested parties wishing to communicate with, or otherwise make his or her concerns known directly to the Board or chairperson of any of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group or individually, may do so by addressing such communications or concerns to the General Counsel and Secretary of the Company, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222. The General Counsel and Secretary will forward such communications to the appropriate party as soon as practicable. The General Counsel and Secretary will submit to the appropriate party all communications received, excluding only those items that are not related to Board duties and responsibilities, such as: junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; and surveys.

Availability of Corporate Governance Documents

For more information, the following documents are available on the Investor Relations page of our website at https://aqua.evoqua.com/governance/governance-documents/default.aspx :

• Corporate Governance Guidelines

• Code of Ethics and Business Conduct

• Audit Committee Charter

• Compensation Committee Charter

• Nominating and Corporate Governance Committee Charter

RISK OVERSIGHT

Our Board is responsible for overseeing the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders. In this oversight role, our Board must actively evaluate management’s business strategies, plans, policies, and activities, and understand management’s approach to identifying, assessing, and managing the associated risks and opportunities. Because of the broader implications of certain categories of risk, such as financial, compensation, cybersecurity, human capital management, and ESG or sustainability, our Board coordinates oversight of these risks with its standing committees.

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Role of Management

Management is responsible for identifying, assessing, prioritizing, and managing the Company’s risks. To support risk management activities within each of the functional areas of the Company, the Company maintains a management-level Risk Committee, consisting of the Chief Financial Officer, General Counsel, and vice presidents and senior managers from areas such as Internal Audit, Ethics and Compliance, Information Security, and Risk Management. The Risk Committee monitors the effectiveness of the risk management structures within each functional area and advises our Executive Leadership Team on the effectiveness of those structures and strategies for prioritizing and mitigating enterprise risks.

The Risk Committee reports on its activities periodically to the Audit Committee. The Audit Committee is responsible for oversight of the structures, systems, and processes established by management to identify and manage enterprise risk, as well as legal and regulatory risk, compliance risk, and cybersecurity risk.

Role of the Board

The full Board monitors the strategic risks and business risks that could prevent our business from executing against our annual operating plan and long-term strategic plan. During fiscal year 2021, the Board also received updates on the impact of COVID-19 on the Company’s workforce, operations, and customers.

Our Board is given access to all members of senior management and employees of the Company and may consult with independent legal, financial, accounting, and other advisors, as necessary or appropriate, at the Company’s expense. The entire Executive Leadership Team, as well as the senior operational finance managers for each business segment, regularly attend each quarterly Board meeting. From time to time during the year, senior employees from a range of functional areas, such as corporate development and M&A, sustainability, legal and compliance, and risk management, are invited to speak with the full Board or its committees. In addition, our Chief Executive Officer’s membership on, and collaboration with, the Board allows him to gauge whether management is providing adequate information for the Board to understand the interrelationship of our various business and financial risks. Our Chief Executive Officer reserves time at the beginning of most Board meetings to discuss priorities and initiatives.

Areas of Risk Oversight
Full Board

Strategic, financial, operating, and execution risks; safety performance; M&A transactions; new products, new markets, and technology risks; the Company’s annual operating plan and budget and long-term strategic plan

Audit Committee

Auditing, accounting, and financial reporting processes and systems of internal controls implemented by management, including the internal audit function; systems established by management to identify and manage enterprise risks generally, and for managing legal and regulatory, compliance, and cybersecurity risks

Compensation Committee

Executive compensation arrangements, including corporate goals and objectives that affect the amount of compensation earned by our CEO and members of our Executive Leadership Team; the specific relationship of corporate performance to executive officer compensation and performance targets; human capital management; and director compensation arrangements

Nominating and Corporate Governance Committee

Corporate governance policies, including oversight of the Company’s Code of Ethics and Business Conduct; the composition and effectiveness of our Board and each of its standing committees; independence and potential conflicts of interest; succession planning for our Board and its standing committees; policies with respect to environmental impact, ESG and sustainability practices; and corporate responsibility initiatives

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Cybersecurity

The Company maintains an Information Security Program to monitor and help mitigate its cybersecurity risk environment and assure the confidentiality, integrity, and availability of the Company’s information systems and data. The program is aligned to the National Institute of Standards and Technology (NIST) Cybersecurity Framework (CSF), Special Publications 800-53 and 800-171. The Information Security Program is operated by the Company’s Chief Information Security Officer in collaboration with the Chief Information Officers, and includes an information security policy; regular cybersecurity awareness communications and training for employees; system logging and monitoring; vulnerability and patch management; and a detailed incident response program.

The Audit Committee is responsible for monitoring the Company’s Information Security Program, and periodically receives reports from the Chief Information Officer and Chief Information Security Officer.

Human Capital Management and Management Succession Planning

Our Board and its Committees engage with the topics of human capital management and management succession planning on multiple fronts:

•

The Compensation Committee periodically receives reports from management on the Company’s key human capital management programs, focusing on topics such as inclusion and diversity and talent development, as well as the Company’s global compensation, incentive, and health and wellness programs.

•	As part of its quarterly business performance updates, management reports to the full Board on anticipated needs or status of workforce skills development for particular functional areas.

•

As part of its annual strategic review, our full Board also receives reports from management on human capital management initiatives, such as inclusion and diversity programs, the employee experience, and enhanced onboarding and training programs.

•	The full Board reviews management succession planning matters periodically throughout the year, with assistance from the Compensation Committee and the Nominating and Corporate Governance Committee

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Sustainability and ESG

Our sustainability program is governed through a multi-tiered structure, as depicted below, and is designed to cover each of the broad categories of sustainability topics that we have identified, with assistance from our stakeholders. On a day-to-day basis, our core Sustainability Team manages our sustainability program and coordinates with the individual workgroups that focus on each sustainability topic. We also maintain a Sustainability Steering Team, composed of vice presidents and senior managers from different functional areas, which monitors stakeholders’ interests. The Sustainability Steering Team advises the Executive Leadership Team on priorities to pursue under our sustainability program, and reports to our Chief Growth and Sustainability Officer and periodically to the full Executive Leadership Team.

Currently, our full Board periodically reviews ESG-related matters, on a holistic basis, along with other elements of the Company’s overall business strategy.

Beginning in fiscal year 2022, the Nominating and Corporate Governance Committee will provide a deeper level of oversight with respect to the Company’s sustainability program. The Chief Growth and Sustainability Officer will provide quarterly updates to the Nominating and Corporate Governance Committee regarding management of the sustainability program and goal-setting and reporting activities.

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STOCKHOLDER OUTREACH — ESG TOPICS

The Company interacts with its stockholders and stakeholders in various forums throughout the year, and values receiving their feedback and insights.

As described in greater detail in the Compensation Discussion & Analysis (the “CD&A”) on page 55 of this Proxy Statement, during the summer and fall of 2021, our Board Chairperson and our Director of Investor Relations reached out to our largest stockholders, representing approximately 66% of our outstanding shares at that time. Stockholders representing approximately 18% of our outstanding shares agreed to engage with us. Although these engagement conversations generally focused on our executive compensation program and the Special Awards, most of our engagements also included discussion of ESG-related matters. We provide information about how we are addressing the topics raised in these engagements on the pages of this Proxy Statement referenced below.

Topics Identified by Our Stockholders	Information Available in This Proxy Statement

Linking Executive Compensation to ESG Goals	In November 2021, our Compensation Committee approved the incorporation of two ESG-related performance goals in the Company’s AIP. For the fiscal year 2022 AIP, 10% of the aggregate bonus opportunity for our executives and senior managers is linked to meeting goals for water stewardship and safety. For more information about this and other changes to our fiscal year 2022 executive compensation program, see pages 67-68 of this Proxy Statement.

Insight into Board Composition/Structure, including: • Gender Diversity • Refreshment • Board Practices

We have been active in our Board development efforts since 2017. In the past five years, we have recruited four talented directors to join our Board, including two women. Two of our new directors also self-identify as ethnically and/or racially diverse.

To aid Board refreshment, we have also established a director retirement age policy (75 years) in our Corporate Governance Guidelines.

For more information about the composition and structure of our Board and Board practices, see pages 22-38 of this Proxy Statement.

Insight into Our Sustainability Program/Organizational Structure

“Sustainable” is Evoqua’s fourth core value, which we embrace through our Footprint — “Evoqua’s responsibility to become more sustainable in our internal operations” — and our Handprint — “Enabling our customers to become more sustainable through our solutions and service offerings.”

Our internal sustainability program organizational structure reflects this holistic approach and consists of a core Sustainability Team, which reports to our Chief Growth and Sustainability Officer, individual workgroups that execute on specified sustainability goals, and a Steering Committee that monitors stakeholder expectations. For more information about the organizational structure of our sustainability program, see page 38 of this Proxy Statement.

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Certain Relationships and Related Party Transactions

Policies and Procedures for Related Party Transactions

Our Board has adopted a written Related Party Transactions Policy (the “RPT Policy”) providing that the Audit Committee will review and approve or ratify transactions, arrangements, or relationships (or any series of similar or related transactions, arrangements, or relationships) in excess of $120,000 of value in which the Company is or will be a participant and in which a related party (as defined below) has or will have a direct or indirect material interest. Pursuant to the RPT Policy, the General Counsel and the Corporate Controller shall review all of the relevant facts and circumstances of all related party transactions and either (a) bring to the Audit Committee for approval or ratification any transaction (i) exceeding $120,000 or (ii) considered potentially material to the Company’s business, financial condition, results of operations or prospects, or (b) approve or disapprove of the entry into any transaction not meeting the conditions specified in clauses (a)(i) or (a)(ii) of this paragraph.

The Audit Committee or the General Counsel and the Corporate Controller, as the case may be, may approve only those related party transactions that they determine are on terms, taken as a whole, that are no less favorable to us than could be obtained in an arm’s-length transaction with an unrelated third party and that are not inconsistent with the best interests of the Company. In particular, the RPT Policy requires our Audit Committee or the General Counsel and the Corporate Controller, as the case may be, in considering whether to approve or ratify a related party transaction, to take into account, among other factors: (i) whether the transaction was undertaken in the ordinary course of business, (ii) whether the related party transaction was initiated by the Company or the related party, (iii) the availability of other sources for comparable products or services, whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and the duration of the transaction and the terms available to unrelated third parties and employees generally, (iv) the purpose of, and the potential benefits to the Company of, the related party transaction, (v) the impact on a director’s independence in the event that the related party is a director, director nominee, immediate family member of a director or director nominee or an entity in which any such person has an interest or relationship, (vi) the approximate amount involved in the related party transaction, (vii) the related party’s interest in the related party transaction and (viii) any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction or would impair the independence of an independent director or present an improper conflict of interest for any director or executive officer.

For the purposes of the RPT Policy, a “related party” is defined as: (i) any person who is or was (at any time since the beginning of the last completed fiscal year, even if such person does not presently serve in that role) an executive officer, director or nominee for director of the Company, or any immediate family member of such person, (ii) any person beneficially owning more than 5% of any class of the Company’s voting securities at the time of the occurrence of the transaction at issue, (iii) any affiliates of the Company, (iv) any entities for which investments in their equity securities would be required to be accounted for by the equity method by the investing entity, (v) any trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management, and (vi) all members of the Company’s Executive Leadership Team, Finance Leadership, Plant Controllers, Segment Leadership and any immediate family member of such persons.

Transactions with Related Parties

Transactions with AEA. Set forth below are summaries of transactions involving AEA, our former private equity sponsor. Certain affiliates of AEA previously served on our Board, including Brian R. Hoesterey, the Chief Executive Officer of AEA, and Vinay Kumar, a partner of AEA. Messrs. Hoesterey and Kumar served on our Board until December 31, 2021 and August 18, 2021, respectively.

—Indemnification. We agreed to indemnify AEA and its affiliates against certain claims, liabilities, expenses, losses, and damages (or actions in respect thereof) arising out of a class action lawsuit and stockholder derivative lawsuit, which made allegations regarding certain disclosures of the Company in the period leading up to its

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October 2018 announcement of its preliminary results for fiscal year 2018, and its transition from a three-segment structure to a two-segment operating model. Pursuant to our agreement to indemnify AEA, in fiscal year 2021, we incurred an aggregate liability of approximately $1,509,951 to AEA in connection with these matters, all of which was paid by our insurance carriers.

—Registration Rights. We previously entered into a registration rights agreement with AEA (as amended, the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, AEA had the right to require us to register secondary public offerings of its shares under the Securities Act, with the Company paying the costs and expenses associated with such transactions. In connection with the secondary public offerings conducted during fiscal year 2021 pursuant to the Registration Rights Agreement, the Company paid registration and offering expenses of AEA, in an aggregate amount of approximately $524,012. As a result of these secondary public offerings, as of February 11, 2021, AEA has disposed of all of its shares of our common stock. The Company did not receive any proceeds from the sale of shares in these secondary public offerings.

Family Relationships. The son of James M. Kohosek, our Executive Vice President, Chief Administrative Officer, was an employee of the Company until September 11, 2021. He was employed in a non-executive officer capacity and did not report to an executive officer. His total compensation during the fiscal year ended September 30, 2021, including base salary, bonus, and benefits, exceeded the $120,000 related person transaction threshold and, as a result, was reviewed by the Audit Committee. He participated in compensation and incentive plans or arrangements on the same basis as other similarly situated employees.

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Director Compensation

The Company strives to provide fair compensation to its non-employee directors to address the time, effort, expertise, and accountability required of active Board membership. We also seek to provide compensation that will attract and retain individuals with the appropriate experience, background, qualifications, and skills to serve on our Board, as well as align their interests with those of our stockholders.

The Compensation Committee reviews the compensation of our non-employee directors periodically (generally every other year) and recommends changes to the Board when it deems appropriate.

The table below describes the components of the non-employee directors’ compensation program that were in effect during fiscal year 2021. The forms and amounts of the compensation elements shown below were initially adopted by the Company in 2018 and affirmed in 2019. The Compensation Committee received assistance and advice from its independent compensation consultant, Meridian, in its reviews of the director compensation program in 2018 and 2019. Among other things, Meridian provided a market analysis of director compensation practices based on the same comparator group then used for benchmarking executive officer compensation. In August and November 2021, the Board adopted updates to the non-employee directors’ compensation program, based upon the Compensation Committee’s review of such program with assistance from Meridian. These updates are effective beginning in calendar year 2022.

Compensation Element(1)	Director Compensation Program in Effect During Fiscal Year 2021

Annual Cash Retainer(2)	$70,000

Annual Equity Grant(3)	$100,000 in restricted stock units that vest on the first anniversary of the date of grant

Board Chairperson Fee(2)	$60,000

Committee Chairperson Fee(2)	$20,000 for the Audit Committee $15,000 for the Compensation Committee $10,000 for the Nominating and Corporate Governance Committee

Committee Member Fee(2)	$10,000 for the Audit Committee $7,500 for the Compensation Committee $5,000 for the Nominating and Corporate Governance Committee

Stock Ownership Guideline(4)	Ownership of Common Stock or restricted stock units that have a value equivalent to five times the annual cash retainer; to be satisfied within five years of joining the Board

(1)

Non-employee directors may participate in the Evoqua Water Technologies Corp. Non-Employee Directors Deferred Compensation Plan, which provides them with an opportunity to defer up to 100% of their annual cash retainer and/or 100% of their annual equity grant until the earliest of separation from the Board, death, a specified future date, and a change in control of the Company.

(2)

Paid in cash, quarterly in arrears, on a calendar year basis. If a director joins our Board at a time other than as of the first day of the calendar year, the director receives a pro-rated amount of the cash retainer, based on the number of days of service the director will perform in such calendar year.

(3)

Grants are made to directors on the date of our annual meeting. If a new director joins our Board at a time other than as of the first day of the calendar year, the director receives an award with a pro-rated equity value, based on the number of full calendar quarters of service the director will perform in such calendar year.

(4)

Adopted in December 2017. As of December 28, 2021, each of our non-employee directors satisfied this guideline, with the exception of Lisa Glatch and Sherrese Clarke Soares, who joined the Board in February 2020 and August 2021, respectively. Mses. Glatch and Clarke Soares each have five years from the date they joined the Board to fulfill the stock ownership requirement.

The award agreement evidencing the Annual Equity Grant sets forth the terms and conditions applicable to such award upon termination of service, which shall be determined by the Board, in its discretion, at the time the

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award is granted or at any time thereafter. Upon termination of service due to death, disability, or retirement, the Annual Equity Grant, to the extent not already vested, fully vests as of the date of such termination of service. For purposes of the non-employee director compensation program, retirement means a termination of service on the Board following the date on which the non-employee director has attained 75 years of age.

Shown below is information regarding fiscal year 2021 compensation for each member of the Board other than Mr. Keating, whose compensation is reported in the Summary Compensation Table — Fiscal Years 2021, 2020, and 2019. Mr. Keating did not receive any additional compensation for his service on the Board. See “Executive Compensation—Summary Compensation Table — Fiscal Years 2021, 2020, and 2019” in this Proxy Statement.

Fiscal Year 2021 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Nick Bhambri	80,000	100,006	—	180,006
Gary A. Cappeline	123,242	100,006	—	223,248
Sherrese Clarke Soares(4)	8,750	25,000	—	33,750
Lisa Glatch	73,777	100,006	—	173,783
Judd A. Gregg	80,666	100,006	—	180,672
Brian R. Hoesterey(5)	—	—	—	—
Vinay Kumar(6)	—	—	—	—
Martin J. Lamb	116,295	100,006	—	216,301
Lynn C. Swann	87,554	100,006	—	187,560
Peter M. Wilver	97,500	100,006	—	197,506

(1)

Independent Board Chairperson compensation was paid to Mr. Lamb through May 12, 2021, and to Mr. Cappeline beginning as of May 12, 2021. Ms. Clarke Soares received a pro-rated annual cash retainer in connection with her appointment to our Board on August 16, 2021. Messrs. Hoesterey and Kumar did not receive compensation from the Company for their service on our Board during fiscal year 2021 due to their affiliation with AEA.

(2)

Represents the Annual Equity Grant, consisting of 4,039 restricted stock units, awarded to each of Messrs. Bhambri, Cappeline, Gregg, Lamb, Swann, and Wilver and Ms. Glatch on February 16, 2021. Mr. Gregg elected to defer 100% of his Annual Equity Grant under the Evoqua Water Technologies Corp. Non-Employee Directors Deferred Compensation Plan, and no above-market or preferential earnings were earned with respect to the value attributable to Mr. Gregg’s deferred restricted stock units. Ms. Clarke Soares received a pro-rated Annual Equity Grant, consisting of 655 restricted stock units, in connection with her appointment to our Board on August 16, 2021. Messrs. Hoesterey and Kumar did not receive compensation from the Company for their service on our Board during fiscal year 2021 due to their affiliation with AEA.

The value of the restricted stock units in this column is equal to the aggregate grant date fair value computed in accordance with stock-based accounting rules (Stock Compensation Topic 718 of the Accounting Standards Codification (“ASC Topic 718”)), excluding the effect of estimated forfeitures. The grant date fair value of the restricted stock units is based on the closing price per share of the Company’s common stock on the grant date.

The number of restricted stock units held by each non-employee director as of September 30, 2021, was as follows: Ms. Glatch and Messrs. Bhambri, Cappeline, Gregg, Lamb, Swann, and Wilver — 4,039 restricted stock units; Ms. Clarke Soares — 655 restricted stock units; and Messrs. Hoesterey and Kumar — 0 restricted stock units.

(3)

The number of unexercised stock options held by each non-employee director as of September 30, 2021, was as follows: Mr. Bhambri — 179,807 options; Mr. Gregg — 114,607 options; Mr. Lamb — 44,903 options; and Mses. Clarke Soares and Glatch and Messrs. Cappeline, Hoesterey, Kumar, Swann, and Wilver — 0 options.

(4)	Ms. Clarke Soares was appointed to our Board on August 16, 2021.
(5)	Mr. Hoesterey was a member of our Board until December 31, 2021.
(6)	Mr. Kumar was a member of our Board until August 18, 2021.

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Our Executive Officers

We provide information below regarding our executive officers as of January 1, 2022:

Name	Age	Position
Executive Officers:
Ron C. Keating*	53	President, Chief Executive Officer and Director
Benedict J. Stas	54	Executive Vice President, Chief Financial Officer and Treasurer
Rodney O. Aulick	54	Executive Vice President, Integrated Solutions and Services Segment President
Snehal A. Desai	58	Executive Vice President, Chief Growth and Sustainability Officer
Hervé P. Fages	52	Executive Vice President, Applied Product Technologies Segment President
Vincent Grieco	53	Executive Vice President, General Counsel and Secretary
James M. Kohosek	63	Executive Vice President, Chief Administrative Officer
Anthony J. Webster	53	Executive Vice President, Chief Human Resources Officer

*	For Mr. Keating’s biography, see “Our Board of Directors.”

Benedict J. Stas has served as our Executive Vice President, Chief Financial Officer and Treasurer since 2015. Prior to joining Evoqua, Mr. Stas held a variety of senior financial and business roles at Kennametal, a supplier of tooling and industrial materials, from 1997 to 2015, including roles as Vice President Finance of Business Groups from 2010 to 2013 and as Vice President of Manufacturing for the Industrial Segment from 2014 to 2015. While at Kennametal, Mr. Stas also served as Chief Financial Officer of the Industrial Business Group, Chief Financial Officer of Kennametal Europe GmbH, Director of Global Manufacturing Finance, Controller of Metalworking Americas, and Senior Financial Analyst for Global Financial Sales and Marketing from 1997 to 1999. Prior to joining Kennametal, Mr. Stas worked for DuPont Co. as a Plant Controller, Accountant and Team Leader, from 1991 to 1997. Mr. Stas earned an M.B.A. from Duquesne University and a B.S. in Business Administration from Drexel University.

Rodney O. Aulick became our Executive Vice President, Integrated Solutions and Services Segment President in 2018, following the reorganization of our business from a three-segment structure to a two-segment operating model. Prior to our segment realignment, Mr. Aulick served as our Executive Vice President, Industrial Segment President from 2015 to 2018, and as president of our former Products and Technologies Division from 2014 to 2015. Previously, Mr. Aulick served as Vice President, Industrial Equipment Division from 2011 to 2014, and Vice President, Light Industry Segment from 2008 to 2011 at Siemens Water Technologies, and held positions in senior management at USFilter Corporation from 2001 to 2008, both predecessor businesses to Evoqua. Mr. Aulick began his career in the water treatment industry in 1997 at Chem-Aqua, a specialty chemical company in water treatment, where he held the position of regional manager. Mr. Aulick attended Northwestern University, Kellogg School of Management’s Executive Management Program from 2001 to 2003.

Snehal A. Desai has served as our Executive Vice President, Chief Growth Officer since 2018, and as our Executive Vice President, Chief Growth and Sustainability Officer since 2021. Prior to joining Evoqua, Mr. Desai was the global business director for Dow Water & Process Solutions (“Dow”), a leading supplier of advanced water purification and separation technologies, from 2012 to 2018. Earlier in his career at Dow, where he worked for more than 20 years across two periods, Mr. Desai held various positions in sales, marketing, business development, and technical service and development. Prior to joining Dow, Mr. Desai led commercial and business development for Segetis, and was Vice President and Chief Marketing Officer of NatureWorks LLC. Mr. Desai currently serves on the board of directors of U.S. Water Alliance and on the board of trustees of Chatham University. Mr. Desai earned an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a B.A. in Chemistry and Chemical Engineering from the University of Michigan.

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Hervé P. Fages joined Evoqua as Executive Vice President, Applied Product Technologies Segment President in 2019. Mr. Fages brings more than 25 years of industrial market experience to Evoqua. From 2017 to 2019, Mr. Fages was President, Connected Building and Building Management Systems, at Honeywell International, Inc., a diversified technology and manufacturing company. From 2004 to 2017, Mr. Fages served in various managerial and business development roles at Schneider Electric, including as Chief Executive Officer of its Pelco business unit, a security and surveillance technologies provider. Mr. Fages earned a B.S. in Marketing and Business Administration from University of Montpellier, France.

Vincent Grieco has served as our Executive Vice President, General Counsel and Secretary since 2015. Mr. Grieco was appointed as acting General Counsel at the inception of our Company in 2014 after working the majority of his career in the water treatment industry. From 2004 to 2014, Mr. Grieco served as legal counsel to Siemens Water Technologies, the group of legal entities constituting the predecessor business to Evoqua, and from 2003 to 2004, as senior counsel at USFilter Corporation, prior to its acquisition by Siemens Corp. Previously, Mr. Grieco was an attorney in the business and finance practice of the law firm Morgan Lewis & Bockius, and at the law firm Dickie, McCamey & Chilcote, P.C. Mr. Grieco earned a J.D. from the University of Virginia School of Law and a B.S. in Economics from St. Vincent College.

James M. Kohosek has served as our Executive Vice President, Chief Administrative Officer since 2018. Mr. Kohosek previously served as President of our former Products & Technologies Division and Business Operations in 2017; Vice President and General Manager, Wallace & Tiernan® Systems brand in 2016; and Vice President, Strategy, also in 2016. Prior to joining Evoqua, Mr. Kohosek was employed at Kennametal, a supplier of tooling and industrial materials, as Vice President of Kennametal and President, Infrastructure Segment from 2014 to 2015; Vice President, Transportation Business Unit from 2011 to 2013; Vice President, General Industrial Business Unit from 2010 to 2011; and Chief Financial Officer of the Advanced Materials Group. Mr. Kohosek also was Vice President and Chief Financial Officer, Industrial Technologies Sector of Ingersoll Rand plc from 2002 to 2007, and President of Westinghouse Communications from 1998 to 2001. Mr. Kohosek earned a B.S.B.A. in Accounting and a B.S.B.A. in Finance, both from Shippensburg University. He also attended the Executive Development Program at the Wharton University of Pennsylvania School of Business.

Anthony J. Webster has served as our Executive Vice President, Chief Human Resources Officer since 2016. Prior to joining Evoqua, Mr. Webster served as Vice President of Human Resources, Europe & Americas, for GSK Consumer Healthcare, a joint venture between Novartis and GlaxoSmithKline plc, from 2015 to 2016; and as Senior Vice President and Global Head of Human Resources for Novartis Consumer Health from 2011 to 2015. Mr. Webster also previously held senior human resources roles with numerous companies, including as Regional Vice President, Human Resources, EMEA for Bristol-Myers Squibb from 2008 to 2011; as Senior Director, Research & Development for Bristol-Myers Squibb from 2006 to 2008; as Director, Human Resources, Latin America & Canada for Bristol-Myers Squibb from 2004 to 2006; as Director, Global Business Support Functions for Mead Johnson Nutritionals from 2001 to 2004; in senior human resources and labor relations management capacities for Phelps Dodge Corporation from 1994 to 2001; and as Manager, Human Resources for Consolidation Coal Co. from 1992 to 1994. Mr. Webster earned an M.S. in Industrial and Labor Relations and a B.S. in Business Administration from West Virginia University.

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Proposal 2—Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers

Pursuant to Section 14A of the Exchange Act, we are seeking an advisory vote from our stockholders to approve the compensation of our NEOs for fiscal year 2021, as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our overall compensation policies and procedures relating to the NEOs.

As described in detail in the CD&A, the Compensation Committee oversees our compensation program and the compensation awarded to our executive officers, adopts changes to the program, and awards compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program. These objectives include:

•	attracting and retaining top-level, talented leaders who reflect our culture of high performance, growth, and accountability;

•	motivating our leaders to create long-term value for our stockholders; and

•	aligning pay to performance.

We are asking you to indicate your support for our NEOs’ compensation as described in this Proxy Statement. We believe the information we have provided in this Proxy Statement demonstrates that our compensation program is designed appropriately and works to ensure that the interests of our executive officers, including our NEOs, are aligned with your interest in long-term value creation.

Accordingly, our Board recommends that the Company’s stockholders vote “FOR” the following resolution to approve, on an advisory basis, the compensation of our NEOs:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the CD&A, the compensation tables and related narrative disclosure, is hereby approved on an advisory basis.

Although this vote is advisory, the Board of Directors and the Compensation Committee intend to consider the results of the vote, as well as other relevant factors, as we continue to evolve our executive compensation program.

At the 2019 annual meeting, stockholders voted to hold an advisory “say-on-pay” vote on an annual basis. Accordingly, the Company has determined to submit an advisory vote on our executive compensation program to our stockholders at each annual meeting (with the next one occurring in 2023) until the Company seeks another advisory vote on the frequency of the advisory vote on executive compensation, which is anticipated to occur at the 2025 annual meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

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Letter from the Compensation Committee

Dear Fellow Stockholders,

The Compensation Committee is committed to ensuring that Evoqua has the right leadership team firmly in place for the long term and that our compensation programs appropriately balance business performance and accountability to build a stronger, sustainable and more valuable company. As Evoqua enters its fifth year as a public company, we continue to focus on innovation and profitable growth.

Demonstrated Performance Results. Under the leadership of Ron Keating, our CEO, and his executive leadership team (ELT), Evoqua has executed on its strategic plans, successfully navigated the challenging conditions and risks posed by the COVID-19 pandemic, and is well-positioned for on-going growth. Certain of Evoqua’s performance highlights and accomplishments are:

•

Relative Total Shareholder Return (TSR) at the 82nd percentile, as compared to our compensation peer group, and the 84th percentile, as compared to the Russell 2000, over the most recent three fiscal year period;

•	Absolute Stock Price increased by 111.2% over the most recent three fiscal year period and Evoqua’s stock recently closed at $47.24 per share on December 27, 2021; and

•	Revenue Compound Annual Growth Rate of 5.0% for the most recent five fiscal year period comparing favorably to 3.9% for the compensation peer group.

We believe this consistent performance and impressive track record demonstrate the effectiveness of our team and their transformation of Evoqua from a collection of water technologies businesses, to an integrated, established business positioned for future success and stockholder value creation.

Securing Our Executive Leadership Team. Evoqua’s success has not gone unnoticed by the marketplace. The executive leadership team is widely viewed as top-notch and the Compensation Committee and independent members of the Board became aware that certain members of the ELT were being solicited in a tight market for executive talent. We determined it was necessary to take action to secure our ELT in order to continue Evoqua’s growth and execute on our strategic plans. As such, we authorized special one-time retention awards for Mr. Keating and the other ELT members that incentivize significant value creation over the long term. We reached out to our top 25 stockholders to discuss the special retention awards, and encourage you to review the more detailed description of these awards and the feedback from our stockholder outreach on pages 55-56 in the CD&A.

Fiscal Year 2022 Performance Incentive Awards. To incentivize and motivate toward achievement of Evoqua’s financial and sustainability-related goals, our ELT recommended a change to the design of our annual and long-term incentive programs for fiscal year 2022 to incorporate specific and quantifiable financial and ESG goals. The Compensation Committee discussed these changes with both internal and external stakeholders, and strongly supported:

•	The annual incentive program including ESG goals for water stewardship and safety; and

•

PSUs incorporated into the regular-cycle long-term incentive program with payout tied to the achievement of Organic Revenue Growth Dollars and Average Adjusted EBITDA Margin goals over a cumulative three-year performance period, with a relative TSR modifier affecting ultimate payout.

We provide more information regarding our fiscal year 2022 performance incentive programs on pages 67-69 in the CD&A.

Evoqua has a firmly embedded pay-for-performance culture, which is explained in detail in the CD&A. We have designed our executive incentive programs to ensure responsible long-term financial, operational, and stock price performance for our stockholders.

With best regards,

The Compensation Committee

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Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and program, the objectives we sought to achieve, and the rationale for the compensation decisions we made. Our discussion focuses on the compensation of our Named Executive Officers (NEOs) for fiscal year 2021:

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Introduction and Highlights

Our Vision. Evoqua’s vision is to be the world’s first choice for water solutions. As we strive to be the most trusted and complete source of water treatment solutions across industrial, commercial, and municipal end markets, we believe our ability to refine and leverage our knowledge about our customers’ operations and production processes will continue to be a differentiator. Investing in our talent is critical to enabling us to deliver value to our customers and stockholders, and that guides our executive compensation philosophy: to build a compelling, market-based, and flexible total compensation program that is strongly aligned with the interests of our stockholders and connected to key performance goals.

We believe this philosophy has helped us attract, engage, and motivate the leadership needed for our business to be successful. In the past eight years since our inception, Evoqua has continuously worked to build a sustainable business that can deliver increased value to its customers and stockholders.

The Prior Eight Years: How Far We’ve Come With Our Business

Strategic acquisitions are an important part of our growth strategy:

• Enhance our technologies portfolio;

• Increase our critical mass in existing markets;

• Expand into new geographies and new end market verticals;

• Opportunities to leverage our existing customer relationships, best-in-class channels to market, and ability to rapidly commercialize acquired technologies

We have completed 17 acquisitions since 2016.

2014 to 2017

• Inception of Evoqua through the acquisition of a group of water technologies companies from Siemens Aktiengesellschaft

• Organizational restructuring to achieve an overall lower cost structure, operational efficiencies, and improved accountability and responsiveness

We have also focused on debt reduction. We reduced total debt to $1,013.3 million in 2019, $923.1 million in 2020 and $793.2 million in 2021, and net debt to $891.3 million in 2019, $720.7 million in 2020 and $635.3 million in 2021. We generated net loss of $8.5 million in 2019, net income of $114.4 million in 2020 and net income of $51.7 million in 2021, and adjusted EBITDA of $235.0 million in 2019, $239.6 million in 2020 and $250.9 million in 2021. This resulted in net leverage ratio based on net income (loss) of (104.9x) at September 30, 2019, 6.3x at September 30, 2020, and 12.3x at September 30, 2021, and net leverage ratio based on adjusted EBITDA of 3.8x at September 30, 2019, 3.0x at September 30, 2020, and 2.5x at September 30, 2021.

2017	• Initial public offering and listing of our common stock on the NYSE
2018

• Organizational restructuring from a three-segment to a two-segment operating model that better aligns with our two primary sales channels; operational changes to enhance our recurring revenue business model and revenue visibility

2019

• Divestiture of our non-core, capital intensive Memcor® product line and business(1) for an aggregate purchase price of $131 million (following adjustments for cash and net working capital); net proceeds used to pay down $100 million of debt

• Expansion of Water One® digital services offering

2020

• Reduction in year-over-year net leverage ratio(2) from 3.8x to 3.0x

• Reduction in number of manufacturing facilities from 16 to 10 as part of our ongoing plan to rationalize our footprint and create “centers of excellence” to optimize business processes

• Implementation of employee health and safety protocols and business resiliency programs, including managing for cash conservation and liquidity, in response to COVID-19

2021

• Further reduction in year-over-year net leverage ratio(2) from 3.0x to 2.5x

• Refinanced approximately $722 million in long-term debt at favorable rates and extended debt maturity profile, enhancing Evoqua’s financial flexibility

• Established state-of-the-art Sustainability and Innovation Hub adjacent to the university and clinical communities in Pittsburgh, Pennsylvania, to aid the development of technologies for complex water and wastewater treatment, including specialized processes for PFAS compounds

(1)	Memcor® is a trademark of Rohm & Haas Electronic Materials Singapore Pte. Ltd.
(2)

Net leverage ratio is a non-GAAP financial measure. For information about how we use non-GAAP financial measures and reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures, see “Appendix A — Non-GAAP Financial Measures.”

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Fiscal Year 2021 Performance Highlights — Strong Positioning for Growth

Our management team is focused on driving profitable growth and maintaining our strong balance sheet. We are investing across multiple organic revenue growth and margin expansion initiatives, as well as expected accretive inorganic opportunities.

Fiscal year 2021 was another year of strong financial performance for Evoqua. We continued an overall positive trajectory in our operating results and financial performance, fueled, in part, by the October 2018 reorganization of our operating model to a more streamlined two-segment structure that aligns more strategically with how our customers purchase products and services. We believe our operating results demonstrate that we have focused on appropriate and beneficial priorities for our organization; that we have established an effective operating platform for managing the macroeconomic challenges that have arisen from the COVID-19 pandemic, such as unpredictable and unprecedented labor shortages and supply chain disruptions; our strong positioning for continued growth as customer demand returns post-pandemic; and, importantly, that our overall business strategy continues to be resilient and productive.

Percentages are year-over-year

Revenue $1.46 B 2.4% Increase	Net Income $51.7 M Decrease of 54.8%*	Operating Cash Flow $178.7 M 1.0% Increase

Non-GAAP Organic Revenue** $1.44 B 1.6% Increase	Non-GAAP Adjusted EBITDA** $250.9 M 4.7% Increase	Non-GAAP Adjusted Free Cash Flow** $153.3 M 14.1% Increase

*	Fiscal year 2020 net income included a net pre-tax benefit of $57.7 million, which resulted from the Company’s divestiture of the Memcor® product line in the first quarter of fiscal year 2020.
**

Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. For information about how we use non-GAAP financial measures and a reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures, see “Appendix A — Non-GAAP Financial Measures.”

For complete information about our fiscal year 2021 financial performance, please see our Form 10-K.

Strategies that we believe have contributed to the Company’s consistent operating results include:

• Recurring Revenue: Reconceptualize our value proposition to highlight high value-add capital and outsourced water projects, which allow us to generate recurring and predictable revenue through aftermarket service and sales

• Digital Deployment: In conjunction with our recurring revenue strategy, deploy digital technologies across our product and service offerings to optimize operations and process performance and capabilities

• Diversity of End Markets: Strengthen our competitiveness across highly diverse end markets through growing vertical market expertise and focused management of our extensive products and services portfolio

• Two Segment Structure: Clarify and refine our operating model to align with, and promote organizational development around, the primary channels through which we sell our products and services to customers

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Executive Compensation Practices

WHAT WE DO

Pay for Performance Approximately 63-83% of our executives’ compensation is variable compensation

Robust Stock Ownership Guidelines

We have stock ownership guidelines for executive officers to instill pride in, and a sense of, Company ownership, and to align the interests of management and our stockholders.

Annual “Say-on-Pay” Vote We seek an annual non-binding advisory vote from our stockholders to approve compensation paid to our NEOs as disclosed in our proxy statement.	Independent Compensation Consultant The Compensation Committee retains an independent compensation consultant and reassesses the consultant’s independence annually.

Encourage Long-Term Outlook Long-term awards have three- or four-year vesting periods.	Balanced Short-Term Incentives We establish clear, measurable, and appropriately rigorous performance goals and targets, and cap the maximum payouts under our short-term incentive plan.

Double Trigger Vesting Acceleration

Awards under our current equity incentive plan generally allow vesting upon a change in control only if the award recipient is terminated without cause or for good reason within a specified time period following the change in control.

Clawback Policy

We adopted a robust clawback policy that allows the Company to recoup incentive compensation earned by executive officers or other employees in the event of a material restatement of the Company’s financial statements or certain misconduct that has caused economic or reputational damage to the Company.

Minimum Vesting Requirement Awards granted under our current equity incentive plan generally are subject to a one-year minimum vesting requirement, with limited exceptions.

Multi-Dimensional Performance Assessments

Performance assessments under our incentive plans are multi-dimensional and encompass the Company’s cash flow statement, earnings statement, and the market performance of our stock.

WHAT WE DON’T DO

Hedging/Pledging of Company Stock We prohibit our officers and directors from hedging, margining, pledging, short-selling, or publicly trading options in our stock.	Excessive Perquisites We do not provide reimbursement to our NEOs for any perquisites beyond a prescribed limited cap applicable to an executive.

Dividends on Unvested Equity Awards We do not pay dividends on unvested equity awards, including options, restricted stock, and performance shares.	Repricing or Exchange of Underwater Options We prohibit option repricing without stockholder approval.

Excise Tax Gross-ups We do not pay excise tax gross-ups on change in control payments.	Single Trigger Vesting Acceleration No awards granted under our current plan will vest solely because of a change in control of the Company.

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Highlights of Our Fiscal Year 2021 Executive Compensation Program

Our Approach and Factors Considered	Resulting Determinations

Market-based assessment of NEOs’ base salaries, and consideration of continuing pandemic and related macroeconomic uncertainties	• Our NEOs did not receive any increase to their base salaries for 2021 compared to their base salaries for 2020.
Market-based assessment of NEOs’ short-term incentive opportunities

• No increases for our CEO, Mr. Keating, or our CFO, Mr. Stas.

• Appropriate increases to variable, at-risk compensation:

• For our Segment presidents, Messrs. Aulick and Fages, increased from 60% to 65% of base salary

• For our General Counsel, Mr. Grieco, increased from 50% to 60% of base salary

• Strong enterprise-wide operational performance, especially in light of macroeconomic challenges, including labor shortages, supply chain disruptions, and other COVID-related factors	• Annual Incentive Plan funded at 111.6%

• Higher sales volume across the enterprise along with disciplined price/cost management and improved operating efficiencies translated to continuing improvements in enterprise profitability and cash conversion rate

• Evoqua Global Adjusted EBITDA performance at 102.2% of target

• Evoqua Global Adjusted Free Cash Flow performance at 190.7% of target

• Resulted in overall payout at 114.7% of target bonus opportunity for Messrs. Keating, Stas, and Grieco

• ISS Segment contributed to increased sales volume, supported by disciplined price/cost management and productivity improvements	• ISS Segment Adjusted EBITDA performance at 98.6% of target • Resulted in overall payout at 106.0% of target bonus opportunity for Mr. Aulick
• APT Segment contributed to increased sales volume across multiple product lines and all regions globally, supported by disciplined price/cost and product portfolio management	• APT Segment Adjusted EBITDA performance at 106.5% of target • Resulted in overall payout at 126.2% of target bonus opportunity for Mr. Fages

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Our Approach and Factors Considered	Resulting Determinations

• Maintain balanced incentives in fiscal year 2021

• Balanced incentives are created by our equity mix of 50% restricted stock units (“RSUs”) and 50% stock options: RSUs support stock price alignment and retention by enabling award recipients to receive Company stock if they are still employed by us on the date the restrictions lapse; and stock options encourage strong alignment with stockholders’ interest in the market value growth of our Company. In fiscal year 2022, performance share units will replace stock options. See “Compensation Program Changes for Fiscal Year 2022” in this CD&A.

• One-time award to the NEOs and other executive officers

• Tailored for a one-time, situational objective

• Reward leadership performance to the extent it aligns with the stockholder experience, while supporting leadership retention and stability

• Special PSUs constitute 2/3 of the target value of the Special Awards and cliff vest following the 3rd anniversary of the grant date, based on the achievement of pre-set relative total shareholder return (“TSR”) performance goals:

• Threshold performance level—60th percentile

• Target performance level—80th percentile

• No payout for performance below threshold

• Payout is capped at target, even if performance exceeds the 80th percentile

• Comparator group—the U.S. constituents in the S&P Global Water Index, as our competitors for investor capital

• Awards are settled in stock, to the extent earned and vested

• Special RSUs constitute 1/3 of the target value of the Special Awards, vest in equal annual installments over a three-year period, and are settled in stock.

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Compensation Philosophy and Process

Our executive compensation program is designed to attract and retain talent in our industry with the greatest potential to ensure we execute on the Company’s business goals to promote both short- and long-term profitable growth of the Company, and to create long-term stockholder value. To this end, our program is guided by the following principles:

Pay for Performance	A significant portion of each NEO’s total compensation should be at-risk and performance-based with metrics aligned to the Company’s short-term and long-term financial results and business strategy, reflecting the Company’s high-performance culture, accountability, and high-growth trajectory.

Stockholder Alignment	NEOs should be compensated through pay elements designed to align directly with the long-term interests of our stockholders, and our executives should share with our stockholders in the performance and value of the Company, cultivating ownership of the Company’s vision and strategic direction.

Attraction and Retention	The executive compensation program should provide overall target compensation that is market-competitive and enables the Company to attract and retain high-caliber talent.

Simplified Approach	The executive compensation program should foster growth and motivation through a straightforward, flexible, and clear approach to compensation design.

Core Objectives

Instill a sense of ownership and pride in Evoqua in order to drive excellence	Create market-competitive compensation opportunities to attract and retain executives who reflect our culture of high performance, growth, and accountability	Support overall alignment of pay and performance, while considering retention of key talent	Promote the values of teamwork and respect

Oversight by the Compensation Committee

The Compensation Committee is responsible for oversight of the executive compensation arrangements for our executive officers, including our NEOs, and exercises these duties with the overall intent of structuring future compensation in a way that provides fair and reasonable compensation to our executive officers based on their performance and contributions to the Company; keeps their focus on long-term Company growth; instills in them a long-term commitment to the Company; and aligns their interests with the interests of our stockholders. To ensure our executive compensation program remains flexible, the Compensation Committee may exercise its discretion to adjust compensation to meet business needs and preserve a clear connection between compensation and performance.

The Compensation Committee has the authority to approve, adopt, administer, interpret, amend, suspend, and terminate compensation plans applicable to our executive officers, and meets throughout the year to assess, revise as appropriate, and ultimately determine, the compensation packages for our executive officers. At the request of the Compensation Committee, these meetings are also attended by the Chief Executive Officer, the Chief Human Resources Officer, and representatives of the Compensation Committee’s independent compensation consultant.

Prior Year Say-on-Pay Vote

Following our 2021 Annual Meeting of Stockholders, the Compensation Committee reviewed the results of the stockholder advisory vote, or “say-on-pay” vote, that was held at the 2021 Annual Meeting with respect to the

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compensation of our NEOs for the 2020 fiscal year. Approximately 93% of the shares of common stock present in person or represented by proxy at the 2021 Annual Meeting and entitled to vote were voted in support of the compensation of our NEOs, and we believe this affirms the steps we are taking to align our NEOs’ compensation with our stockholders’ interests. The Compensation Committee will continue to consider stockholder input, including the advisory say-on-pay vote, as it evaluates the design of executive compensation programs and specific compensation decisions for executive officers in the future.

Stockholder Engagement

We actively engage with our stockholders and stakeholders in a number of forums on a year-round basis. These efforts supplement the ongoing communications between our management and stockholders through various engagement channels, including direct meetings, analyst conferences, and roadshows. We take feedback and insights from our engagement with stockholders and other stakeholders into consideration as we review and evolve our practices and disclosures.

As part of these engagement efforts, we proactively reached out to our stockholders to discuss the rationale of our Compensation Committee for the Special Awards that were granted to the NEOs and other executive officers in May 2021, as described on pages 64-67 of this CD&A.

In the summer and fall of 2021, Gary Cappeline, Chairperson of our Board and the Compensation Committee, and Dan Brailer, Director of Investor Relations, reached out to our largest stockholders representing approximately 66% of our outstanding shares at that time. Stockholders representing approximately 18% of our outstanding shares agreed to engage with us. These engagement conversations generally focused on our executive compensation program and the Special Awards. We also invited stockholders to ask questions and provide us with feedback on other ESG matters. A summary of our engagement with stockholders on those topics is provided on page 39 of this Proxy Statement.

Below is a summary of the feedback we received from our stockholders on executive compensation-related matters:

Special Awards

• Most stockholders indicated that our rationale for granting the Special Awards was well-explained and understandable, particularly in light of the tight market for executive talent, and appreciated several aspects of the Special Awards that are aligned with stockholders’ long-term interests, such as (a) the use of a relative TSR performance metric with vesting at threshold when Evoqua’s stock is at the 60th percentile relative to the peer group, and (b) capping payout at target when Evoqua’s stock is at the 80th percentile or above, relative to the peer group. Stockholders also appreciated that the full target payout will require outstanding relative TSR performance.

• Some stockholders asked questions related to the structure of the award and retention. We provide information about the structure of the Special Awards on pages 64-67 of this CD&A.

Executive Compensation Program

• Stockholders appreciated that we have taken steps to include financial and TSR performance metrics in our regular-cycle long-term incentive program for fiscal year 2022, as discussed on pages 68-69 of this CD&A.

• Some stockholders asked whether we considered incorporating ESG-related metrics into our compensation program. Subsequently, the Compensation Committee considered this feedback in determining the performance metrics for the fiscal year 2022 AIP. See pages 67-68 of this CD&A for more information about the ESG-related performance metrics we are incorporating in our AIP for fiscal year 2022.

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Messrs. Cappeline and Brailer shared the feedback received from these engagements with the Board and the Compensation Committee. The Compensation Committee considered this stockholder input, along with market practices, standards, and policies, in reviewing the Company’s executive compensation program and developing the fiscal year 2022 programs.

Role of the Independent Compensation Consultant

The Compensation Committee obtains advice from an independent compensation consultant on all matters related to compensation design decisions for our executive officers. For fiscal year 2021, the Compensation Committee continued the engagement of Meridian as its independent compensation consultant. Meridian provides the Compensation Committee with relevant market data, current updates regarding trends in executive compensation, and advice with respect to program design. Meridian also provides specific compensation recommendations for the CEO and feedback on compensation recommendations made by the CEO for executives other than the CEO. Representatives of Meridian attended all meetings of the Compensation Committee in fiscal year 2021.

Fiscal Year 2021 Peer Group

Throughout the compensation setting process, the Compensation Committee solicited information from Meridian about compensation practices across a group of peer companies used as a general comparator group for benchmarking purposes.

Peer Company	GICS Subindustry	Revenue (Trailing 12 months) (in millions)	6-Month Average Market Cap (as of June 30, 2021) (in millions)

Donaldson Company, Inc.	Industrial Machinery	$2,698	$7, 658

ITT Inc.	Industrial Machinery	$2,513	$7,564

IDEX Corporation	Industrial Machinery	$2,409	$15,900

Itron, Inc.	Electronic Equipment and Instruments	$2,095	$4,141

Harsco Corporation	Environmental and Facilities Services	$1,994	$1,531

Advanced Drainage Systems, Inc.	Building Products	$1,983	$7,399

Altra Industrial Motion Corp.	Industrial Machinery	$1,764	$3,940

Kennametal Inc.	Industrial Machinery	$1,705	$3,256

Forterra, Inc.	Construction Materials	$1,632	$1,486

Watts Water Technologies, Inc.	Industrial Machinery	$1,539	$4,276

SPX FLOW, Inc.	Industrial Machinery	$1,425	$2,686

Franklin Electric Co., Inc.	Industrial Machinery	$1,314	$3,631

Chart Industries, Inc.	Industrial Machinery	$1,164	$5,205

EnPro Industries, Inc.	Industrial Machinery	$1,071	$1,778

Mueller Water Products, Inc.	Industrial Machinery	$999	$2,163

Enerpac Tool Group Corp.	Industrial Machinery	$495	$1,513

Badger Meter, Inc.	Electronic Equipment and Instruments	$435	$2,842

Source: S&P Capital IQ

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The Compensation Committee determines its comparator group annually, before commencing work on the executive compensation program for the new fiscal year. With assistance from Meridian, the Compensation Committee assesses the adequacy of the comparator group used for the prior fiscal year, and makes adjustments as appropriate. The Compensation Committee utilizes general industry and comparator group data that is intended to be representative of the market in which we compete most directly for executive talent, and seeks to set pay at or within a reasonable range of the market median.

The principal selection criteria for the comparator group were developed by Meridian after obtaining management’s views on the Company’s competitors for executive talent and consideration of other relevant factors; the Compensation Committee believes there are no public companies that provide the full scope of water and wastewater treatment products, solutions, and services that the Company offers.

In August 2020, the Compensation Committee, in consultation with Meridian, determined that the peer selection criteria and group size used in fiscal year 2020 remained appropriate. Based on its consultations with Meridian, the Compensation Committee determined it would be beneficial and consistent with the peer selection criteria to add Harsco Corporation and EnPro Industries, Inc. to the comparator group for fiscal year 2021. Milacron Holdings, Corp. was removed from the comparator group due to its acquisition by Hillenbrand, Inc. in November 2019.

In addition to the comparator group, the Compensation Committee uses information regarding compensation practices across a broader survey of manufacturing companies to provide greater context for the comparator group information, and to benchmark roles for which peer group data may not be as directly applicable.

Comparator Group—Principal Selection Criteria and Considerations

• The comparator group consists of publicly traded companies, designated according to the below selection criteria and factors:

• Reflect the Company’s business competitors and business strategy;

• Represent the most appropriate peers that are industry-relevant competitors of the Company for the same executive talent; and

• Generated revenues for the trailing twelve months ranging from approximately 33% to 300% of the Company’s revenues.

• The size and composition of the comparator group should allow for more robust sampling across all executive positions; ensure all peer companies have industry relevance; and ensure an appropriate range with respect to the size of peers.

• The comparator group should be constructed so as to position the Company within a reasonable range of the median of the peer companies.

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Fiscal Year 2021 Compensation Determination Process

Each year, the Compensation Committee works according to an established schedule to determine the appropriate mix and level of pay elements for the next fiscal year.

August 2020

(1) The full Board reviews the Company’s long-term strategic plan and the annual operating plan and budget for the next fiscal year.

(2) The Compensation Committee, with assistance from Meridian, members of senior management, and other advisors, then reviews the existing incentive plans and discusses any appropriate design adjustments to be implemented for the next fiscal year.

(3) After the end of the current fiscal year, the Compensation Committee reviews the year-end financial results and determines the level of achievement reached under the annual incentive plan and the payout amounts, if any.

(4)  The Compensation Committee evaluates CEO performance and, with input from the CEO, the performance of the other NEOs for the most recently completed fiscal year. The Compensation Committee also reviews competitive market pay levels.

(5) The Compensation Committee then determines the total direct compensation for the CEO and, with input from the CEO, for the other NEOs, for the new fiscal year. The Compensation Committee also finalizes the design of the incentive plans for the new fiscal year and approves the NEOs’ incentive awards.

December 2020

Primary Components of Fiscal Year 2021 Regular-Cycle Compensation

Our NEOs receive, or have the opportunity to receive, three principal forms of compensation under our regular-cycle compensation program — base salary, short-term annual incentives, and long-term equity-based incentives.

Compensation Component	Time Horizon	Objective	Form of Compensation

Base Salary	1 year

•  Fixed compensation that is reviewed and established at least annually.

•  Provides our NEOs with predictable, fixed compensation at a level that is in line with market practice.

•  Compensates for day-to-day job responsibilities.

Cash

Short-Term Annual Incentives	1 year

•  Variable compensation that is based on achievement of annual Company (and, in some cases, Business Segment) performance goals.

•  Rewards NEOs for achieving annual financial performance goals that are aligned with our annual operating plan.

Cash

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Compensation Component	Time Horizon	Objective	Form of Compensation

Long-Term Incentives	4 years

•  Variable compensation that is tied to the Company’s long-term growth.

•  Purpose is to drive long-term stockholder value creation, promote strong alignment between stockholders and executives, and support the Company’s retention strategy.

•  In fiscal year 2022, performance share units will replace stock options.

50% stock options, which vest in equal annual installments over a four-year period with a ten-year term.

50% RSUs, which vest in equal annual installments over a four-year period and are settled in stock.

The Compensation Committee does not maintain any formal policy or formula for allocating the mix of compensation, as it believes it is more important to remain flexible to respond to business needs and shifts in the marketplace in which the Company must compete to recruit and retain executive talent. Therefore, the Compensation Committee retains the authority to review our NEOs’ compensation periodically and to use its discretion to adjust the mix of compensation and the amount of any element of compensation as it deems appropriate for each NEO.

The charts below illustrate the allocation of the principal compensation components for our NEOs for fiscal year 2021.

Base Salary

• The only key component of NEO compensation that is fixed/not at-risk • No increases to NEOs’ base salaries approved for 2021

We believe that base salary plays an important role in attracting and retaining top executive talent by providing executives with a predictable level of income. Base salary is the only fixed portion of our NEOs’ compensation that is not at-risk, and varies, principally based on job responsibility.

The Compensation Committee generally reviews our NEOs’ base salaries annually on a calendar year cycle. This review typically occurs in December of each year, with any adjustments generally becoming effective as of January 1 of the new calendar year. This timing coordinates with the Compensation Committee’s determination of the other material elements of direct compensation, e.g., incentive plan design, award levels, and performance

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goals, for the full fiscal year. The Compensation Committee considers, among other factors, market data, the level of the executive’s compensation (individually and relative to other executives), the length of the executive’s tenure, the level of the executive’s performance and, for the base salaries of executives other than our CEO, the recommendations of our CEO. The Compensation Committee also may authorize periodic base salary adjustments in connection with a NEO’s promotion or change in job responsibility, or when otherwise necessary for equitable reasons. Base salaries typically are set near the median salary levels for comparable positions in the peer group used for benchmarking purposes.

Based on its annual evaluation, in December 2020, and after giving consideration to the continuing COVID-19 pandemic and related macroeconomic uncertainties, the Compensation Committee determined not to increase our NEOs’ base salaries for the calendar year 2021. Base salary levels in effect for the calendar year 2021 are shown below.

Named Executive Officer	Base Salary—2021 Calendar Year($)	Change from 2020 Calendar Year

Ron C. Keating	875,000	—

Benedict J. Stas	479,700	—

Rodney O. Aulick	431,250	—

Hervé P. Fages	442,900	—

Vincent Grieco	366,000	—

Short-Term / Annual Incentives

• Performance goals tied to critical financial objectives under Evoqua’s annual operating plan • Approximately 17—22% of NEOs’ target compensation

The Company maintains a short-term incentive plan for administering the AIP, which provides performance-oriented incentive pay opportunities to the Company’s executives, including our NEOs. The purpose of the AIP is to drive behaviors that will achieve the financial goals under the Company’s annual operating plan and promote the Company’s success. Payout amounts under the AIP are based on achievement of predetermined Company-wide annual goals and, for the Segment presidents, Messrs. Aulick and Fages, predetermined Segment-based annual goals.

Target Bonus Opportunity

Target incentive compensation levels under our AIP are expressed as a percentage of base salary. We typically set the annual incentive target level near the median of bonus targets for comparable positions in the peer group used for benchmarking purposes.

For fiscal year 2021, the Compensation Committee approved increased target incentive compensation levels for our Segment presidents, Messrs. Aulick and Fages, and for our General Counsel, Mr. Grieco, to reflect market values for comparable positions across our comparator group. For the other NEOs, the Compensation Committee concluded that their established target bonus levels remained appropriate for fiscal year 2021, and no adjustments were made to their target incentive levels for fiscal year 2021.

Name	Target Fiscal Year 2021	Change from Fiscal Year 2020

Ron C. Keating	100%	—

Benedict J. Stas	70%	—

Rodney O. Aulick	65%	+5%

Hervé P. Fages	65%	+5%

Vincent Grieco	60%	+10%

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Calculation of Cash Value of AIP Payout

Base Salary ($)	X	Target Bonus Opportunity (%)	X	Weighted Achievement Level (% of Target)	=	Annual Incentive Payout ($)

Fiscal Year 2021 AIP Performance Metrics and Goals

Our AIP is largely designed around company-wide performance goals that are tied directly to critical financial objectives under the Company’s annual operating plan. We believe this emphasis on company-wide goals fosters a culture of teamwork and organizational purpose, while setting clear expectations on operational priorities.

In December 2020, at its customary AIP goal-setting meeting, the Compensation Committee decided to carry over the same performance metrics and relative weightings used for the fiscal year 2020 AIP, as set forth in the “Summary of Fiscal Year 2021 AIP Performance Metrics” table below, to the fiscal year 2021 AIP.

In making this decision, the Compensation Committee considered various factors, including the following:

•	Continuing Pandemic Conditions in Fiscal Year 2021—

Challenges in the Company’s business environment linked to the COVID-19 pandemic remained persistent and required continuation of an operating plan structured around: (a) heightened public health concerns and special operating measures to assure the health and safety of employees and customers, business resilience, supply chain continuity, and liquidity; (b) negative impacts on sales volumes due primarily to customer site access restrictions, temporary customer site closures, and temporary delays in annual maintenance activities by customers in certain end markets; and (c) labor shortages and continuing overall economic uncertainty.

•	Demonstrated Line of Sight Based on Fiscal Year 2020 Results—

Despite the onset of the COVID-19 pandemic in early 2020, the Company achieved strong financial performance during fiscal year 2020. The Company successfully delivered stable revenues, above-target profitability (Evoqua Global Adjusted EBITDA), and above-target cash flow (Evoqua Global Adjusted Free Cash Flow) for fiscal year 2020, while maintaining the continuity of its operations throughout its nationwide network of manufacturing and service facilities, and continuing to support critical operations and processes of its customers, such as hospitals and testing labs. Importantly, there were no layoffs, furloughs, or salary reductions among the Company’s workforce due to the COVID-19 pandemic.

We believe the Company’s fiscal year 2020 financial results showcased the strength of its recurring revenue business model, the diversity and breadth of its customer end markets, and the competitiveness of its unique mix of products and services. The average closing price of a share of Company common stock increased in fiscal year 2020 to $18.31 from $12.88 in fiscal year 2019, demonstrating management’s ability to create long-term value for stockholders.

To maintain this positive momentum and incent our NEOs to continue executing on strategies to meet critical annual operating goals and deliver performance and value creation for our stockholders, the Compensation Committee determined it was advisable and in stockholders’ best interests to continue to use the key performance metrics of the fiscal year 2020 AIP, namely Evoqua Global Adjusted EBITDA, Segment Adjusted EBITDA and Evoqua Global Adjusted Free Cash Flow, for purposes of the fiscal year 2021 AIP, as strong indicators of the Company’s profitability and operating efficiency, effective cash management strategies, and overall enterprise resilience.

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Summary of Fiscal Year 2021 AIP Performance Metrics

			Relative Weighting

	Financial performance metric(1)	Who does it apply to	Keating Stas Grieco	Aulick Fages	Why it is used in our annual operating plan

Company-wide	Evoqua Global Adjusted EBITDA	All NEOs	60%	20%	Indicator of the effectiveness of our enterprise-wide business strategies and the profitability of our overall operations

Segment	Segment Adjusted EBITDA	Segment Presidents (Messrs. Aulick and Fages)	0%	40%	Indicator of the effectiveness of Segment business strategies and the profitability of Segment operations

Company-wide	Evoqua Global Adjusted Free Cash Flow	All NEOs	40%	40%	Indicator of operational efficiency and cash available for growth opportunities, repayment of debt, and other beneficial capital actions

(1)

These measures are non-GAAP financial measures. Please see “Appendix A—Non-GAAP Financial Measures” for further discussion regarding how these measures are calculated from the Company’s Consolidated Financial Statements.

Fiscal Year 2021 AIP Funding and Achievement Levels

The Compensation Committee determined the annual bonus pool for the fiscal year 2021 AIP would be established and funded only if at least 85% of the Evoqua Global Adjusted EBITDA target goal for fiscal year 2021 was achieved. The Compensation Committee determined that setting the threshold performance level at 85% of the target goal was appropriate and in the best interests of the Company and its stockholders. This threshold performance level is consistent with broader market practice and allows AIP participants to realize a fair payout level for substantial achievement of difficult performance goals.

The table below sets forth the achievement levels and corresponding payouts (expressed as a percentage of target bonus) established under the fiscal year 2021 AIP with respect to each performance metric. Above-target performance may be scored on these metrics, based on applicable leverage tables, only if 100% of Evoqua Global Adjusted EBITDA is achieved. Linear interpolation is used to determine the payout percentages for results that fall between the achievement levels shown.

	Below Threshold		Threshold		Target		Maximum
	Performance	Payout	Performance	Payout	Performance	Payout	Performance	Payout
Evoqua Global Adjusted EBITDA	Less than 85%	0%	85%	25%	100%	100%	115%	200%	(capped)
Evoqua Global Adjusted Free Cash Flow	Less than 90%	0%	90%	50%	100%	100%	—(1)	—(1)
Segment Adjusted EBITDA	Less than 85%	0%	85%	25%	100%	100%	115%	200%	(capped)

(1)	Upon achieving 100% of the target goal for both Evoqua Global Adjusted EBITDA and Evoqua Global Adjusted Free Cash Flow, the payout attributable to the Evoqua Global Adjusted EBITDA and the Evoqua

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Global Adjusted Free Cash Flow metrics is determined based on Evoqua Global Adjusted EBITDA performance and application of the leverage table for these metrics.

The fiscal year 2021 performance goals established by the Compensation Committee and actual performance achieved by the Company are set forth below. The target performance goals directly correspond to financial objectives under the Company’s fiscal year 2021 annual operating plan, as reviewed and adopted by the Board in September 2020.

• At-target performance for Evoqua Global Adjusted EBITDA represented 2.5% profitability improvement over the prior fiscal year;

• At-target performance for Evoqua Global Adjusted Free Cash Flow is correlated with the fiscal year 2021 annual operating goal of 100% or greater cash conversion of Adjusted Net Income; and

• At-target performance for ISS Segment Adjusted EBITDA and APT Segment Adjusted EBITDA represented 5.4% and 3.6% profitability improvement over the prior fiscal year, respectively.

($ in millions) Fiscal Year 2021 Performance Goals(1)	Threshold	Target	Maximum	Fiscal Year 2021 Actual Performance	Actual Achievement % of Target
Evoqua Global Adjusted EBITDA	$210.1	$247.1	$284.2	$252.4	102.2%
Evoqua Global Adjusted Free Cash Flow	$ 72.4	$ 80.4	—	$153.3	190.7%
ISS Segment Adjusted EBITDA	$190.4	$224.0	$257.6	$220.7	98.6%
APT Segment Adjusted EBITDA	$ 88.4	$104.0	$119.6	$110.7	106.5%

(1)

Evoqua Global Adjusted EBITDA, Evoqua Global Adjusted Free Cash Flow, Integrated Solutions and Systems (“ISS”) Segment Adjusted EBITDA, and Applied Product Technologies (“APT”) Segment Adjusted EBITDA are non-GAAP financial measures we used for the fiscal year 2021 AIP. Please see “Appendix A—Non-GAAP Financial Measures” for further discussion regarding how these measures are calculated from the Company’s Consolidated Financial Statements.

Calculation of AIP Payments

The results of the annual incentive award calculations for the NEOs for fiscal year 2021 are illustrated below.

NEO	Base Salary ($)(1)		Target Bonus Opportunity (%)		Weighted Achievement Level (% of Target)(2)		Annual Incentive Payout ($)
Ron C. Keating	875,000	x	100	x	114.7	=	1,003,625
Benedict J. Stas	479,700	x	70	x	114.7	=	385,151
Rodney O. Aulick	431,250	x	65	x	106.0	=	297,188
Hervé P. Fages	442,900	x	65	x	126.2	=	363,253
Vincent Grieco	366,000	x	60	x	114.7	=	251,881

(1)

We calculate AIP payment amounts using the base salary in effect for such executive from October 1—December 31, 2020 and from January 1—September 30, 2021. Amounts in this column represent, in the aggregate, the amounts used as base salary for purposes of this calculation.

(2)

This column reflects actual performance against fiscal year 2021 AIP goals and application of the relevant leverage tables for Evoqua Global Adjusted EBITDA, ISS Segment Adjusted EBITDA, and APT Segment Adjusted EBITDA for each NEO. As indicated above, linear interpolation is used to determine the payouts (expressed as a percentage of the NEO’s target payout amount) in cases where performance results fall between the pre-set achievement levels.

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Long-Term Incentives

• Four-year time horizon, subject to continued employment • Approximately 41—66% of NEOs’ target compensation under our regular-cycle compensation program	Regular-Cycle LTI Equity Mix

Long-term incentives constitute nearly half (or more, in the case of our CEO) of our NEOs’ direct compensation.

The main objectives of our long-term incentive program are to: (a) create strong alignment with stockholders’ interests through participation in stock ownership, (b) incent our executives to work towards the achievement of our long-term performance goals, (c) provide the Company a competitive means through which we may better attract able individuals to become executives, and (d) promote retention of executives through multi-year vesting periods.

We set award amounts for our NEOs after taking into account market data for comparable positions in the peer group used for benchmarking purposes.

The Compensation Committee adopted the current regular-cycle equity mix for our NEOs in 2019. Under our fiscal year 2021 LTIP, 50% of the NEOs’ awards consisted of stock options and the remaining 50% consisted of RSUs. The Compensation Committee believes this equity mix creates appropriate, balanced incentives for our NEOs. Stock options encourage strong alignment with stockholders’ interest in growth since options have value only to the extent that our stock price rises between the grant date and exercise date; and RSUs support retention and stock price alignment by allowing award recipients the opportunity to receive Company stock if they are still employed by us on the date the restrictions lapse. Both the options and the RSUs vest in four equal annual installments over a period of four years, provided the NEO remains employed by the Company on each of the applicable vesting dates.

The table below sets forth the number of shares underlying the RSUs and options awarded to each of our NEOs on February 16, 2021.

Name	Shares Underlying RSU Grant(1)	Shares Underlying Stock Option Grant(2)
Ron C. Keating	69,871	192,693
Benedict J. Stas	20,194	55,692
Rodney O. Aulick	13,126	36,200
Hervé P. Fages	12,116	33,415
Vincent Grieco	8,078	22,277

(1)	The number of shares underlying the RSU awards was determined by dividing the dollar value of the grants by the closing price per share of the Company’s common stock on the date of grant ($24.76).
(2)	The grant date fair market value of the stock option grants is based on the Black-Scholes option pricing model.

All stock option and RSU awards granted under the Amended and Restated Evoqua Water Technologies Corp. 2017 Equity Incentive Plan (the “2017 Plan”) are subject to a double trigger change in control vesting condition, as more fully described in “Payments Upon Certain Events of Termination or Change in Control.”

2021 Special Awards

On May 18, 2021, the Compensation Committee approved the grant of special one-time retention awards, including RSUs (the “Special RSUs”) and PSUs (the “Special PSUs” and, collectively with the Special RSUs, the

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“Special Awards”) under the 2017 Plan to each of the NEOs and the other executive officers. The purpose of this grant was to incentivize significant value creation and rigorous performance over the long term.

Summary of Features of 2021 Special Awards

Special PSUs (2/3 value of Special Award)	Special RSUs (1/3 value of Special Award)

• Earned incrementally over three tranches/performance periods:

• Tranche 1 (2021-2022) – 25%

• Tranche 2 (2021-2023) – 25%

• Tranche 3 (2021-2024) – 50%

• Earned PSUs, if any, cliff vest after the 3rd anniversary of the grant date

• Performance is based on TSR, relative to U.S. constituents in the S&P Global Water Index

• Threshold performance — 60th percentile

• Target performance — 80th percentile

• No payout for performance below Threshold

• Payout is capped at Target, even if performance exceeds the 80th percentile

• Payout will be reduced by 50% for any performance period in which the Company’s absolute TSR is negative (regardless of relative positioning)

• Vest ratably over a three-year period (2022-2024) based on continued employment with the Company

Special Award Determinations. The Company’s executive leadership team is widely viewed as top-notch and the Compensation Committee and the independent members of the Board became aware that certain members of the team were being solicited in a tight market for executive talent. Given the highly competitive nature of the market for executive talent and the impact that the loss of key members of the executive leadership team would have on the Company, the Compensation Committee consulted with Meridian and the independent members of the Board to evaluate various compensation strategies for retention, as applied in the ordinary course and in special, one-time situations, and for further motivating long-term, outstanding performance. During these sessions, the Compensation Committee considered, among other things, external factors, such as the market for executive talent; the contributions of the leadership team to the Company’s development and growth, particularly since becoming a publicly-traded company; strategic plans for the Company’s future growth; the overall value of promoting stability among the leadership team at this stage of the Company’s development; and stockholders’ interest in long-term stock price performance and sustained enterprise growth.

The Compensation Committee ultimately determined that, given these circumstances, it was in the best interests of the Company and its stockholders to grant special one-time retention awards to Mr. Keating and the other ELT members, including the NEOs, consisting of the Special PSUs and the Special RSUs, in order to drive outperformance as well as promote retention of the leadership team during a critical period of Evoqua’s development. The Special Awards are tailored to achieve this objective by providing the leadership team (a) an opportunity to receive an enhanced payout in 2024, solely to the extent that the Company maintains TSR performance that is consistently well above its peers during the prescribed one-, two-, and three-year performance periods, as well as (b) strong retention incentives through the vesting structures of the Special PSUs and the Special RSUs. The Compensation Committee believes the overall structure of the award strongly aligns leadership performance with stockholders’ interest in sustained value creation over short-, medium- and long-term performance periods.

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Additional information regarding factors considered by the Compensation Committee is provided below.

Certain Considerations Relating to the 2021 Special Awards

Determination of Size of Award

• Goal was to retain and motivate the leadership team

• With Meridian’s assistance, considered broader market data for prior grants of similar awards by other public companies, the internal budget, and share usage and dilution

• A significantly larger portion of the pool was allocated to Mr. Keating to reflect his singular role in developing, guiding, and motivating his leadership team and in establishing and executing the Company’s business strategy

Selection of Relative TSR as Performance Metric

• Goal was to continue to drive short-, medium-, and long-term stockholder returns and directly correlate compensation with resilient value creation for stockholders

• Relative TSR strongly correlates with the stockholder experience by rewarding company TSR outperformance relative to a comparator group, and penalizing TSR median or underperformance (i.e., no payout)

• The U.S. constituents of the S&P Global Water Index were selected as an appropriate comparator group, as Evoqua’s principal competitors for talent, investor capital, and customers

• Strong Company performance on operational and financial results should correspond with above-peer TSR performance

• Consistent above-peer performance on TSR is challenging

Fit With Our Compensation Program and Strategy

• Goal was to develop a one-time, standalone award that would be separate from the Company’s regular-cycle incentive programs, which already focus on driving various aspects of the Company’s financial performance

• Awards are to be settled in equity, not cash, to ensure realized value stays correlated with stock price and aligns with our stockholders’ interests

• Risk mitigation provided through our stock ownership guidelines, robust clawback policy. and capping payout (at target) on the Special PSUs (i.e., no additional payout for performance above target)

Promote Exceptional Performance

• Special PSUs require relative TSR performance at the 60th percentile for 50% payout (threshold level) and at the 80th percentile for 100% payout (target level)

• No payout for performance below threshold

• If the Company’s TSR is negative for any performance period, the number of Special PSUs that may vest for the corresponding tranche will be capped at 50% of the amount that otherwise would have been earned for such period

Promote Retention

• Special PSUs, which constitute 2/3 of the Special Awards, generally cliff vest and are paid, to the extent earned, only after the end of the full three-year performance period

• Special RSUs, which constitute 1/3 of the Special Awards, are time-based and generally vest ratably over the same three-year period

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The table below sets forth the amounts of the Special Awards granted to our NEOs.

Name	Shares Underlying Special PSU Grant (at target) (#)	Special PSUs Value (at target) ($)(1)	Shares Underlying Special RSU Grant (#)	Special RSUs Value ($)(1)
Ron C. Keating	328,061	9,333,335	164,031	4,666,682
Benedict J. Stas	35,150	1,000,018	17,575	500,009
Rodney O. Aulick	17,575	500,009	8,788	250,019
Hervé P. Fages	17,575	500,009	8,788	250,019
Vincent Grieco	17,575	500,009	8,788	250,019

(1)

The share amounts for both types of awards were determined by dividing the dollar value of each award by the Company’s average closing price per share for the 30 trading days prior to and including the grant date, May 18, 2021.

The dollar values shown above do not reflect valuations computed in accordance with ASC 718. See “Summary Compensation Table—Fiscal Years 2021, 2020, and 2019” and “Grants of Plan-Based Awards—Fiscal Year 2021” for the grant date fair value of the Special Awards.

Terms of the Award. Subject to the applicable NEO’s continued employment with the Company and the terms and conditions of the 2017 Plan and the related award agreement, (a) the Special RSUs will vest ratably over a three-year period on each annual anniversary of the grant date, May 18, 2021, and, (b) in order to incent sustained value creation over short-, medium-, and long-term periods, the Special PSUs will be earned incrementally in three tranches of 25%, 25%, and 50% after one-, two- and three-year performance periods, respectively, and will cumulatively be paid, if earned, after the end of the three-year performance period ending on May 18, 2024 (the “Total Performance Period”), based on the Company’s TSR compared to the U.S. constituents of the S&P Global Water Index, as listed on “Appendix B—2021 Special Awards Peer Group.” Each tranche of the Special PSUs reflects the right to receive between 50% to 100% of the shares underlying such tranche, if earned, based on the Company’s TSR as compared to such companies (“Relative TSR”) for the applicable performance period. Subject to certain exceptions provided in the award agreements in the event of death, disability or change in control (as more fully described in this Proxy Statement under the heading “Payments Upon Certain Events of Termination or Change in Control”), for each tranche, Special PSUs will be earned based on the following performance levels:

Performance Level	Relative TSR	% of Tranche Earned

Target	Equal To or Greater Than 80th Percentile	100%

Threshold	60th Percentile	50%

Below Threshold	Below 60th Percentile	0%

Linear interpolation will be used to determine the percentage of each tranche earned when the Company’s Relative TSR falls between the 60th percentile and the 80th percentile for the applicable performance period. The payout for each tranche of the Special PSUs is capped at target (or 100%) even if the Company’s Relative TSR exceeds the 80th percentile for the applicable performance period. If the Company’s TSR is negative for any performance period, the number of Special PSUs that may vest for the corresponding tranche will be capped at 50% of the amount that otherwise would have been earned for such period.

Compensation Program Changes for Fiscal Year 2022

Fiscal Year 2022 AIP Performance Metrics and Goals

For fiscal year 2022, the Compensation Committee determined to incorporate two new ESG-related performance metrics described below into the Company’s AIP. These goals are based on two of the defining elements of the Company’s culture, water stewardship and safety, and are intended to focus executives on the achievement of the Company’s broader sustainability goals.

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In November 2021, the Compensation Committee approved the following performance metrics and weightings for the Company’s fiscal year 2022 AIP (with payouts ranging from 0-200% of target depending on performance).

	Relative Weighting
Performance Metric	Company- wide Plan	Segment- based Plan	Threshold		Target		Max
			Performance	Payout	Performance	Payout	Performance		Payout
Evoqua Global Adjusted EBITDA(1)	60%	30%	85%	25%	100%	100%	115%		200	% (capped)
Segment Adjusted EBITDA(1)	—	40%	85%	25%	100%	100%	115%		200	% (capped)
Evoqua Global Adjusted Free Cash Flow(1)	30%	20%	90%	50%	100%	100%	—	(2)	—	(2)
Water Stewardship(3)	5%	5%	—	—	100%	100%	—	(2)	—	(2)
Safety(4)	5%	5%	—	—	100%	100%	—	(2)	—	(2)

(1)

Evoqua Global Adjusted EBITDA, Segment Adjusted EBITDA, and Evoqua Global Adjusted Free Cash Flow are non-GAAP financial measures. Please see “Appendix A—Non-GAAP Financial Measures” for further discussion regarding how these measures are calculated from the Company’s Consolidated Financial Statements.

(2)

If 100% of the target goal for Evoqua Global Adjusted EBITDA and this metric is achieved, the payout attributable to this metric is determined based on Evoqua Global Adjusted EBITDA performance and the applicable leverage tables.

(3)	Performance will be measured based on achieving a target level of water reuse/recycling vs. water withdrawn from source at Evoqua’s ten most water-intensive facilities
(4)	Performance will be measured based on achieving a target Total Recordable Incident Rate (TRIR), as calculated in accordance with OSHA requirements.

The fiscal year 2022 AIP will only fund if the Company’s performance equals or exceeds 85% of its target Global Adjusted EBITDA goal. Payouts under the fiscal year 2022 AIP will be determined based on (a) the attainment of the selected financial performance goals at threshold, target, or above-target levels, and (b) the absolute attainment of the selected ESG-related performance goals (i.e., all or nothing payout). Similar to the fiscal year 2021 AIP, above-target performance may be scored on these metrics, based on applicable leverage tables, only if 100% of Evoqua Global Adjusted EBITDA is achieved. The Compensation Committee approved performance goals for the fiscal year 2022 AIP that it believes to be challenging, but reasonably achievable.

Fiscal Year 2022 LTIP Design

In November 2021, the Compensation Committee approved the design of the Company’s fiscal year 2022 LTIP (the “FY 2022 LTIP”). The equity mix for the FY 2022 LTIP will include 50% PSUs (at target) (the “FY 2022 PSUs”) and 50% RSUs. The FY 2022 PSUs are a new component of the Company’s LTIP for fiscal year 2022, replacing the stock options that historically have comprised 50% of the Company’s LTIP program.

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The RSUs will generally vest in three equal annual installments over a period of three years, provided the NEO remains employed by the Company on each of the applicable vesting dates. To the extent earned, the FY 2022 PSUs will cliff vest at the end of a cumulative three-year performance period based on achievement of goals related to the following performance metrics (with payouts ranging from 0-200% of target depending on performance):

Performance Metric	Relative Weighting	Measurement Method(1)
Sustained Improvement in Revenue Growth	50%	Three-Year Cumulative Organic Revenue Growth Dollars ($)
Sustained Improvement in Profitability	50%	Three-Year Average Adjusted EBITDA Margin (%)

(1)

Organic Revenue Growth and Average Adjusted EBITDA Margin are non-GAAP financial measures. Please see “Appendix A—Non-GAAP Financial Measures” for further discussion regarding how these measures are calculated from the Company’s Consolidated Financial Statements.

The number of FY 2022 PSUs that may be earned is subject to a TSR modifier, which operates by increasing or decreasing the total number of shares earned by up to 25% based on the Company’s TSR relative to the TSR of the U.S. constituents of the S&P Global Water Index.

The Compensation Committee approved performance goals related to the FY 2022 PSUs that it believes to be challenging, but reasonably achievable.

Other Compensation Program Elements

Retirement Plans

The Company provides retirement benefits to the NEOs, including discretionary matching and profit-sharing contributions, under the terms of its tax-qualified defined contribution plan (the “401(k) Plan”). The NEOs may participate in the 401(k) Plan on the same terms as our other participating employees.

Beginning January 1, 2021, the Company matching contribution is made annually following the end of the calendar year and using a formula of 100% of a participant’s elective deferrals up to 4% of the participant’s compensation. A participant must be employed on the last day of the calendar year to receive the Company matching contribution, except in the case of the participant’s death, disability, or termination of employment after attaining age 65.

Beginning January 1, 2021, the Company profit-sharing contribution is made annually following the end of the calendar year and using a formula of 4% of a participant’s compensation for the calendar year. A participant must have one year of service in order to receive any Company profit-sharing contribution. In addition, a participant must be employed on the last day of the Company’s fiscal year (September 30) to receive the Company profit-sharing contribution, except in the case of the participant’s death, disability, or termination of employment after attaining age 65.

Company matching and profit-sharing contributions vest on a three-year graded schedule.

The Company also maintains a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) in which the NEOs may participate. Under the Deferred Compensation Plan, the NEOs may elect to defer portions of their base salary, short-term incentives, and sales commissions/bonuses, and they may receive certain Company matching contributions. For a further description of the Deferred Compensation Plan and the payments that were made in fiscal year 2021, please see the table titled “Nonqualified Deferred Compensation” below.

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We believe the retirement benefits provided under the 401(k) Plan and the Deferred Compensation Plan are comparable to those provided by comparable companies. The Company does not maintain any defined benefit plans for any of its executive officers.

Perquisites and Other Personal Benefits

The Company provides the NEOs with perquisites and other personal benefits, or an allowance for certain perquisites, that it believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.

Since July 2018, the Company has maintained a reimbursement plan pursuant to which the CEO and executive and senior vice presidents and vice presidents may incur qualifying expenses related to executive physicals, financial planning, health club and/or social club dues and fees, personal automobile, parking, and charitable donations, which will be reimbursed by the Company up to the applicable reimbursement limit. The reimbursement limits (not including any amounts to cover taxes) are: $30,000 for Mr. Keating; $25,000 for Mr. Stas; and $20,000 for Messrs. Aulick, Fages, and Grieco. For Mr. Keating, the reimbursement plan also covers payment of social club dues having an aggregate value of up to an additional $30,000.

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits that may be made available to our NEOs through the reimbursement program to confirm that such levels are reasonable and continue to serve their intended retentive purposes.

Stock Ownership Guidelines

The Compensation Committee believes our officers should own a significant amount of Evoqua common stock to strongly align their interests with our stockholders’ interests. Accordingly, in April 2018, the Compensation Committee adopted stock ownership guidelines applicable to all of our officers based on a multiple of base salary. Officers are expected to meet these ownership requirements within five years of election, appointment, or promotion. At November 17, 2021, each of our NEOs was in compliance with our stock ownership guidelines.

The current stock ownership requirements applicable to our executive officers are:

CEO	5X annual base salary

Executive Officers	3X annual base salary

Shares that count towards satisfaction of the stock ownership guidelines for our officers include the following:

•

Shares owned directly by the officer, or by his or her immediate family members residing in the same household (whether acquired through a Company-sponsored equity-based compensation plan or program of the Company, or otherwise);

•	Shares held in trust for the benefit of the officer, or his or her immediate family members;

•	Vested shares held in the officer’s retirement accounts; and

•	Shares of restricted stock, restricted stock units, or deferred stock units that may only be settled in shares, whether vested or unvested.

Clawback Policy

In February 2019, the Company adopted a clawback policy that applies to all current and former executive officers (including the NEOs), employees at the vice president level and above (together with current and former executive officers, the “Covered Executives”), and other designated employees of the Company and its subsidiaries (the “Participating Employees”). The policy provides that, in the event the Company is required to prepare an accounting restatement of financial statements due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws, the Company will make a reasonable attempt to obtain reimbursement or forfeiture of any excess incentive compensation received by a Covered

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Executive during the three completed fiscal years immediately preceding the date the Company is required to prepare an accounting restatement. Separately, if it is determined that a Covered Executive has willfully, knowingly, or intentionally engaged in misconduct, an intentional violation of any of the Company’s rules or any applicable legal or regulatory requirements, fraud or other illegal conduct, which either contributed to the circumstances requiring an accounting restatement or otherwise caused economic or reputational damage to the Company, and the Compensation Committee determines it would be appropriate to seek recovery under the policy, the Company will make a reasonable attempt to recover up to 100% of the incentive compensation that was paid to the Covered Executive or Participating Employee during the three completed fiscal years immediately preceding the date the Company is required to prepare an accounting restatement.

Securities Trading Policy

To ensure alignment of the interests of our stockholders and executive officers, including our NEOs, as well as compliance with applicable securities laws, the Company’s Securities Trading Policy (i) prohibits all directors, officers and employees from engaging in transactions involving the Company’s stock based on material non-public information or communicating material non-public information to any person who uses that information to purchase or sell Company securities, and (ii) requires directors, executive officers (including the NEOs) and certain other designated employees (as identified in the Securities Trading Policy) to preclear any trading in Company securities, whether or not during an open trade window (except that such policies shall not apply to the exercise of options not involving a market sale to generate cash to pay the exercise price, the vesting of restricted stock or restricted stock unit awards or transactions in accordance with a previously established trading plan that meets SEC requirements).

The policy also prohibits the Company’s directors and executive officers from engaging in hedging and pledging activities, as more fully described in this Proxy Statement under the heading “Corporate Governance.”

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REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Gary A. Cappeline, Committee Chairperson

Judd A. Gregg

Martin J. Lamb

Peter M. Wilver

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SUMMARY COMPENSATION TABLE—FISCAL YEARS 2021, 2020, AND 2019

The following table sets forth the cash and non-cash compensation paid to our NEOs for the last three fiscal years.

Name & Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

Ron C. Keating President, Chief Executive Officer and Director	2021 2020 2019	876,010 862,176 827,367	— 661,894 —	11,947,480 1,529,995 1,174,002	1,729,998 1,530,002 1,174,000	1,003,625 941,112 —	103,279 132,135 116,016	15,660,392 5,657,314 3,291,385

Benedict J. Stas Executive Vice President, Chief Financial Officer and Treasurer	2021 2020 2019	480,254 460,935 410,000	— 229,600 —	1,594,750 450,010 349,996	500,003 450,002 350,000	385,151 353,627 —	48,475 49,524 62,242	3,008,633 1,993,698 1,172,238

Rodney O. Aulick Executive Vice President, Integrated Solutions and Services Segment President	2021 2020 2019	431,748 416,106 375,000	— 191,475 —	872,388 275,006 199,996	325,004 275,000 200,000	297,188 264,506 —	41,701 42,537 32,056	1,968,029 1,464,630 807,052

Hervé P. Fages Executive Vice President, Applied Product Technologies Segment President	2021 2020 2019	443,411 439,427 233,192	— 206,400 —	847,380 250,005 250,004	300,000 249,999 249,998	363,253 279,349 —	44,014 31,925 105,262	1,998,058 1,457,105 838,456

Vincent Grieco* Executive Vice President, General Counsel and Secretary	2021	366,422	—	747,399	200,003	251,881	35,565	1,602,270

*	Mr. Grieco was not a NEO in fiscal year 2020 or fiscal year 2019; accordingly, compensation information for Mr. Grieco for those fiscal years is not shown.
(1)

Base salary rates are set on a calendar year basis; however, amounts in this column are required to be reported on a fiscal year basis. Therefore, this column reflects salaries paid at the calendar year 2020 rate during the months of October through December 2020, and at the calendar year 2021 rate during the months of January through September 2021. Salary in fiscal year 2019 for Mr. Fages reflects a partial year based on his hire date of March 1, 2019.

(2)	For fiscal year 2020, amounts in this column relate to cash payments made in December 2019 in connection with the completion of the divestiture of the Memcor® product line and business.
(3)	The amounts in this column represent the aggregate grant date fair value of the following awards, as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures:

(a)	Special PSUs and Special RSUs, granted on May 18, 2021, to each NEO. See the CD&A narrative for more information regarding the Special Awards.
(b)	RSUs granted under our regular-cycle LTIP during each of the fiscal years presented.

Assumptions used in calculating the amounts in this column are set forth in Note 18 to the Consolidated Financial Statements in our Form 10-K. For the RSUs and the Special RSUs, the grant date fair value was computed based on the closing price per share of the Company’s common stock on the date of grant, multiplied by the number of shares awarded. Because the Special PSUs are subject to performance conditions, the grant date fair value shown is based on performance at target levels, which is the probable outcome of such conditions. The maximum payout for the Special PSUs is 100% of target. The potential maximum payouts for the Special PSUs would be: for Mr. Keating, $5,550,792; for Mr. Stas, $594,738; and for each of the other NEOs, $297,369.

(4)

The amounts in this column represent the aggregate grant date fair value of stock option awards granted under our regular-cycle LTIP, calculated in accordance with ASC Topic 718. The values were calculated using a Black-Scholes option pricing model based on the assumptions set forth in Note 18 to the Consolidated Financial Statements in our Form 10-K.

(5)	Represents amounts earned by our NEOs under our fiscal year 2021 AIP. Payments under the fiscal year 2021 AIP are described above in the section of the CD&A titled “—Calculation of AIP Payments.”
(6)

For fiscal year 2021, as described above in the section of the CD&A titled “—Perquisites and Other Personal Benefits,” the amounts set forth in the “All Other Compensation” column include reimbursements paid to our NEOs to cover qualifying expenses related to perquisites or personal benefits in the following amounts:

•

For Mr. Keating, total perquisites of $60,000, which include social club memberships ($30,000), an executive physical, charitable contributions, financial planning services, and a tax gross-up related to these perquisites of $27,033.

•

For Mr. Stas, total perquisites of $25,000, which include an executive physical, financial planning services, automobile, social club membership, charitable contributions, and a tax gross-up related to these perquisites of $7,037.

•

For Mr. Aulick, total perquisites of $20,000, which include an executive physical, financial planning services, automobile, health club membership, and a tax gross-up related to these perquisites of $10,320.

•

For Mr. Fages, total perquisites of $15,227, which include an executive physical, financial planning services, automobile, parking expenses, health club membership, and a tax gross-up related to these perquisites of $6,646.

•

For Mr. Grieco, total perquisites of $18,000, which include an executive physical, health club membership, social club memberships, financial planning services, and a tax gross-up related to these perquisites of $5,203.

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In addition:

•

With respect to Mr. Keating: For fiscal year 2021, in addition to the items listed above, the amount set forth in the “All Other Compensation” column includes (i) matching contributions made to the 401(k) Plan of approximately $3,213 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $13,033.

•

With respect to Mr. Stas: For fiscal year 2021, in addition to the items listed above, the amount set forth in the “All Other Compensation” column includes (i) matching contributions made to the 401(k) Plan of approximately $8,856 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $7,582.

•

With respect to Mr. Aulick: For fiscal year 2021, in addition to the items listed above, the amount set forth in the “All Other Compensation” column includes (i) matching contributions made to the 401(k) Plan of approximately $3,981 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $7,400.

•

With respect to Mr. Fages: For fiscal year 2021, in addition to the items listed above, the amount set forth in the “All Other Compensation” column includes (i) matching contributions made to the 401(k) Plan of approximately $10,728 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $11,413.

•

With respect to Mr. Grieco: For fiscal year 2021, in addition to the items listed above, the amount set forth in the “All Other Compensation” column includes (i) matching contributions made to the 401(k) Plan of approximately $6,757 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $6,605.

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GRANTS OF PLAN-BASED AWARDS—FISCAL YEAR 2021

The table below sets forth information regarding all grants of plan-based awards made to the NEOs during the fiscal year ended September 30, 2021. For further information regarding these grants, see the CD&A narrative above.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

R.C. Keating	AIP	—	218,750	875,000	1,750,000							—

	RSUs(3)	2/16/21							69,871			1,730,006

	Options(3)	2/16/21								192,693	24.76	1,729,998

	Special PSUs(4)	5/18/21				164,031	328,061					5,550,792

	Special RSUs(4)	5/18/21							164,031			4,666,682

B.J. Stas	AIP	—	83,948	335,790	671,580							—

	RSUs(3)	2/16/21							20,194			500,003

	Options(3)	2/16/21								55,692	24.76	500,003

	Special PSUs(4)	5/18/21				17,575	35,150					594,738

	Special RSUs(4)	5/18/21							17,575			500,009

R.O. Aulick	AIP	—	70,078	280,313	560,625							—

	RSUs(3)	2/16/21							13,126			325,000

	Options(3)	2/16/21								36,200	24.76	325,004

	Special PSUs(4)	5/18/21				8,788	17,575					297,369

	Special RSUs(4)	5/18/21							8,788			250,019

H.P. Fages	AIP	—	71,971	287,885	575,880							—

	RSUs(3)	2/16/21							12,116			299,992

	Options(3)	2/16/21								33,415	24.76	300,000

	Special PSUs(4)	5/18/21				8,788	17,575					297,369

	Special RSUs(4)	5/18/21							8,788			250,019

V. Grieco	AIP	—	54,900	219,600	439,200							—

	RSUs(3)	2/16/21							8,078			200,011

	Options(3)	2/16/21								22,277	24.76	200,003

	Special PSUs(4)	5/18/21				8,788	17,575					297,369

	Special RSUs(4)	5/18/21							8,788			250,019

(1)

These amounts reflect the threshold, target, and maximum annual cash incentive amounts that could have been earned during fiscal year 2021 based upon the achievement of annual performance goals under our fiscal year 2021 AIP, established pursuant to our EWT Holdings I Corp. Annual Incentive Plan. The amounts of annual cash incentive compensation earned in fiscal year 2021 by our NEOs were determined at the end of November 2021 and paid in December 2021. The amounts paid are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table—Fiscal Years 2021, 2020, and 2019.

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(2)

The amounts in this column represent the aggregate grant date fair value of the awards, as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in calculating the amounts in this column are set forth in Note 18 to the Consolidated Financial Statements in our Form 10-K. For the RSUs and the Special RSUs, the grant date fair value was computed based on the closing price per share of the Company’s common stock on the date of grant, multiplied by the number of shares awarded. Because the Special PSUs are subject to performance conditions, the grant date fair value shown is based on performance at target levels, which is the probable outcome of such conditions. For the options, the values were calculated using a Black-Scholes option pricing model.

(3)

Represents regular-cycle long-term incentive awards made under made under the 2017 Plan. These awards vest over a four-year period, with 25% of the awards vesting on each of the first, second, third, and fourth anniversaries of the grant date. See the section of the CD&A titled “—Long-Term Incentives” above.

(4)

Represents special long-term incentive awards made under the 2017 Plan. Special PSUs will be earned incrementally in three tranches of 25%, 25%, and 50% after one-, two-, and three-year performance periods, respectively, and will cumulatively be paid, if earned, after the end of the three-year performance period ending on May 18, 2024. The target payout level also represents the maximum payout level. Special RSUs will vest over a three-year period, with 33-1/3% of the awards vesting on each of the first, second, and third, anniversaries of the grant date. See the section of the CD&A titled “—Long-Term Incentives” above.

Employment Agreements

We have entered into employment agreements with each of our NEOs and believe these agreements have helped create stability for our management team. These agreements provide for the basic terms of their employment, including the details of their compensation as well as certain severance and change in control benefits. The material terms of these agreements are summarized below and in the section titled “—Payments Upon Certain Events of Termination or Change in Control.”

President, Chief Executive Officer and Director (Ron C. Keating)

The Company entered into an amended and restated employment agreement with Mr. Keating on November 25, 2019. Mr. Keating’s employment agreement does not provide for a fixed term of employment. The employment agreement provides that Mr. Keating shall receive a base salary of $827,367 per year, which will be reviewed annually and may be adjusted upward (but not downward) by the Board (or a committee thereof) in its discretion, and shall be eligible to receive a target annual bonus equal to 100% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to one or more performance goals. The annual bonus may be paid in cash or in equity securities, which equity securities may be subject to vesting restrictions, provided that any vesting period may not extend beyond the 15-month period following the end of the fiscal year to which the annual bonus relates and the value of the equity securities awarded in lieu of the annual bonus will include a bonus premium equal to no less than 20% of the annual bonus. In addition, Mr. Keating is entitled to reimbursement for commercially reasonable out-of-pocket business expenses incurred in performing his duties in accordance with the expense reimbursement policy of the Company in effect from time to time and is eligible to participate in all health and other group insurance and other employee and fringe benefit plans programs of the Company on the same basis as other senior executives of the Company. Mr. Keating’s employment agreement provides for severance payments and benefits upon certain terminations of employment, as described below under “—Payments Upon Certain Events of Termination or Change in Control.” The employment agreement also includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case, during employment and for two years thereafter, mutual non-disparagement, and perpetual non-disclosure of confidential information.

Executive Vice President, Chief Financial Officer and Treasurer (Benedict J. Stas)

The Company entered into an amended and restated employment agreement with Mr. Stas on November 25, 2019. Mr. Stas’ employment agreement does not provide for a fixed term of employment. The employment agreement provides that Mr. Stas shall receive a base salary of $410,000 per year, which will be reviewed annually and may be adjusted upward (but not downward) by the Board (or a committee thereof) in its discretion, and shall be eligible to receive a target annual bonus equal to 70% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to one or more performance goals. The annual bonus may be paid in cash or in equity securities, which equity securities may be subject to vesting restrictions, provided that any vesting period may not extend beyond the 15-month period following the

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end of the fiscal year to which the annual bonus relates and the value of the equity securities awarded in lieu of the annual bonus will include a bonus premium equal to no less than 20% of the annual bonus. In addition, Mr. Stas is entitled to reimbursement for commercially reasonable out-of-pocket business expenses incurred in performing his duties in accordance with the expense reimbursement policy of the Company in effect from time to time and is eligible to participate in all health and other group insurance and other employee benefit plans and programs of the Company on the same basis as other executives of the Company. Mr. Stas’ employment agreement also provides for severance payments and benefits upon certain terminations of employment, as described below under “—Payments Upon Certain Events of Termination or Change in Control.” The employment agreement also includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case during employment and for one year thereafter, non-disparagement, and perpetual non-disclosure of confidential information.

Executive Vice President, Integrated Solutions and Services Segment President (Rodney O. Aulick)

The Company entered into an employment agreement with Mr. Aulick on April 14, 2014, which agreement was amended on each of September 6, 2017 and June 22, 2018. Mr. Aulick’s employment agreement provides that his initial employment term expired on April 14, 2017, but is subject to automatic one-year extensions unless either the Company or Mr. Aulick provides at least 30 days’ written notice to the other party of its or his intention not to further extend the employment period. The employment agreement provides that Mr. Aulick shall receive a base salary of $250,000 per year, which will be reviewed annually and may be adjusted upward (but not downward) by the Board (or a committee thereof) in its discretion, and shall be eligible to receive an initial target annual bonus equal to 60% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to one or more performance goals. The annual bonus may be paid in cash or in equity securities, which equity securities may be subject to vesting restrictions, provided that any vesting period may not exceed the 15-month period following the end of the fiscal year to which the annual bonus relates and the value of the equity securities awarded in lieu of the annual bonus will include a bonus premium equal to no less than 20% of the annual bonus. In addition, Mr. Aulick is entitled to reimbursement for commercially reasonable out-of-pocket business expenses incurred in performing his duties in accordance with the expense reimbursement policy of the Company in effect from time to time and is eligible to participate in all health and other group insurance and other employee benefit plans and programs of the Company on the same basis as other senior executives of the Company. Mr. Aulick’s employment agreement also provides for severance payments and benefits upon certain terminations of employment, as described below under “—Payments Upon Certain Events of Termination or Change in Control.” The employment agreement includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case during employment and for one year thereafter, non-disparagement of the Company, and perpetual non-disclosure of confidential information.

Executive Vice President, Applied Product Technologies Segment President (Hervé P. Fages)

The Company entered into an employment agreement with Mr. Fages on January 31, 2019. Mr. Fages’ employment agreement provides that his initial employment term will expire on January 31, 2022, but is subject to automatic one-year extensions unless either the Company or Mr. Fages provides at least 30 days’ written notice to the other party of its or his intention not to further extend the employment period. The employment agreement provides that Mr. Fages shall receive a base salary of $430,000 per year, which will be reviewed annually and may be adjusted upward (but not downward) by the Board (or a committee thereof) in its discretion, and shall be eligible to receive a target annual bonus equal to 60% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to one or more performance goals. The annual bonus may be paid in cash or in equity securities, which equity securities may be subject to vesting restrictions, provided that any vesting period may not exceed 15 months from the end of the relevant fiscal year and Mr. Fages shall be entitled to a bonus premium of not less than 20% of the annual bonus. In addition, Mr. Fages is entitled to reimbursement for commercially reasonable out-of-pocket business expenses incurred in performing his duties in accordance with the expense reimbursement policy of the Company and is eligible to participate in all health and other group insurance and other employee benefit plans and programs of the Company on the same basis as other executives of the Company. Mr. Fages’ employment agreement also provides for severance payments and benefits upon certain terminations of employment, as described below

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under “—Payments Upon Certain Events of Termination or Change in Control.” The employment agreement includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case during employment and for two years thereafter, non-disparagement, and perpetual non-disclosure of confidential information.

Executive Vice President, General Counsel and Secretary (Vincent Grieco)

The Company entered into an employment agreement with Mr. Grieco on September 6, 2017, which agreement was amended on June 22, 2018. Mr. Grieco’s employment agreement provides that his initial employment term expired on September 6, 2020, but is subject to automatic one-year extensions unless either the Company or Mr. Grieco provides at least 30 days’ written notice to the other party of its or his intention not to further extend the employment period. The employment agreement provides that Mr. Grieco shall receive a base salary of $250,000 per year, which will be reviewed annually and may be adjusted upward (but not downward) by the Board (or a committee thereof) in its discretion, and shall be eligible to receive an initial target annual bonus equal to 50% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to one or more performance goals. The annual bonus may be paid in cash or in equity securities, which equity securities may be subject to vesting restrictions, provided that any vesting period may not exceed the 15-month period following the end of the fiscal year to which the annual bonus relates and the value of the equity securities awarded in lieu of the annual bonus will include a bonus premium equal to no less than 20% of the annual bonus. In addition, Mr. Grieco is entitled to reimbursement for commercially reasonable out-of-pocket business expenses incurred in performing his duties in accordance with the expense reimbursement policy of the Company in effect from time to time and is eligible to participate in all health and other group insurance and other employee benefit plans and programs of the Company on the same basis as other executives of the Company. Mr. Grieco’s employment agreement also provides for severance payments and benefits upon certain terminations of employment, as described below under “—Payments Upon Certain Events of Termination or Change in Control.” The employment agreement includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case during employment and for one year thereafter, non-disparagement of the Company, and perpetual non-disclosure of confidential information.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—FISCAL YEAR 2021

This table summarizes the long-term equity-based awards held by our NEOs that were outstanding as of September 30, 2021 (our fiscal year-end).

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity incentive plan awards; number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards; market or payout value of unearned shares, units, or other rights that have not vested ($) (1)

R.C. Keating	1,243,581(2)	—	4.64	12/15/2024

	29,653(3)	—	7.42	10/28/2026

	221,148(4)	73,716(4)	20.88	4/2/2028

	152,467(5)	152,468(5)	12.67	2/14/2029

	63,171(6)	189,513(6)	23.63	2/14/2030

	—	192,693(7)	24.76	2/16/2031

					46,330(8)	1,740,155

					48,561(9)	1,823,951

					69,871(10)	2,624,355

					164,031(11)	6,161,004

							164,031(12)	6,161,004

B.J. Stas	200,000(13)	—	4.64	4/6/2025

	8,464(3)	—	7.42	10/28/2026

	59,054(4)	19,685(4)	20.88	4/2/2028

	45,454(5)	45,455(5)	12.67	2/14/2029

	18,579(6)	55,740(6)	23.63	2/14/2030

	—	55,692(7)	24.76	2/16/2031

					13,812(8)	518,779

					14,283(9)	536,469

					20,194(10)	758,487

					17,575(11)	660,117

							17,575(12)	660,117

R.O. Aulick	37,297(4)	12,433(4)	20.88	4/2/2028

	—	25,974(5)	12.67	2/14/2029

	11,354(6)	34,063(6)	23.63	2/14/2030

	—	36,200(7)	24.76	2/16/2031

					7,893(8)	296,461

					8,729(9)	327,861

					13,126(10)	493,013

					8,788(11)	330,077

							8,788(12)	330,077

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity incentive plan awards; number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards; market or payout value of unearned shares, units, or other rights that have not vested ($) (1)

H.P. Fages	29,875(14)	29,876(14)	13.91	3/1/2029

	10,322(6)	30,966(6)	23.63	2/14/2030

	—	33,415(7)	24.76	2/16/2031

					8,987(8)	337,552

					7,935(9)	298,039

					12,116(10)	455,077

					8,788(11)	330,077

							8,788(12)	330,077

V. Grieco	25,084(15)	—	7.42	12/19/2026

	24,959(4)	8,320(4)	20.88	4/2/2028

	17,208(5)	17,208(5)	12.67	2/14/2029

	7,225(6)	21,677(6)	23.63	2/14/2030

	—	22,277(7)	24.76	2/16/2031

					5,229(8)	196,401

					5,555(9)	208,646

					8,078(10)	303,410

					8,788(11)	330,077

							8,788(12)	330,077

(1)	Values in these columns are calculated based upon the closing price per share of the Company’s common stock on September 30, 2021 ($37.56).
(2)	These stock options vested in four equal installments on December 15th of 2015, 2016, 2017, and 2018.
(3)	These stock options vested on October 28, 2016.
(4)	These stock options vested in four equal installments on January 1st of 2019, 2020, 2021, and 2022.
(5)	These stock options vested or will vest in four equal installments on January 1st of 2020, 2021, 2022, and 2023.
(6)	These stock options vested or will vest in four equal installments on January 1st of 2021, 2022, 2023, and 2024.
(7)	These stock options vested or will vest in four equal installments on January 1st of 2022, 2023, 2024, and 2025.
(8)	These RSUs vested or will vest in two equal installments on January 1st of 2022 and 2023.
(9)	These RSUs vested or will vest in three equal installments on January 1st of 2022, 2023, and 2024.
(10)	These RSUs vested or will vest in four equal installments on January 1st of 2022, 2023, 2024, and 2025.
(11)	These Special RSUs will vest in three equal installments on May 18th of 2022, 2023, and 2024.
(12)

Represents the number of shares that may be earned under the Special PSUs, assuming threshold performance for each of the tranches in the three-year performance period ending May 18, 2024. These awards generally cliff vest, to the extent earned, after third anniversary of the grant date of the award.

(13)	These stock options vested in four equal installments on March 30th of 2016, 2017, 2018, and 2019.
(14)	These stock options vested or will vest in four equal installments on March 1st of 2020, 2021, 2022, and 2023.
(15)	These stock options vested in four equal installments on December 19th of 2017, 2018, 2019, and 2020.

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OPTION EXERCISES AND STOCK VESTED—FISCAL YEAR 2021

The following table provides information related to (1) stock options exercised by our NEOs during fiscal year 2021, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares acquired upon the vesting of RSU awards in fiscal year 2021, and the value realized before payment of any applicable withholding tax or broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Ron C. Keating	805,888	17,047,602	39,352	1,061,717
Benedict J. Stas	419,437	9,213,439	11,667	314,776
Rodney O. Aulick	250,115	5,161,848	6,855	184,948
Hervé P. Fages	—	—	7,138	181,665
Vincent Grieco	141,848	3,093,986	4,466	120,493

(1)

The value realized upon exercise of these option awards represents the difference between the market price per share of the underlying stock at exercise and the exercise price per share of the option, multiplied by the number of shares underlying the options exercised.

(2)	The value realized on vesting of stock awards equals the gross number of shares or units that vested, multiplied by the closing price per share of our common stock on the applicable vesting date.

NONQUALIFIED DEFERRED COMPENSATION—FISCAL YEAR 2021

The following table provides information with respect to the Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Ron C. Keating	134,584	13,033	187,275	281,053	685,861
Benedict J. Stas	53,527	7,582	47,308	—	419,132
Rodney O. Aulick	82,834	7,400	101,351	—	595,341
Hervé P. Fages	100,194	11,413	11,165	—	153,637
Vincent Grieco	55,742	6,605	40,528	—	206,984

(1)

This amount reflects a portion of salary that the indicated executive elected to defer during fiscal year 2021. This amount is included in the “Salary” column of the Summary Compensation Table—Fiscal Years 2021, 2020, and 2019 above.

(2)	The full amounts reported as Company contributions have been reported in the “All Other Compensation” column in the Summary Compensation Table—Fiscal Years 2021, 2020, and 2019 above.
(3)

These amounts include earnings, dividends, and interest provided on account balances, including the change in value of the underlying investments in which the NEOs are deemed to be invested. These amounts are not reported in the Summary Compensation Table—Fiscal Years 2021, 2020, and 2019.

(4)

These amounts represent each NEO’s aggregate account balance at September 30, 2021. The amounts include Company contributions, which are also reported in the “All Other Compensation” column of the Summary Compensation Table—Fiscal Years 2021, 2020, and 2019. The portion of these aggregate account balances that was previously reported as compensation in the Summary Compensation Table for fiscal years 2019, 2020, and 2021 are as follows: Mr. Keating ($79,142); Mr. Stas ($23,665); Mr. Aulick ($19,347); Mr. Fages (13,048); and Mr. Grieco ($6,605).

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Our NEOs are eligible to participate in the Deferred Compensation Plan, which benefits only a select group of United States management employees. The Deferred Compensation Plan uses a tracking account for each participant who elects to defer income.

The participant selects investment funds from a broad range of options. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. A participant may elect to defer up to 50% of his annual base compensation and up to 90% of his bonus awarded pursuant to the AIP as compensation deferrals. The NEOs are 100% vested with respect to both employee contributions and their employer contributions. Distributions under the Deferred Compensation Plan may be made as a single lump sum, on a fixed date or schedule, or in equal installments over periods of (x) five, 10 or 15 years or (y) two, three, four or five years, depending on the distribution’s triggering event and the participant’s elections, in compliance with the election and timing rules of Code Section 409A.

PAYMENTS UPON CERTAIN EVENTS OF TERMINATION OR CHANGE IN CONTROL

As discussed below, each of our NEOs may receive various forms of compensation or benefits in the event of termination of his employment under certain circumstances.

Accrued Benefits Payable Upon Termination

Pursuant to their employment agreements, in the event of termination of employment for any reason, each of our NEOs is generally entitled to the following payments and benefits:

•	Earned but unpaid salary through the termination date;

•	Earned but unpaid annual incentive compensation pertaining to a fiscal year completed prior to the termination date;

•	Unused vacation days paid out at the NEO’s per-business-day base salary rate;

•	Vested benefits, if any, in accordance with the terms of applicable Company arrangements; and

•	Any unreimbursed expenses (collectively, the “Accrued Amounts”).

However, in the event the NEO’s employment has been terminated by the Company for Cause (as defined below), any annual incentive compensation amounts earned in respect of a prior fiscal year, to the extent not yet paid or due to be paid, shall be forfeited.

Severance Benefits Payable Upon Certain Involuntary Terminations

Pursuant to their employment agreements, in addition to the Accrued Amounts, certain severance payments and benefits may be payable to each of our NEOs in the event (i) the Company terminates his employment other than for Cause (including, in the case of Messrs. Aulick, Fages, and Grieco, termination by the Company due to a non-renewal of the NEO’s employment agreement), death or Disability (pursuant to the terms of equity award agreements); or (ii) the NEO terminates his employment for Good Reason. Definitions of the terms “Cause,” “Disability” and “Good Reason” are provided below under “—Definitions for Triggering Events.”

The severance payments and benefits, other than in connection with a Change in Control (described below) generally consist of:

•

Base salary continuation for a period of 24 months in the case of Mr. Keating, and 12 months in the case of the other NEOs, which is to be paid in equal installments on the Company’s regular payroll dates;

•

A pro rata portion of the annual incentive compensation that would have been payable to the NEO based on the Company’s actual performance in the year of termination (the “Prorated Bonus”), which is to be paid at the same time such compensation is paid to the Company’s other senior executives;

•	Medical and dental benefits continuation for a maximum of 12 months; and

•	Reimbursement for outplacement assistance for six months up to a maximum of $15,000.

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Additionally, each of Messrs. Keating and Stas is eligible to receive enhanced severance payments and benefits in the event his employment is terminated within two years of a “Change in Control,” including: (i) a lump sum payment in an amount equal to the sum of (x) the relevant multiple of his base salary (2.5x times for Mr. Keating; 2x for Mr. Stas), plus (y) the relevant multiple of his target annual incentive compensation opportunity (2.5x for Mr. Keating; 2x for Mr. Stas), plus (z) a pro rata portion of his target annual incentive compensation opportunity in the year of termination; and (ii) the full vesting of any outstanding unvested equity awards issued by the Company to the NEO (in the case of the Special PSU awards, subject to the attainment of the applicable performance goals). Such enhancements of base salary continuation and annual incentive compensation would be paid in lieu of the base salary continuation and annual incentive compensation payments described above.

These severance payments and benefits are conditioned upon (i) the NEO’s continued compliance with his obligations pursuant to the restrictive covenants (including confidentiality, non-competition, non-solicitation, and interference with business relationships, among others), contained in his employment agreement, and (ii) the NEO’s execution, delivery, and non-revocation of a valid and enforceable general release of claims in favor of the Company within 45 days after the termination date. Pursuant to the employment agreements, in the event of any breach or threat of breach of the restrictive covenants contained therein, the Company will be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity, including, without limitation, the obligation of the NEO to return any portion of the severance payments paid by the Company to the NEO.

Definitions for Triggering Events. The terms “Cause,” “Disability,” and “Good Reason” used in the NEOs’ employment agreements and equity award agreements generally are defined as set forth below.

“Cause,” as used in the employment agreement and award agreements, means the NEO has engaged in any of the following: (i) commission of an act which constitutes common law fraud, embezzlement or a felony, an act of moral turpitude, or of any tortious or unlawful act causing material harm to the business, standing or reputation of the Company or any of its affiliates, (ii) gross negligence on the part of the NEO in the performance of his duties hereunder, (iii) breach of his duty of loyalty or care to the Company, (iv) other misconduct that is materially detrimental to the Company or any of its affiliates, or (v) ongoing and deliberate refusal or failure to perform the NEO’s duties as contemplated by his employment agreement or any other agreement with or for the benefit of the Company to which the NEO is a party or by which the NEO is bound, which in the case of a failure that is capable of being cured, is not cured to the reasonable satisfaction of the Board within 30 days after the NEO receives from the Company written notice of such failure, provided that for the avoidance of doubt a failure to meet performance expectations shall not in of itself constitute Cause.

“Disability,” as used in the employment agreements, means the NEO is entitled to and has begun to receive long-term disability benefits under the long-term disability plan of the Company in which the NEO participates, or, if there is no such plan, the NEO’s inability, due to physical or mental ill health, to perform the essential functions of the NEO’s job, with or without a reasonable accommodation, for 180 days out of any 270 day consecutive day period.

“Disability,” as used in the award agreements, means a permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Compensation Committee and, in this respect, the NEO shall submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing, in the event any award is considered to be “deferred compensation” as that term is defined under Section 409A of the Code and the terms of the award are such that the definition of “disability” is required to comply with the requirements of Section 409A of the Code then, in lieu of the foregoing definition, the definition of “Disability” for purposes of such award shall mean, with respect to a NEO, that the NEO is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Good Reason,” as used in the employment agreements, means one of the following has occurred: (i) a material and adverse change in the NEO’s duties or responsibilities as an employee of the Company, (ii) a breach by the Company of a material term of the NEO’s employment agreement or (iii) in the case of Messrs. Keating,

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Stas and Aulick, a relocation of the NEO’s principal place of employment without his consent, which, in the case of each of (i)-(iii), has not been cured by the Company within 30 days of the NEO providing written notice to the Company of his termination of employment for Good Reason. However, in the case of Mr. Keating, “Good Reason” shall not exist pursuant to subpart (i) above if the Company has been acquired in a strategic transaction and Mr. Keating continues to report to the most senior executive of the division, unit or sector of the post-transaction organization in which the Company’s business is resident, or to an individual who is senior to such senior executive.

As used in the award agreements for each of the NEOs and in the employment agreements of Messrs. Keating and Stas, the term “Change in Control” is defined with reference to the 2017 Plan. Under this plan, a Change in Control is deemed to have occurred upon the occurrence of any of the events listed below.

•

An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any person, immediately after which such person first acquires “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that the acquisition of Voting Securities in a Non-Control Acquisition (as defined below) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity or (iii) any person in connection with a Non-Control Transaction (as hereinafter below);

•

The individuals who are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director, was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest;

•	The consummation of:

•

(i) A merger, consolidation, or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a Non-Control Transaction. A “Non-Control Transaction” shall mean a Merger in which:

•

(A) the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another person (a “Parent Corporation”), or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

•

(B) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

•

(C) no person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity or (4) any person who, immediately prior to the Merger, had Beneficial Ownership of Voting Securities representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities, has Beneficial Ownership, directly or

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indirectly, of 50% or more of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

•	(ii) A complete liquidation or dissolution of the Company; or

•

(iii) The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and, after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

Equity Treatment

If a NEO’s employment is terminated, the treatment of his equity awards will generally be based on the terms of the applicable equity plan and the award agreements adopted by the Compensation Committee to evidence the awards granted under such plan, unless otherwise provided in the NEO’s employment agreement (provided, however, that with respect to performance share unit awards, the amount or number of such performance share units that become earned by the NEO based on the achievement of the applicable performance metrics will be solely determined pursuant to the terms of the applicable award agreement).

Termination of Employment Without Cause (Other than Death, Disability, Retirement or Change in Control):

• Options: Unvested options will be forfeited.

• RSUs and Special RSUs: Unvested RSUs and Special RSUs will be forfeited.

• Special PSUs: Earned Special PSUs will fully vest; unearned Special PSUs will be forfeited.

Termination of Employment due to Death or Disability:

• Options:

• Granted Prior to 2/14/19: Unvested options will be forfeited.

• Granted on or After 2/14/19: Unvested options will fully vest.

• RSUs: Unvested RSUs will fully vest.

• Special RSUs: A pro rata portion of the Special RSUs will vest.(1)

• Special PSUs: A pro rata portion of each tranche of the Special PSUs will vest.(2)

Retirement Eligible Termination of Employment Without Cause(3):

• Options: Unvested options will continue to vest in accordance with the original vesting schedule; vested options will remain exercisable until the expiration of the option term.

• RSUs: Unvested RSUs will continue to vest in accordance with the original vesting schedule.

• Special RSUs and Special PSUs: Not applicable.

Termination of Employment With Cause:	• Options, RSUs, Special RSUs, and Special PSUs: Both unvested awards and vested, but unsettled, awards will be forfeited.

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Termination of Employment Without Cause Following a Change in Control:

• Options:

• Granted Prior to 2/14/19: Unvested options will be forfeited.

• Granted on or After 2/14/19: If termination occurs within the 24-month period, in the case of Messrs. Keating and Stas, or 12-month period, in the case of the other NEOs, following a Change in Control, unvested options will fully vest.

• RSUs: If termination occurs within the 24-month period, in the case of Messrs. Keating and Stas, or 12-month period, in the case of the other NEOs, following a Change in Control, unvested RSUs will fully vest.

• Special RSUs: If termination occurs following a Change in Control and prior to the third anniversary of the grant date, unvested Special RSUs will fully vest.

• Special PSUs:

• Modified Change in Control: If a Modified Change in Control occurs prior to the last day of the Total Performance Period, all Special PSUs will be deemed earned at a target performance level and will be subject to time-based vesting based on continued employment until the last day of the Total Performance Period. If termination occurs prior to the last day of the Total Performance Period, all earned Special PSUs will vest.(4)

• Change in Control: If termination occurs following a Change in Control (under circumstances other than a Modified Change in Control) and prior to the last day of the Total Performance Period, earned Special PSUs will vest and each tranche of Special PSUs for a current or future performance period will remain eligible to be earned subject to the attainment of the applicable performance goal.

(1)

Proration will be calculated as follows: (i) the total number of Special RSUs subject to the award multiplied by (ii) a fraction (x) the number of calendar days between the grant date and the date of death or disability, as applicable, divided by (y) 1,096, less (iii) the number of Special RSUs originally subject to the award that have already become vested.

(2)

Earned Special PSUs for previously completed performance periods will vest on a pro rata basis based on actual performance for the completed period. Special PSUs for incomplete performance periods will become earned on the termination date (scored with the termination date deemed as the final day of the applicable performance period) and will vest on a pro rata basis. In each case, proration will be calculated as follows: (i) the total number of earned Special PSUs for each performance period multiplied by (ii) a fraction with the numerator equal to the number of calendar days that elapsed from the first day of the Total Performance Period until termination and the denominator equal to 1,096.

(3)

Applies only to awards under the 2017 Plan made on or after February 14, 2019. An award holder is considered “retirement eligible” if he or she has given prior written notice of intent to retire at least six months prior to the effective date of retirement, and either (i) has attained age 65 or (ii) has attained age 55 and completed at least 10 consecutive years of service with the Company.

(4)

For the Special PSUs, the term “Modified Change in Control” means a “Change in Control” as defined in the 2017 Plan, except that for purposes of defining a “Merger” that would constitute a “Non-Control Transaction” (which would not constitute a Modified Change in Control): (i) subsections (A) and (C) of such definition are omitted; and (ii) subsection (B) of such definition means, continuously through May 18, 2024, following the execution of an agreement providing for such Merger, the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation.

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Estimated Payments and Benefits

The following tables describe the estimated value of payments and benefits that would have been due to each NEO in the event his employment was terminated on September 30, 2021 (in addition to any accrued but unpaid benefits that may be applicable as of such date), under the circumstances delineated in the tables. None of the NEOs was eligible to retire as of September 30, 2021. Calculations of estimated value with regard to outstanding equity awards are based upon the closing price per share of the Company’s common stock ($37.56) as of September 30, 2021. However, the actual amounts payable can only be determined at the time of such executive’s separation from the Company.

Ron C. Keating

Payments and Benefits Upon Termination(1)	Retirement(2)	Termination Not For Cause	Termination For Good Reason	Termination For Cause	Death or Disability	Termination Not For Cause or For Good Reason Within Two Years of Change in Control	Termination Not For Cause or For Good Reason Following Modified Change in Control(3)

Cash Compensation:

Base Salary(4)	—	$1,750,000	$1,750,000	—	—	$2,187,500	$1,750,000

Short-Term Annual Incentive(5)	—	$1,003,625	$1,003,625	—	—	$3,062,500	$1,003,625

Long-Term Incentive Compensation(6):

Unvested Stock Options(7)	—	—	—	—	$8,901,315	$10,130,898	—

Unvested RSUs(8)	—	—	—	—	$6,188,461	$6,188,461	—

Unvested Special RSUs(9)		—	—	—	$764,496	$6,161,004	—

Unvested Special PSUs(10)	—	—	—	—	$1,528,992	$12,321,971	$12,321,971

Benefits and Perquisites:

Outplacement service(11)	—	$15,000	$15,000	—	—	$15,000	$15,000

Continuation of medical/dental benefits(12)	—	$21,192	$21,192	—	—	$21,192	$21,192

TOTAL	—	$2,789,817	$2,789,817	—	$17,383,264	$40,088,526	$15,111,788

(1)

Pursuant to Mr. Keating’s employment agreement, the Company’s obligations to pay the amounts and provide the benefits described in this table are conditioned upon (i) Mr. Keating’s continued compliance with his obligations pursuant to the restrictive covenants (including confidentiality (indefinite duration), non-competition (two-year period following termination date), non-solicitation (two-year period following termination date), and interference with business relationships (two-year period following termination date), among others) contained in his employment agreement; and (ii) Mr. Keating’s execution, delivery, and non-revocation of a valid and enforceable general release of claims in favor of the Company (the “Release”) within 45 days after the termination date. In the case of a Change in Control, the table assumes the acquirer assumed outstanding equity awards.

(2)	Mr. Keating was not retirement eligible as of September 30, 2021.
(3)

Assumes that a Modified Change in Control and subsequent termination occurred on September 30, 2021. The value of the unvested Special PSUs was calculated at a target award level using a closing price per share

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of $37.56 on September 30, 2021. In the case of a termination for Good Reason following a Modified Change in Control, Mr. Keating would not receive any payment for unvested Special PSUs.
(4)

In the case of “Termination Not For Cause,” “Termination For Good Reason,” and “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents 2x base salary at the rate in effect on September 30, 2021, which would be paid in equal installments on the Company’s regular payment dates occurring during the 24-month period beginning on the first payroll date following the date on which the Release becomes irrevocable and effective (the “Payment Date”). In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents 2.5x base salary at the rate in effect on September 30, 2021, which would be payable in a lump sum on the Payment Date.

(5)

In the case of “Termination Not For Cause,” “Termination For Good Reason,” and “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents the short-term annual incentive payout actually earned by Mr. Keating for fiscal 2021 under the AIP, which would be paid at the same time as annual bonuses are paid to other senior executives of the Company. In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the sum of (x) 2.5x Mr. Keating’s target short-term annual incentive opportunity, plus (y) Mr. Keating’s target short-term annual incentive opportunity, which would be payable in a lump sum on the Payment Date.

(6)

The values for long-term incentive compensation represent the value of the unvested stock options, RSUs, Special RSUs, and Special PSUs that would accelerate and vest depending on the applicable termination event. The value of the unvested stock options, RSUs, Special RSUs, and Special PSUs was calculated using a closing price per share of $37.56 on September 30, 2021.

(7)

In the case of “Death or Disability,” represents the estimated value of 534,674 unvested options held by Mr. Keating, which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of 608,390 unvested options held by Mr. Keating, which would become fully vested on the date that the Release becomes effective.

(8)

Represents the estimated value of 164,762 unvested RSUs held by Mr. Keating, which, in the case of “Death or Disability,” would become fully vested upon termination due to death or Disability, and in the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” would become fully vested on the date that the Release becomes effective.

(9)

In the case of “Death or Disability,” represents the estimated value of a pro rata portion of 164,031 unvested Special RSUs held by Mr. Keating (20,354 Special RSUs, based on a termination date of September 30, 2021), which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of 164,031 unvested Special RSUs held by Mr. Keating, which would become fully vested on the date that the Release becomes effective following a Change in Control and prior to May 18, 2024.

(10)

In the case of “Death or Disability,” represents the estimated value of a pro rata portion of 328,061 unvested Special PSUs held by Mr. Keating (40,708 Special PSUs, based on a termination date of September 30, 2021 and a deemed performance period end date of September 30, 2021). In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of 328,061 unearned and unvested Special PSUs (assumed payable at a target award level) held by Mr. Keating, which would become non-forfeitable on the date that the Release becomes effective and remain eligible to be earned subject to the attainment of the applicable performance goals. In the case of “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents the estimated value of 328,061 unearned and unvested Special PSUs held by Mr. Keating, which would become fully vested at a target award level upon termination following a Modified Change in Control but prior to May 18, 2024.

(11)	Represents the $15,000 maximum reimbursement allowed for outplacement services.
(12)	Includes medical and dental coverage for a 12-month period.

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Benedict J. Stas

Payments and Benefits Upon Termination(1)	Retirement(2)	Termination Not For Cause	Termination For Good Reason	Termination For Cause	Death or Disability	Termination Not For Cause or For Good Reason Within Two Years of Change in Control	Termination Not For Cause or For Good Reason Following Modified Change in Control(3)

Cash Compensation:

Base Salary(4)	—	$479,700	$479,700	—	—	$959,400	$479,7000

Short-Term Annual Incentive(5)	—	$385,151	$385,151	—	—	$1,007,370	$385,151

Long-Term Incentive Compensation(6):

Unvested Stock Options(7)	—	—	—	—	$2,620,691	$2,949,037	—

Unvested RSUs(8)	—	—	—	—	$1,813,735	$1,813,735	—

Unvested Special RSUs(9)		—	—	—	$81,918	$660,117	—

Unvested Special PSUs(10)	—	—	—	—	$163,799	$1,320,234	$1,320,234

Benefits and Perquisites:

Outplacement service(11)	—	$15,000	$15,000	—	—	$15,000	$15,000

Continuation of medical/dental benefits(12)	—	$21,192	$21,192	—	—	$21,192	$21,192

TOTAL	—	$901,043	$901,043	—	$4,680,143	$8,746,085	$2,221,277

(1)

Pursuant to Mr. Stas’ employment agreement, the Company’s obligations to pay the amounts and provide the benefits described in this table are conditioned upon (i) Mr. Stas’ continued compliance with his obligations pursuant to the restrictive covenants (including confidentiality (indefinite duration), non-competition (one-year period following termination date), non-solicitation (one-year period following termination date), and interference with business relationships (one-year period following termination date), among others) contained in his employment agreement; and (ii) Mr. Stas’ execution, delivery, and non-revocation of a Release within 45 days after the termination date. In the case of a Change in Control, the table assumes the acquirer assumed outstanding equity awards.

(2)	Mr. Stas was not retirement eligible as of September 30, 2021.
(3)

Assumes that a Modified Change in Control and subsequent termination occurred on September 30, 2021. The value of the unvested Special PSUs was calculated at a target award level using a closing price per share of $37.56 on September 30, 2021. In the case of a termination for Good Reason following a Modified Change in Control, Mr. Stas would not receive any payment for unvested Special PSUs.

(4)

In the case of “Termination Not For Cause,” “Termination For Good Reason,” and “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents 1x base salary at the rate in effect on September 30, 2021, which would be paid in equal installments on the Company’s regular payment dates occurring during the 12-month period beginning on the first payroll date following the date on which the Release becomes irrevocable and effective (the “Payment Date”). In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents 2x base salary at the rate in effect on September 30, 2021, which would be payable in a lump sum on the Payment Date.

(5)

In the case of “Termination Not For Cause,” “Termination For Good Reason,” and “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents the short-term annual incentive

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payout actually earned by Mr. Stas for fiscal 2021 under the AIP, which would be paid at the same time as annual bonuses are paid to other senior executives of the Company. In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the sum of (x) 2x Mr. Stas’ target short-term annual incentive opportunity, plus (y) Mr. Stas’ target short-term annual incentive opportunity, which would be payable in a lump sum on the Payment Date.
(6)

The values for long-term incentive compensation represent the value of the unvested stock options, RSUs, Special RSUs, and Special PSUs that would accelerate and vest depending on the applicable termination event. The value of the unvested stock options, RSUs, Special RSUs, and Special PSUs was calculated using a closing price per share of $37.56 on September 30, 2021.

(7)

In the case of “Death or Disability,” represents the estimated value of 156,887 unvested options held by Mr. Stas, which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of 176,572 unvested options held by Mr. Stas, which would become fully vested on the date that the Release becomes effective.

(8)

Represents the estimated value of 48,289 unvested RSUs held by Mr. Stas, which, in the case of “Death or Disability,” would become fully vested upon termination due to death or Disability, and in the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” would become fully vested on the date that the Release becomes effective.

(9)

In the case of “Death or Disability,” represents the estimated value of a pro rata portion of 17,575 unvested Special RSUs held by Mr. Stas (2,181 Special RSUs, based on a termination date of September 30, 2021), which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of 17,575 unvested Special RSUs held by Mr. Stas, which would become fully vested on the date that the Release becomes effective following a Change in Control and prior to May 18, 2024.

(10)

In the case of “Death or Disability,” represents the estimated value of a pro rata portion of 35,150 unvested Special PSUs held by Mr. Stas (4,361 Special PSUs, based on a termination date of September 30, 2021 and a deemed performance period end date of September 30, 2021). In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of 35,150 unearned and unvested Special PSUs (assumed payable at a target award level) held by Mr. Stas, which would become non-forfeitable on the date that the Release becomes effective and remain eligible to be earned subject to the attainment of the applicable performance goals. In the case of “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents the estimated value of 35,150 unearned and unvested Special PSUs held by Mr. Stas, which would become fully vested at a target award level upon termination following a Modified Change in Control but prior to May 18, 2024.

(11)	Represents the $15,000 maximum reimbursement allowed for outplacement services.
(12)	Includes medical and dental coverage for a 12-month period.

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Rodney O. Aulick

Payments and Benefits Upon Termination(1)	Retirement(2)	Termination Not For Cause(3)	Termination For Good Reason	Termination For Cause	Death or Disability	Termination Not For Cause or For Good Reason Following Change in Control	Termination Not For Cause or For Good Reason Following Modified Change in Control(4)

Cash Compensation:

Base Salary(5)	—	$431,250	$431,250	—	—	$431,250	$431,250

Short-Term Annual Incentive(6)	—	$297,188	$297,188	—	—	$297,188	$297,188

Long-Term Incentive Compensation(7):

Unvested Stock Options(8)	—	—	—	—	$1,584,350	$1,584,350	—

Unvested RSUs(9)	—	—	—	—	$1,117,335	$1,117,335	—

Unvested Special RSUs(10)		—	—	—	$40,940	$330,077	—

Unvested Special PSUs(11)	—	—	—	—	$81,881	$660,117	$660,117

Benefits and Perquisites:

Outplacement service(12)	—	$15,000	$15,000	—	—	$15,000	$15,000

Continuation of medical/dental benefits(13)	—	$19,602	$19,602	—	—	$19,602	$19,602

TOTAL	—	$763,040	$763,040	—	$2,824,506	$4,454,919	$1,423,157

(1)

Pursuant to Mr. Aulick’s employment agreement, the Company’s obligations to pay the amounts and provide the benefits described in this table are conditioned upon (i) Mr. Aulick’s continued compliance with his obligations pursuant to the restrictive covenants (including confidentiality (indefinite duration), non-competition (one-year period following termination date), non-solicitation (one-year period following termination date), and interference with business relationships (one-year period following termination date), among others) contained in his employment agreement; and (ii) Mr. Aulick’s execution, delivery, and non-revocation of a Release within 45 days after the termination date. In the case of a Change in Control, the table assumes the acquirer assumed outstanding equity awards.

(2)	Mr. Aulick was not retirement eligible as of September 30, 2021.
(3)	Includes termination by the Company due to a non-renewal of Mr. Aulick’s employment agreement.
(4)

Assumes that a Modified Change in Control and subsequent termination occurred on September 30, 2021. The value of the unvested Special PSUs was calculated at a target award level using a closing price per share of $37.56 on September 30, 2021. In the case of a termination for Good Reason following a Modified Change in Control, Mr. Aulick would not receive any payment for unvested Special PSUs.

(5)

Represents 1x base salary at the rate in effect on September 30, 2021, which would be paid in equal installments on the Company’s regular payment dates occurring during the 12-month period beginning on the first payroll date following the date on which the Release becomes irrevocable and effective (the “Payment Date”).

(6)

Represents the short-term annual incentive payout actually earned by Mr. Aulick for fiscal 2021 under the AIP, which would be paid at the same time as annual bonuses are paid to other senior executives of the Company.

(7)

The values for long-term incentive compensation represent the value of the unvested stock options, RSUs, Special RSUs, and Special PSUs that would accelerate and vest depending on the applicable termination

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event. The value of the unvested stock options, RSUs, Special RSUs, and Special PSUs was calculated using a closing price per share of $37.56 on September 30, 2021. In the case of a termination for Good Reason following a Change in Control, Mr. Aulick would not receive any long-term incentive compensation payments.
(8)

In the case of “Death or Disability,” represents the estimated value of 96,237 unvested options held by Mr. Aulick, which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Following Change in Control,” represents the estimated value of 96,237 unvested options held by Mr. Aulick, which would become fully vested upon termination within 12 months of a Change of Control.

(9)

In the case of “Death or Disability,” represents the estimated value of 29,748 unvested RSUs held by Mr. Aulick, which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Following Change in Control,” represents the estimated value of 29,748 unvested RSUs held by Mr. Aulick, which would become fully vested upon termination within 12 months of a Change of Control.

(10)

In the case of “Death or Disability,” represents the estimated value of a pro rata portion of 8,788 unvested Special RSUs held by Mr. Aulick (1,090 Special RSUs, based on a termination date of September 30, 2021), which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Following Change in Control,” represents the estimated value of 8,788 unvested Special RSUs held by Mr. Aulick, which would become fully vested upon termination following a Change in Control but prior to May 18, 2024.

(11)

In the case of “Death or Disability,” represents the estimated value of a pro rata portion of 17,575 unvested Special PSUs held by Mr. Aulick (2,180 Special PSUs, based on a termination date of September 30, 2021 and a deemed performance period end date of September 30, 2021). In the case of “Termination Not For Cause or For Good Reason Following Change in Control,” represents the estimated value of 17,575 unearned and unvested Special PSUs (assumed payable at a target award level) held by Mr. Aulick, which would become non-forfeitable upon termination following a Change in Control but prior to May 18, 2024, and remain eligible to be earned subject to the attainment of the applicable performance goals. In the case of “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents the estimated value of 17,575 unearned and unvested Special PSUs held by Mr. Aulick, which would become fully vested at a target award level upon termination following a Modified Change in Control but prior to May 18, 2024.

(12)	Represents the $15,000 maximum reimbursement allowed for outplacement services.
(13)	Includes medical and dental coverage for a 12-month period.

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Hervé P. Fages

Payments and Benefits Upon Termination(1)	Retirement(2)	Termination Not For Cause(3)	Termination For Good Reason	Termination For Cause	Death or Disability	Termination Not For Cause or For Good Reason Following Change in Control	Termination Not For Cause or For Good Reason Following Modified Change in Control(4)

Cash Compensation:

Base Salary(5)	—	$442,900	$442,900	—	—	$442,900	$442,900

Short-Term Annual Incentive(6)	—	$363,253	$363,253	—	—	$363,253	$363,253

Long-Term Incentive Compensation(7):

Unvested Stock Options(8)	—	—	—	—	$1,565,636	$1,565,636	—

Unvested RSUs(9)	—	—	—	—	$1,090,667	$1,090,667	—

Unvested Special RSUs(10)		—	—	—	$40,940	$330,077	—

Unvested Special PSUs(11)	—	—	—	—	$81,881	$660,117	$660,117

Benefits and Perquisites:

Outplacement service(12)	—	$15,000	$15,000	—	—	$15,000	$15,000

Continuation of medical/dental benefits(13)	—	$7,645	$7,645	—	—	$7,645	$7,645

TOTAL	—	$828,798	$828,798	—	$2,779,124	$4,475,295	$1,488,915

(1)

Pursuant to Mr. Fages’ employment agreement, the Company’s obligations to pay the amounts and provide the benefits described in this table are conditioned upon (i) Mr. Fages’ continued compliance with his obligations pursuant to the restrictive covenants (including confidentiality (indefinite duration), non-competition (two-year period following termination date), non-solicitation (two-year period following termination date), and interference with business relationships (two-year period following termination date), among others) contained in his employment agreement; and (ii) Mr. Fages’ execution, delivery, and non-revocation of a Release within 45 days after the termination date. In the case of a Change in Control, the table assumes the acquirer assumed outstanding equity awards.

(2)	Mr. Fages was not retirement eligible as of September 30, 2021.
(3)	Includes termination by the Company due to a non-renewal of Mr. Fages’ employment agreement.
(4)

Assumes that a Modified Change in Control and subsequent termination occurred on September 30, 2021. The value of the unvested Special PSUs was calculated at a target award level using a closing price per share of $37.56 on September 30, 2021. In the case of a termination for Good Reason following a Modified Change in Control, Mr. Fages would not receive any payment for unvested Special PSUs.

(5)

Represents 1x base salary at the rate in effect on September 30, 2021, which would be paid in equal installments on the Company’s regular payment dates occurring during the 12-month period beginning on the first payroll date following the date on which the Release becomes irrevocable and effective (the “Payment Date”).

(6)

Represents the short-term annual incentive payout actually earned by Mr. Fages for fiscal 2021 under the AIP, which would be paid at the same time as annual bonuses are paid to other senior executives of the Company.

(7)

The values for long-term incentive compensation represent the value of the unvested stock options, RSUs, Special RSUs, and Special PSUs that would accelerate and vest depending on the applicable termination event. The value of the unvested stock options, RSUs, Special RSUs, and Special PSUs was calculated using a

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closing price per share of $37.56 on September 30, 2021. In the case of a termination for Good Reason following a Change in Control, Mr. Fages would not receive any long-term incentive compensation payments.
(8)

In the case of “Death or Disability,” represents the estimated value of 94,257 unvested options held by Mr. Fages, which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Following Change in Control,” represents the estimated value of 94,257 unvested options held by Mr. Fages, which would become fully vested upon termination within 12 months of a Change of Control.

(9)

In the case of “Death or Disability,” represents the estimated value of 29,038 unvested RSUs held by Mr. Fages, which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Following Change in Control,” represents the estimated value of 29,038 unvested RSUs held by Mr. Fages, which would become fully vested upon termination within 12 months of a Change of Control.

(10)

In the case of “Death or Disability,” represents the estimated value of a pro rata portion of 8,788 unvested Special RSUs held by Mr. Fages (1,090 Special RSUs, based on a termination date of September 30, 2021), which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Following Change in Control,” represents the estimated value of 8,788 unvested Special RSUs held by Mr. Fages, which would become fully vested upon termination following a Change in Control but prior to May 18, 2024.

(11)

In the case of “Death or Disability,” represents the estimated value of a pro rata portion of 17,575 unvested Special PSUs held by Mr. Fages (2,180 Special PSUs, based on a termination date of September 30, 2021 and a deemed performance period end date of September 30, 2021). In the case of “Termination Not For Cause or For Good Reason Following Change in Control,” represents the estimated value of 17,575 unearned and unvested Special PSUs (assumed payable at a target award level) held by Mr. Fages, which would become non-forfeitable upon termination following a Change in Control but prior to May 18, 2024, and remain eligible to be earned subject to the attainment of the applicable performance goals. In the case of “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents the estimated value of 17,575 unearned and unvested Special PSUs held by Mr. Fages, which would become fully vested at a target award level upon termination following a Modified Change in Control but prior to May 18, 2024.

(12)	Represents the $15,000 maximum reimbursement allowed for outplacement services.
(13)	Includes medical and dental coverage for a 12-month period.

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Vincent Grieco

Payments and Benefits Upon Termination(1)	Retirement(2)	Termination Not For Cause(3)	Termination For Good Reason	Termination For Cause	Death or Disability	Termination Not For Cause or For Good Reason Following Change in Control	Termination Not For Cause or For Good Reason Following Modified Change in Control(4)

Cash Compensation:

Base Salary(5)	—	$366,000	$366,000	—	—	$366,000	$366,000

Short-Term Annual Incentive(6)	—	$251,881	$251,881	—	—	$251,881	$251,881

Long-Term Incentive Compensation(7):

Unvested Stock Options(8)	—	—	—	—	$1,015,413	$1,015,413	—

Unvested RSUs(9)	—	—	—	—	$708,457	$708,457	—

Unvested Special RSUs(10)		—	—	—	$40,940	$330,077	—

Unvested Special PSUs(11)	—	—	—	—	$81,881	$660,117	$660,117

Benefits and Perquisites:

Outplacement service(12)	—	$15,000	$15,000	—	—	$15,000	$15,000

Continuation of medical/dental benefits(13)	—	$0	$0	—	—	$0	$0

TOTAL	—	$632,881	$632,881	—	$1,846,691	$3,659,814	$1,292,998

(1)

Pursuant to Mr. Grieco’s employment agreement, the Company’s obligations to pay the amounts and provide the benefits described in this table are conditioned upon (i) Mr. Grieco’s continued compliance with his obligations pursuant to the restrictive covenants (including confidentiality (indefinite duration), non-competition (one-year period following termination date), non-solicitation (one-year period following termination date), and interference with business relationships (one-year period following termination date), among others) contained in his employment agreement; and (ii) Mr. Grieco’s execution, delivery, and non-revocation of a Release within 45 days after the termination date. In the case of a Change in Control, the table assumes the acquirer assumed outstanding equity awards.

(2)	Mr. Grieco was not retirement eligible as of September 30, 2021.
(3)	Includes termination by the Company due to a non-renewal of Mr. Grieco’s employment agreement.
(4)

Assumes that a Modified Change in Control and subsequent termination occurred on September 30, 2021. The value of the unvested Special PSUs was calculated at a target award level using a closing price per share of $37.56 on September 30, 2021. In the case of a termination for Good Reason following a Modified Change in Control, Mr. Grieco would not receive any payment for unvested Special PSUs.

(5)

Represents 1x base salary at the rate in effect on September 30, 2021, which would be paid in equal installments on the Company’s regular payment dates occurring during the 12-month period beginning on the first payroll date following the date on which the Release becomes irrevocable and effective (the “Payment Date”).

(6)

Represents the short-term annual incentive payout actually earned by Mr. Grieco for fiscal 2021 under the AIP, which would be paid at the same time as annual bonuses are paid to other senior executives of the Company.

(7)

The values for long-term incentive compensation represent the value of the unvested stock options, RSUs, Special RSUs, and Special PSUs that would accelerate and vest depending on the applicable termination

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event. The value of the unvested stock options, RSUs, Special RSUs, and Special PSUs was calculated using a closing price per share of $37.56 on September 30, 2021. In the case of a termination for Good Reason following a Change in Control, Mr. Grieco would not receive any long-term incentive compensation payments.
(8)

In the case of “Death or Disability,” represents the estimated value of 61,162 unvested options held by Mr. Grieco, which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Following Change in Control,” represents the estimated value of 61,162 unvested options held by Mr. Grieco, which would become fully vested upon termination within 12 months of a Change of Control.

(9)

In the case of “Death or Disability,” represents the estimated value of 18,862 unvested RSUs held by Mr. Grieco, which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Following Change in Control,” represents the estimated value of 18,862 unvested RSUs held by Mr. Grieco, which would become fully vested upon termination within 12 months of a Change of Control.

(10)

In the case of “Death or Disability,” represents the estimated value of a pro rata portion of 8,788 unvested Special RSUs held by Mr. Grieco (1,090 Special RSUs, based on a termination date of September 30, 2021), which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Following Change in Control,” represents the estimated value of 8,788 unvested Special RSUs held by Mr. Grieco, which would become fully vested upon termination following a Change in Control but prior to May 18, 2024.

(11)

In the case of “Death or Disability,” represents the estimated value of a pro rata portion of 17,575 unvested Special PSUs held by Mr. Grieco (2,180 Special PSUs, based on a termination date of September 30, 2021 and a deemed performance period end date of September 30, 2021). In the case of “Termination Not For Cause or For Good Reason Following Change in Control,” represents the estimated value of 17,575 unearned and unvested Special PSUs (assumed payable at a target award level) held by Mr. Grieco, which would become non-forfeitable upon termination following a Change in Control but prior to May 18, 2024, and remain eligible to be earned subject to the attainment of the applicable performance goals. In the case of “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents the estimated value of 17,575 unearned and unvested Special PSUs held by Mr. Grieco, which would become fully vested at a target award level upon termination following a Modified Change in Control but prior to May 18, 2024.

(12)	Represents the $15,000 maximum reimbursement allowed for outplacement services.
(13)	Includes medical and dental coverage for a 12-month period.

RISK ASSESSMENT

In conjunction with development of the fiscal year 2021 compensation program, the Compensation Committee reviewed the compensation program to determine if the program elements encourage excessive or unnecessary risk-taking that is reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes the Company’s compensation program offers an appropriate mix of fixed compensation and short- and long-term variable compensation which align with the Company’s business strategy. In addition, the Compensation Committee believes that its discretion and authority in making decisions related to executive compensation as well as the caps on annual incentive payouts, stock ownership guidelines, and clawback policy, all serve to mitigate excessive risk. Finally, as noted above, the Compensation Committee engaged Meridian as its independent compensation consultant to advise on matters related to fiscal year 2021 compensation design decisions for the Company’s executive officers. As a result, the Compensation Committee believes that our compensation program does not encourage unreasonable risk-taking that is reasonably likely to have a material adverse effect on the Company.

CEO PAY RATIO

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. Using the methodology described below, we calculated the annual total compensation of our median employee for fiscal year 2021 to be $92,260. As reported in the Summary Compensation Table — Fiscal Years 2021, 2020, and 2019 in this Proxy Statement, the annual total compensation of our CEO for fiscal year 2021 was $15,660,392. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee for fiscal year 2021 was 170:1.

96

The fiscal year 2021 annual total compensation of our median employee was calculated based on the same requirements that apply to the determination of total compensation for the Summary Compensation Table — Fiscal Years 2021, 2020, and 2019, and includes: base salary earned and paid from October 1, 2020 through September 30, 2021; incentive plan payments (both non-equity and equity-based) made for the performance period October 1, 2020 through September 30, 2021; and other compensation earned or paid in fiscal year 2021. Our median compensated employee is an individual located in the U.S.

To identify our median employee, we selected August 1, 2021 as our determination date. On that date, we had a total of 4,037 employees (3,057 U.S. employees and 980 non-U.S. employees), constituting all full-time, part-time, seasonal, and temporary workers employed by the Company and its consolidated subsidiaries, except our CEO. The foregoing total does not include workers we lease from unaffiliated third parties and whose compensation was determined by such third parties. Pursuant to the de minimis exemption under SEC rules, we excluded from the aforementioned total employee population our employees in countries which, in the aggregate, constitute less than 5% of our total global employee population, as detailed in the table below.

Jurisdictions Excluded from Employee Population (Total of 198 employees estimated as of August 1, 2021)

Australia	28	Mexico	2

Egypt	1	Netherlands	70

France	13	Poland	1

Greece	1	Russian Federation	1

Republic of Ireland	4	Singapore	63

Japan	1	Taiwan	2

Republic of Korea	5	United Arab Emirates	2

Malaysia	4

We then compared the annual base salaries, as a consistently applied compensation measure, of the remaining 3,839 employees (other than our CEO). In the case of hourly employees, annual base salary was determined by multiplying the hourly compensation rate by the employee’s target annual work schedule. We did not make any cost-of-living adjustments. Any base salary paid in a foreign currency was converted to U.S. Dollars at prevailing exchange rates as of August 1, 2021.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies, estimates, and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

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Proposal 3—Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2022

Under its charter, the Audit Committee of the Board has direct responsibility for the appointment, compensation, retention, oversight, and termination of the independent registered public accounting firm engaged to audit the Company’s financial statements.

The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022. Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended September 30, 2021. The services provided to us by Ernst & Young LLP in the fiscal year ended September 30, 2021, are described below under the heading “Independent Registered Public Accounting Firm’s Fees and Services.” Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire to do so.

Stockholder approval is not required to appoint Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Board believes that the submission of the Audit Committee’s selection to the stockholders for ratification is a matter of good corporate governance. If the Company’s stockholders do not ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, the Audit Committee will review its future selection of an independent registered public accounting firm. The Audit Committee may retain another independent registered public accounting firm at any time during the year if it concludes that such change would be in the best interest of the Company’s stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
SEPTEMBER 30, 2022.

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Independent Registered Public Accounting Firm’s Fees and Services

The following is a description of the professional services performed and the fees billed by Ernst & Young LLP for the fiscal years ended September 30, 2021, and September 30, 2020.

Type of Fees	Fiscal Year Ended September 30, 2021	Fiscal Year Ended September 30, 2020

Audit Fees(1)	$2,592,563	$2,795,819

Audit-Related Fees	—	—

Tax Fees(2)	413,257	436,039

All Other Fees(3)	2,000	2,000

Total	$3,007,820	$3,233,858

(1)

Audit fees consist of fees related to the annual audit of our consolidated financial statements and review of the consolidated financial statements in our Quarterly Reports on Form 10-Q; Sarbanes-Oxley Section 404 attestation services, audit and attestation services related to statutory or regulatory filings; and the issuance of consents. Audit fees in the fiscal years ended September 30, 2021, and September 30, 2020, also include fees for services provided by Ernst & Young LLP in connection with our secondary offerings in December 2020 and February 2021 (fiscal year 2021), and in March 2020 and August 2020 (fiscal year 2020).

(2)	Tax fees are fees for a variety of permissible services relating to tax compliance, tax planning and tax advisory services.
(3)	All other fees relate to professional services not included in the categories above, including subscriptions to Ernst & Young LLP’s accounting reference library.

All audit-related services, tax services, and other services in fiscal years 2021 and 2020 were pre-approved by the Audit Committee, who concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides that the Audit Committee must pre-approve all services and associated fees provided to the Company by its independent registered public accounting firm, with certain de minimis exceptions described in the policy.

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Policy on Audit Committee Pre-Approval of Audit and Non-Audit Related Services of Independent Auditors

The Audit Committee is responsible for the appointment, compensation, retention, oversight, and termination of the Company’s independent registered public accounting firm. The Audit Committee has adopted a policy requiring that substantially all audit, audit-related, and non-audit services provided by the independent auditor be pre-approved by the Audit Committee. Pre-approval is not necessary for certain minor non-audit services that (i) do not constitute more than 5% of the total amount of revenues paid by the Company to the independent auditor during the fiscal year the non-audit services were provided; (ii) were not recognized by the Company to be non-audit services at the time of the engagement for such services; and (iii) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, provided that any such pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee has adopted a policy that prohibits our independent auditors from providing the following services:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;

•	financial information systems design and implementation;

•	appraisal or valuation services, providing fairness opinions, or preparing contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resources;

•	broker or dealer, investment adviser, or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board prohibits through regulation.

The Audit Committee’s pre-approval policy is in the Audit Committee Charter, a copy of which is available on the Company’s Investor Relations website at https://aqua.evoqua.com/governance/governance-documents/default.aspx.

100

Report of the Audit Committee of the Board

The Audit Committee oversees Evoqua Water Technologies Corp.’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the financial reporting process, including maintenance of an effective system of internal control over financial reporting. Our Company’s independent auditor, Ernst & Young LLP, is responsible for expressing an opinion on the conformity, in all material respects, of our Company’s audited financial statements with U.S. generally accepted accounting principles, and on the effectiveness of management’s system of internal control over financial reporting.

The Audit Committee operates under a written charter approved by the Board, a copy of which is available on the Company’s Investor Relations website at aqua.evoqua.com/governance/governance-documents/default.aspx. The charter, among other things, provides that the Audit Committee has full authority to appoint, compensate, retain, oversee, and terminate, when appropriate, the independent auditor. The Audit Committee meets separately with management, the internal auditor, and the independent registered public accounting firm.

In its oversight role, the Audit Committee has done the following:

•

Reviewed and discussed with management the audited financial statements of the Company as of and for the fiscal year ended September 30, 2021, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

•

Reviewed with Ernst & Young LLP their judgments as to the quality and acceptability of accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•

Received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence;

•

Discussed with Ernst & Young LLP its independence from management and the Company, and considered whether Ernst & Young LLP could also provide non-audit services without compromising the firm’s independence;

•	Discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

•

Discussed with the Company’s internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits, and then met with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of financial reporting.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended September 30, 2021, be included in the Company’s Form 10-K, for filing with the SEC.

This report has been furnished by the members of the Audit Committee of the Board:

Audit Committee*

Peter M. Wilver, Committee Chairperson

Nick Bhambri

Gary A. Cappeline

Lynn C. Swann

* Sherrese Clarke Soares was appointed to the Audit Committee in December 2021, and therefore did not participate in the review, discussions or recommendation described in this report.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of December 20, 2021:

•	each person or entity who is known by us to beneficially own more than 5% of our common stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.

Information with respect to beneficial ownership is based upon information furnished to us by each director, executive officer or stockholder, and on information reported in Schedules 13G filed with the SEC, as the case may be. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Persons who have a right to acquire beneficial ownership of our common stock within 60 days after December 20, 2021, including any shares of our common stock subject to an option that has vested or will vest within 60 days after December 20, 2021, are also deemed to be beneficial owners of our common stock. More than one person may be deemed to be a beneficial owner of the same securities.

Each stockholder’s percentage of beneficial ownership is based on 120,707,940 shares of common stock outstanding as of December 20, 2021, plus the number of shares of common stock such stockholder has the right to acquire, including through the exercise of options, within 60 days of December 20, 2021.

102

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address for each person or entity listed below is c/o Evoqua Water Technologies Corp., 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class

5% Stockholders

BlackRock, Inc.(1)	12,664,663	10.49%

Invesco Ltd.(2)	6,358,089	5.27%

The Vanguard Group(3)	9,515,708	7.88%

Directors and Named Executive Officers

Ron C. Keating(4)	2,387,321	1.98%

Benedict J. Stas(5)	557,973	*

Rodney O. Aulick(6)	179,776	*

Hervé P. Fages(7)	64,546	*

Vincent Grieco(8)	148,427	*

Gary A. Cappeline(9)	16,159	*

Nick Bhambri(10)	335,543	*

Sherrese Clarke Soares	—	*

Lisa Glatch(11)	7,136	*

Judd A. Gregg(12)	152,564	*

Martin J. Lamb(13)	245,562	*

Lynn C. Swann(11)	30,127	*

Peter M. Wilver(11)	20,948	*

All executive officers and directors as a group (16 persons)	4,574,240	3.79%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

Based on information as of September 30, 2021 contained in a Schedule 13G/A filed with the SEC on October 8, 2021 by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power with respect to 11,767,988 shares and sole dispositive power with respect to 12,664,663 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)

Based on information as of December 31, 2020 contained in a Schedule 13G filed with the SEC on February 16, 2021 by Invesco Ltd. The Schedule 13G indicates that Invesco Ltd. has sole voting power with respect to 6,216,953 shares and sole dispositive power with respect to 6,358,089 shares. The address for Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.

(3)

Based on information as of December 31, 2020 contained in a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group. The Schedule 13G/A indicates that The Vanguard Group has shared voting power with respect to 216,675 shares, sole dispositive power with respect to 9,210,801 shares, and shared dispositive power with respect to 304,907 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)

Includes 1,971,314 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 20, 2021, and 56,819 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 20, 2021.

(5)

Includes 392,543 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 20, 2021, and 16,715 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 20, 2021.

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(6)

Includes 94,475 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 20, 2021, and 10,137 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 18, 2020.

(7)

Includes 58,872 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 20, 2021, and 5,674 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 20, 2021.

(8)

Includes 104,195 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 20, 2021, and 6,485 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 20, 2021.

(9)

Includes 7,893 shares of common stock held indirectly through the Gary Cappeline and Vicky Hu Joint Revocable Trust U/A dtd 11/12/2018 (of which Mr. Cappeline is a trustee), and 4,039 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 20, 2021.

(10)

Includes (i) 134,788 shares held indirectly through the Nick Bhambri Revocable Trust dated June 23, 2008 (of which Mr. Bhambri is the trustee), (ii) 179,807 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 20, 2021, and (iii) 4,039 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 20, 2021.

(11)	Includes 4,039 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 20, 2021.
(12)

Includes 114,607 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 20, 2021, and 4,039 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 20, 2021.

(13)

Includes (i) 109,711 shares held indirectly through The Lamb Family Bare Trust (of which Mr. Lamb is the trustee), (ii) 80,000 shares held indirectly through Packwood Investments, a Family Investment Company controlled by Mr. Lamb, and (iii) 44,903 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 20, 2021.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following sets forth the aggregate information of our equity compensation plans in effect as of September 30, 2021. For further information, see Note 18 of the Notes to our Consolidated Financial Statements included in our Form 10-K.

Plan category	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans

Approved by security holders	6,777,258	(1)	$13.87	(2)	11,013,470	(3)

Not approved by security holders	—		—		—

Total	6,777,258		$13.87		11,013,470

(1)

Represents shares of common stock underlying awards that have been granted under the terms of the 2017 Plan, including: 3,031,453 shares relating to stock options; 1,225,622 shares relating to RSUs; and 468,661 shares relating to PSUs (assuming maximum achievement). Also includes 2,051,522 shares of common stock that may be issued pursuant to outstanding stock options under the EWT Holdings I Corp. Stock Option Plan. This number excludes 60,254 shares that were issued at the end of the most recent ESPP (as defined below) purchase period, which began on April 1, 2021 and ended on September 30, 2021.

(2)

The weighted average exercise price does not take into account RSUs or PSUs, as such awards have no exercise price. The weighted average remaining term of outstanding stock options under our equity compensation plans is 5.9 years.

(3)

Includes 4,340,486 shares of common stock that remain available for issuance under the 2017 Plan; 2,088,710 shares of common stock that remain available for issuance under the EWT Holdings I Corp. Stock Option Plan; and 4,584,274 shares of common stock that remain available for issuance under the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan (the “ESPP”) (including the 60,254 shares described in footnote 1 above with respect to the ESPP). Since the initial adoption of the 2017 Plan, no additional awards have been or will be issued under the EWT Holdings I Corp. Stock Option Plan.

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Q&A—Information About the Annual Meeting

What is a proxy?

The Board is asking for your proxy. This means you are authorizing the persons named on the proxy card to vote your shares at the Annual Meeting according to your instructions. All shares represented by valid proxies that are received and not revoked before the Annual Meeting will be voted at the Annual Meeting in accordance with the stockholder’s specific voting instructions.

Why am I receiving, or being notified about the availability of, the Company’s proxy materials?

You are receiving, or being notified about the availability of, the Company’s proxy materials because you owned shares of the Company’s common stock, $0.01 par value per share (the “common stock”), at the close of business on December 20, 2021 (the “Record Date”). All stockholders of record as of the Record Date are entitled to attend, participate in and vote at the Annual Meeting.

Each outstanding share of the Company’s common stock on the Record Date is entitled to one vote on each of the matters to be voted on at the Annual Meeting. As of the Record Date, 120,707,940 shares of the Company’s common stock were outstanding.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the SEC, the Company may furnish proxy materials by providing internet access to those documents instead of mailing a printed copy of the Company’s proxy materials to each stockholder of record. The Notice contains instructions on how to access the proxy materials and vote online, or alternatively, request a paper copy of the proxy materials and a proxy card or voting instruction card. Proxy materials or a Notice are first being made available, released, or mailed to stockholders on January 5, 2022. We believe this method of delivery will expedite the delivery of proxy materials to stockholders and lower the Company’s mailing costs.

What if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form?

If you receive more than one Notice, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please provide separate voting instructions for shares held in each of your accounts to ensure that all of your shares will be voted.

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What matters am I voting on, how may I vote on each matter and how does the Board recommend that I vote on each matter?

The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal, and how the Board recommends that you vote on each proposal:

Proposal	Description	How may I vote?	How does the Board recommend that I vote?

Proposal 1	Election of Three Class I Director Nominees For Three-Year Terms	FOR the election of all Class I director nominees or WITHHOLD for one or more of the Class I director nominees	FOR ALL

Proposal 2	Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers	FOR, AGAINST, or ABSTAIN	FOR

Proposal 3	Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2022	FOR, AGAINST, or ABSTAIN	FOR

How can I attend and participate in the Annual Meeting?

Virtual Meeting Format. The Annual Meeting will be hosted online via live webcast through Broadridge Financial Solutions, Inc. We have designed the virtual Annual Meeting to provide stockholders with substantially the same opportunities to participate as if the Annual Meeting were held in person.

Attendance and Participation. If you were a stockholder at the close of business on the Record Date, you may attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/AQUA2022 and entering the 16-digit control number included on your Notice, proxy card, or voting instruction card. The Annual Meeting will begin promptly at 1:00 p.m. (Eastern Time). We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 12:45 p.m. (Eastern Time).

The virtual Annual Meeting platform is fully supported across browsers (Edge, Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

Even if you plan to attend and participate in the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be represented at the Annual Meeting.

Questions and Information Accessibility. The virtual Annual Meeting format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our management and Board, as appropriate. If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/AQUA2022, typing your question into the “Ask a Question” field, and clicking “Submit.”

Questions pertinent to the Annual Meeting will be answered in the live Question and Answer session during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on the Investor Relations section of the Company’s website, aqua.evoqua.com, as soon as practicable after the Annual Meeting. We reserve the right to group questions on the same topic, to edit profanity or other inappropriate language, and to exclude questions regarding topics that are not pertinent to Annual Meeting matters or that are otherwise inappropriate.

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Materials for the Annual Meeting, including the rules of conduct and the list of our stockholders of record, will be available during the Annual Meeting at www.virtualshareholdermeeting.com/AQUA2022.

Technical Difficulties. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning approximately 30 minutes prior to the start of the Annual Meeting through its conclusion.

What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent and registrar, American Stock Transfer & Trust Company, LLC, you are considered the “record owner” or “stockholder of record” with respect to those shares. We have made available, released, or mailed a Notice or a full set of printed proxy materials (including this Proxy Statement, the 2021 Annual Report, and proxy card with a postage-paid envelope), as applicable, to stockholders of record as of the Record Date. Stockholders of record as of the Record Date have the right to vote electronically online during the Annual Meeting or in advance of the Annual Meeting through submission of a proxy.

Beneficial Owner. If your shares are held in an account with a broker, bank, or other nominee (i.e., held “in street name”), you are considered the “beneficial owner” and not the “record owner” of those shares. The Notice or a full set of printed proxy materials will have been forwarded to you by your broker, bank, or other nominee.

As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares. Please use the voting instruction card provided by your broker, bank, or other nominee. If you do not provide your broker, bank, or other nominee with instructions on how to vote your shares, your broker, bank, or other nominee will be able to vote your shares only with respect to Proposal 3. See “—What is a ‘broker non-vote’?” below.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote your shares using any of the methods listed below. Except as provided below, if you wish to vote in advance of the Annual Meeting by internet, telephone, or mail, your vote must be received prior to 11:59 p.m. (Eastern Time) on February 15, 2022.

•

By Internet: To vote online, please visit www.proxyvote.com or, if you received printed copies of your proxy materials, scan the QR code located on your proxy card—you will need the 16-digit control number included on your Notice or proxy card.

•

By Telephone: To vote by telephone, please call the number listed on your Notice or proxy card and follow the recorded instructions — you will need the 16-digit control number included on your Notice or proxy card.

•

By Mail: All stockholders of record who received paper copies of our proxy materials can vote by marking, signing, dating, and returning their written proxy card. If you are a stockholder of record and received a Notice, you may request a written proxy card by following the instructions included in the Notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board.

•

At the Annual Meeting: Please follow the instructions for attending the Annual Meeting and voting electronically online during the Annual Meeting posted at www.virtualshareholdermeeting.com/AQUA2022 — you will need the 16-digit control number included on your Notice, proxy card, or voting instruction card. All votes must be received before the polls close during the Annual Meeting. Voting electronically online during the Annual Meeting will revoke any previous votes.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or vote on the internet or by telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

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How do I vote if I am a beneficial owner?

As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. You should follow the voting instructions provided by your broker, bank, or other nominee. You will receive, or be provided access to, proxy materials and voting instructions for each account that you have with a broker, bank, or other nominee. If you wish to change the voting instructions that you provided your broker, bank, or other nominee, you should follow the instructions from your broker, bank, or other nominee.

Beneficial owners may also attend the Annual Meeting and vote electronically online during the Annual Meeting by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/AQUA2022 — you will need the 16-digit control number included on your Notice or voting instruction card from your broker, bank, or other nominee. All votes must be received before the polls close during the Annual Meeting. Voting electronically online during the Annual Meeting will revoke any previous votes.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy and/or change your vote at any time before the polls close during the Annual Meeting as follows:

•	Revoke your proxy: Mail written notice of revocation of your proxy to our General Counsel and Secretary at 210 Sixth Avenue, Pittsburgh, PA 15222;

•	Change your vote by Internet or telephone: Vote again over the internet or by telephone prior to 11:59 p.m. (Eastern Time) on February 15, 2022;

•	Change your vote by mail: Sign and mail, on a timely basis, another proxy card with a later date; or

•	Change your vote at the Annual Meeting: Attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AQUA2022 and vote again.

If you hold your shares through a bank, broker, or other nominee, you can revoke your proxy and/or change your vote as follows:

•	Give new voting instructions: Contact the broker, bank, or other nominee holding your shares and follow its instructions for changing your vote;

•	Change your vote at the Annual Meeting: Attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AQUA2022 and vote again.

All shares represented by valid proxies received and not revoked will be voted at the Annual Meeting in accordance with the stockholder’s specific voting instructions.

What if I submit my proxy but do not specify how I want to vote?

If you are a stockholder of record and you submit your proxy, but do not specify how you want to vote your shares, we will vote them as follows:

•	FOR the election of all three Class I director nominees for three-year terms;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022.

If you are a beneficial owner, your broker, bank, or other nominee will determine whether it has discretion to vote your shares on your behalf. In general, your broker, bank or nominee may vote on your behalf with respect to matters that are considered “routine.” Your broker, bank or nominee may not vote on your behalf with respect to matters that are “non-routine.” See “—What is a ‘broker non-vote’?” below.

What is a “broker non-vote”?

Under the rules of the NYSE, if you are a beneficial owner, your broker, bank, or other nominee has discretion to vote your shares on “routine” matters without receiving voting instructions from you. Proposal 3 (ratification of

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the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022) is considered a routine matter. However, Proposal 1 (the election of three Class I directors for three-year terms) and Proposal 2 (approval, on an advisory basis, of the compensation of our named executive officers) are considered “non-routine” matters. Accordingly, if you hold your shares through a broker, bank, or other nominee, your broker, bank, or other nominee will not be permitted to vote your shares on Proposal 1 or Proposal 2 unless you provide proper voting instructions, resulting in a broker non-vote. Broker non-votes will have no effect on the vote for Proposal 1 or Proposal 2.

How many shares must be present or represented to conduct business at the Annual Meeting?

Under our Third Amended and Restated Bylaws, the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders of record who return a proxy or vote electronically during the Annual Meeting will be considered part of the quorum. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

What vote is required to approve each of the proposals?

The following table sets forth the voting requirements with respect to each of the proposals. As an advisory vote, Proposal 2 is not binding on the Company. However, the Compensation Committee and the Board value the opinions expressed by the Company’s stockholders on this issue and will consider the outcome of this vote when making future decisions regarding executive compensation.

Proposal		Voting Requirement

Proposal 1	Election of Three Class I Director Nominees for Three-Year Terms	Each Class I director nominee must be elected by a plurality of the votes cast. A plurality means that the director nominees who receive the most votes of all of the votes cast for Proposal 1 will be elected as directors (up to the maximum number of directors to be elected at the Annual Meeting). A “WITHHOLD” vote will have no effect on the vote. Broker non-votes have no effect.

Proposal 2	Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers	Proposal 2 must be approved by the vote of the holders of a majority of the voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” Broker non-votes have no effect.

Proposal 3	Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2022	Proposal 3 must be approved by the vote of the holders of a majority of the voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you are a beneficial owner, your broker, bank, or other nominee may vote your shares on this proposal without receiving voting instructions from you.

We do not know of any other business properly submitted for the Annual Meeting as of the date of this Proxy Statement.

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Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will act as the inspector of elections and count the votes.

Where can I find the voting results?

We will announce the preliminary voting results at the Annual Meeting. We will publish final voting results on a Current Report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting.

Who will pay the costs of soliciting these proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice or a full set of the proxy materials (including the Proxy Statement, the 2021 Annual Report and proxy card with postage-paid envelope), as applicable, and any additional information furnished to stockholders. We have retained Okapi Partners LLC to assist with the solicitation of proxies for a fee not to exceed $40,000, plus reimbursement of reasonable out-of-pocket expenses. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers, or other employees. No additional compensation will be paid to our directors, officers, or other employees for such services. Copies of solicitation materials will be furnished to brokers, banks, and other nominees holding shares of voting stock beneficially owned by others to forward to such beneficial owners. In accordance with SEC rules, we may reimburse brokers, banks, and other nominees for their reasonable costs of forwarding proxy materials to beneficial owners.

Are you “householding” for stockholders sharing the same address?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Evoqua has not instituted householding for stockholders of record. However, certain brokerage firms may have instituted householding for beneficial owners of shares of Evoqua’s common stock held through brokerage firms. If your household has multiple accounts holding shares of Evoqua’s common stock, you may already have received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this Proxy Statement, the Notice, or the 2021 Annual Report. The broker will arrange for delivery of a separate copy of these materials promptly upon your request. Evoqua stockholders may decide at any time to revoke a decision to household, and thereby receive multiple copies.

What is the deadline for stockholders to propose actions for consideration at the Annual Meeting of Stockholders for the fiscal year ending September 30, 2022?

Stockholders who wish to nominate persons for election to our Board or propose other matters to be considered at our Annual Meeting of Stockholders for the fiscal year ending September 30, 2022 (the “2022 Annual Meeting”) must provide us with advance written notice of their director nomination or stockholder proposal, as well as the information specified in our Third Amended and Restated Bylaws, no earlier than October 19, 2022, and no later than November 18, 2022. However, in the event that the date of the 2023 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the Annual Meeting, notice by stockholders, to be timely, must be delivered not earlier than the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting and 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. Stockholders are advised to review our Third Amended and Restated Bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our General Counsel and Secretary at 210 Sixth Avenue, Pittsburgh, PA 15222. The requirements for advance notice of stockholder proposals under our Third Amended and Restated Bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act, as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out

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of order or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our Third Amended and Restated Bylaws and other applicable requirements.

September 7, 2022 is the deadline for stockholders to submit proposals to be included in our Proxy Statement for the 2023 Annual Meeting under Rule 14a-8 under the Exchange Act. However, if the date of the 2023 Annual Meeting, is changed by more than 30 days from the anniversary of the date of the Annual Meeting, then the deadline will be a reasonable time before we begin to print and send our Proxy Statement for the 2023 Annual Meeting. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our General Counsel and Secretary at 210 Sixth Avenue, Pittsburgh, PA 15222. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

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Other Matters

Incorporation by Reference

The Report of the Audit Committee of the Board and the Report of the Compensation Committee of the Board will not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and will not be deemed to be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate them by reference into such filing. In addition, the information contained on, or that can be accessed through, our website is not part of this Proxy Statement and references to our website addresses in this Proxy Statement are inactive textual references only.

Access to Reports and Other Information

Our website is www.evoqua.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Ethics and Business Conduct, and Board committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our General Counsel and Secretary at 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

Other Matters That May Come Before the Annual Meeting

We do not know of any other matters that will be considered at the Annual Meeting. However, if any other proper business should come before the meeting, the persons named in the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.

* * *

By Order of the Board of Directors,

Vincent Grieco

Executive Vice President,

Secretary and General Counsel

Pittsburgh, Pennsylvania

January 5, 2022

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Appendix A

Non-GAAP Financial Measures

We have included in this Proxy Statement measures of financial performance that are not calculated and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company reports its financial results in accordance with GAAP. However, management believes that certain non-GAAP financial measures provide users of the Company’s financial information with additional useful information in evaluating operating performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for GAAP measures.

FISCAL YEAR 2021 AIP

Evoqua Global Adjusted EBITDA

Evoqua Global Adjusted EBITDA is defined as net income (loss) before interest expense, income tax benefit (expense), and depreciation and amortization, adjusted for the impact of certain other items, including restructuring and related business transformation costs, share-based compensation, transaction costs, and other gains, losses and expenses that we believe do not directly reflect our underlying business operations. For the periods presented, other gains, losses, and expenses include the following:

i.   impact of foreign exchange gains and losses;

ii.   net expense reduction related to the remediation of manufacturing defects caused by a third-party vendor for which partial restitution was received;

iii.  charges incurred by the Company related to product rationalization in its electrochlorination business;

iv. amounts related to the prior year sale of the Memcor® product line;

v.  expenses incurred by the Company as a result of the COVID-19 pandemic, including additional charges for personal protective equipment, increased costs for facility sanitization and one-time payments to certain employees;

vi. legal fees incurred in excess of amounts covered by the Company’s insurance related to the Securities Litigation and SEC investigation; and

vii.  loss on divestiture of the Lange containment system, geomembrane and geosynthetic liner product line (“Lange Product Line”).

We also adjust for the impacts of acquisitions and divestitures so that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operation of the business. For purposes of the fiscal year 2020 AIP, we also included an adjustment to reflect the payment of fiscal year 2020 AIP bonuses to Executive Leadership Team members in cash, rather than in RSUs.

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ISS Segment Adjusted EBITDA	We calculate Segment Adjusted EBITDA in the ISS Segment as ISS Segment operating profit (as determined in accordance with GAAP) plus add-backs for depreciation and amortization, restructuring and related business transformation costs, transaction costs and other gains, losses, and expenses. Other losses, (gains), and expenses, as discussed above, distinct to our ISS Segment include a loss on the divestiture of the Lange Product Line. We also adjust for the impacts of acquisitions and divestitures so that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operation of the business. For purposes of the fiscal year 2020 AIP, we also included an adjustment to reflect the payment of fiscal year 2020 AIP bonuses to Executive Leadership Team members in cash, rather than in RSUs.

APT Segment Adjusted EBITDA

We calculate Segment Adjusted EBITDA in the APT Segment as APT Segment operating profit (as determined in accordance with GAAP) plus add-backs for depreciation and amortization, restructuring and related business transformation costs, transaction costs and other gains, losses, and expenses. Other losses, (gains), and expenses, as discussed above, distinct to our APT segment include the following:

i.  trailing costs from the sale of the Memcor® product line;

ii.  net pre-tax benefit on the sale of the Memcor product line;

iii. remediation of manufacturing defects; and

iv.   product rationalization in the electrochlorination business

We also adjust for the impacts of acquisitions and divestitures so that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operation of the business. For purposes of the fiscal year 2020 AIP, we also included an adjustment to reflect the payment of fiscal year 2020 AIP bonuses to Executive Leadership Team members in cash, rather than in RSUs.

Evoqua Global Adjusted Free Cash Flow

We calculate Evoqua Global Adjusted Free Cash Flow as net cash from operating activities (as determined in accordance with GAAP and as reported in our Statement of Cash Flows) less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.

FISCAL YEAR 2022 LTIP

Cumulative Organic Revenue Growth ($)	Cumulative organic revenue growth dollars means the increase in revenue over the performance period, adjusted for acquisitions and divestitures.
Average Adjusted EBITDA Margin (%)	Average adjusted EBITDA margin means the average of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA), as adjusted to exclude certain other items, including restructuring costs, stock-based compensation, transaction costs, acquisitions and divestitures and certain other gains or losses for years one, two, and three, divided by revenue for years one, two, and three.

A-2

GAAP TO NON-GAAP RECONCILIATIONS

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) before interest expense, income tax benefit (expense), and depreciation and amortization, adjusted for the impact of certain other items, including restructuring and related business transformation costs, share-based compensation, transaction costs, and other gains, losses, and expenses that we believe do not directly reflect our underlying business operations.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present adjusted EBITDA because we believe it is frequently used by analysts, investors, and other interested parties to evaluate and compare operating performance and value companies within our industry. Further, we believe it is helpful in highlighting trends in our operating results and provides greater clarity and comparability period over period to management and our investors regarding the operational impact of long-term strategic decisions relating to capital structure, the tax jurisdictions in which we operate and capital investments. In addition, adjusted EBITDA highlights true business performance by removing the impact of certain items that management believes do not directly reflect our underlying operations and provides investors with greater visibility into the ongoing organic drivers of our business performance.

Management uses adjusted EBITDA to supplement GAAP measures of performance as follows:

•

to assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance;

•	in our management incentive compensation, which is based in part on components of adjusted EBITDA;

•	in certain calculations under our senior secured credit facilities, which use components of adjusted EBITDA;

•	to evaluate the effectiveness of our business strategies;

•	to make budgeting decisions; and

•	to compare our performance against that of other peer companies using similar measures.

In addition to the above, our chief operating decision maker uses adjusted EBITDA of each reportable operating segment to evaluate the operating performance of such segments. Adjusted EBITDA on a segment basis is defined as earnings before depreciation and amortization, adjusted for the impact of certain other items that have been reflected at the segment level. Adjusted EBITDA of the reportable operating segments do not include certain charges that are presented within corporate activities. These charges include certain restructuring and other business transformation charges that have been incurred to align and reposition the Company to the current reporting structure, acquisition related costs (including transaction costs and integration costs) and share-based compensation charges.

Adjusted EBITDA should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP. The financial results prepared in accordance with GAAP and the reconciliations from these results included below should be carefully evaluated. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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The following is a reconciliation of our net income to adjusted EBITDA:

($ in millions)	FY2021		FY2020

Net income	$51.7		$114.4

Income tax expense	10.1		7.4

Interest expense	37.5		46.6

Operating profit	$99.3		$168.4

Depreciation and amortization	113.7		107.3

EBITDA	$213.0		$275.7

Restructuring and related business transformation costs	11.3	(1)	17.4(5)

Share-based compensation	17.7	(2)	10.5(6)

Transaction costs	1.6	(3)	1.9(7)

Other (gains), losses and expenses	7.3	(4)	(65.9)(8)

Adjusted EBITDA	$250.9		$239.6

Revenue	$1,464.4		$1,429.5

Adjusted EBITDA as a % of Revenue	17.1%		16.8%

(1)

Primarily comprised of severance costs, relocation costs, recruiting expenses, certain non-cash charges and third-party consultant costs associated with the restructuring initiatives to reduce the cost structure and rationalize location footprint following the sale of the Memcor® product line, the two-segment realignment and other various restructuring and efficiency initiatives.

(2)	Represents share-based compensation.
(3)	Removal of expenses associated with recent acquisitions and divestitures and post-acquisition integration costs including adjustments to earn-outs.
(4)

Deduction of gains and add back of losses associated with foreign exchange and other unusual business gains and expenses consisting of expenses related to charges incurred by the Company related to product rationalization in its electrochlorination business, amounts related to the prior year sale of the Memcor® product line, expenses incurred by the Company as a result of the COVID-19 pandemic, including additional charges for personal protective equipment, increased costs for facility sanitization and one-time payments to certain employees, legal fees incurred in excess of amounts covered by the Company’s insurance related to the Securities Litigation and SEC investigation, and loss on divestiture of the Lange Product Line.

(5)

Primarily comprised of severance costs, relocation costs, recruiting expenses, certain non-cash charges and third-party consultant costs associated with the restructuring initiatives to reduce the cost structure and rationalize location footprint following the sale of the Memcor® product line, the two-segment realignment and other various restructuring and efficiency initiatives.

(6)	Represents non-cash share-based compensation.
(7)	Removal of expenses associated with recent acquisitions and divestitures and post-acquisition integration costs including adjustments to earn-outs.
(8)

Deduction of gains and add back of losses associated with foreign exchange and other unusual business gains and expenses consisting of net expense reduction related to the remediation of manufacturing defects caused by a third-party vendor for which partial restitution was received, charges incurred by the Company related to product rationalization in its electrochlorination business, amounts related to the prior year sale of the Memcor product line, and expenses incurred by the Company as a result of the COVID-19 pandemic, including additional charges for personal protective equipment, increased costs for facility sanitization and one-time payments to certain employees.

A-4

Adjusted EBITDA on a segment basis is defined as earnings before interest expense, income tax benefit (expense) and depreciation and amortization, adjusted for the impact of certain other items that have been reflected at the segment level. We do not present net income on a segment basis because we do not allocate interest expense or income tax benefit (expense) to our segments, making operating profit the most comparable GAAP metric. The following is a reconciliation of our segment operating profit to our segment adjusted EBITDA:

	Year Ended September 30,				$ Variance		% Variance
	2021		2020
(In millions)	Integrated Solutions and Services	Applied Product Technologies	Integrated Solutions and Services	Applied Product Technologies	Integrated Solutions and Services	Applied Product Technologies	Integrated Solutions and Services	Applied Product Technologies

Operating Profit	$147.3	$ 82.9	$145.7	$134.3	$ 1.6	$(51.4)	1.1%	-38.3%

Depreciation and amortization	70.6	14.4	67.4	14.2	3.2	0.2	4.7%	1.4%

EBITDA	$217.9	$ 97.3	$213.1	$148.5	$ 4.8	$(51.2)	2.3%	-34.5%

Restructuring and related business transformation costs(a)	1.8	5.9	0.6	9.7	1.2	(3.8)	200.0%	-39.2%

Transaction costs(b)	(0.6)	(0.1)	—	(0.5)	(0.6)	0.4	n/a	-80.0%

Other losses (gains) and expenses(c)	0.2	2.6	—	(58.5)	0.2	61.1	n/a	-104.4%

Adjusted EBITDA	$219.3	$105.7	$213.7	$ 99.2	$ 5.6	$ 6.5	2.6%	6.6%

(a)

Represents costs and expenses in connection with restructuring initiatives in the year ended September 30, 2021 and 2020, respectively. Such expenses are primarily composed of severance, relocation and facility consolidation costs.

(b)	Represents costs associated with a change in the current estimate of certain acquisitions achieving their earn-out targets.
(c)	Other losses, (gains) and expenses, as discussed above, distinct to our ISS and APT segments include the following:

	Year Ended September 30,
	2021		2020
(In millions)	ISS	APT	ISS	APT
Trailing costs from the sale of the Memcor® product line	$—	$0.2	$—	$—
Net pre-tax benefit on sale of the Memcor product line	—	—	—	(57.7)
Remediation of manufacturing defects	—	—	—	(1.5)
Product rationalization in electrochlorination business	—	2.4	—	0.7
Loss on divestiture of Lange Product Line	0.2	—	—	—
Total	$0.2	$2.6	$—	$(58.5)

Adjusted Free Cash Flow

“Adjusted Free Cash Flow” is defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.

2022 Proxy Statement
A-5

The following is a reconciliation of our net cash provided by operating activities to Adjusted Free Cash Flow:

($ in millions)	FY2021	FY2020

Operating Cash Flow	$178.7	$177.0

(+/-) EBITDA adjustments including:

Restructuring and related business transformation costs	11.3	17.4

Transaction costs	1.6	1.9

Other (gains) losses including:

(i)	—	(1.5)

(ii)	2.4	0.7

(iii)	0.2	10.4

(iv)	0.5	1.3

(v)	5.7	—

(vi)	0.2	—

(+/-) Tax impact of above EBITDA adjustments (1)	(5.7)	0.9

(+) Adoption impact of ASC 842	—	(2.0)

(-) Capital expenditures	(75.3)	(88.5)

(+) Financing related to growth capital expenditures	37.5	23.3

(-) Purchases of intangibles (e.g., software licenses)	(3.8)	(6.5)

Adjusted Free Cash Flow	$153.3	$134.4

(i)	Expense reduction related to the remediation of manufacturing defects caused by a third- party vendor for which partial restitution was received;
(ii)	Charges incurred by the Company related to product rationalization in the electrochlorination business;
(iii)	Transaction costs incurred related to sale of assets, property or product line;
(iv)

Expenses incurred by the Company as a result of the COVID-19 pandemic, including additional charges for personal protective equipment, increased costs for facility sanitization and one-time payments to certain employees;

(v)	Legal fees incurred in excess of amounts covered by the Company’s insurance related to the Securities Litigation and SEC investigation; and
(vi)	The loss on divestiture of the Lange Product Line.
(1)

The blended statutory tax rate was 26.0% for all periods presented. The tax rate on Non-GAAP adjustments to net income was 3.8% (due to the impact of the Memcor® filter business transaction) and 26.3% in the twelve months ended September 30, 2020 and 2021, respectively.

Organic Revenue

Organic revenue is another metric used by management to evaluate the performance of our business. “Organic revenue” is defined as revenue excluding the impact of foreign currency translation and inorganic revenue. Inorganic revenue represents the impact from acquisitions and divestitures during the first 12 months following the closing of the acquisition or divestiture. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. Management believes that reporting organic revenue provides useful information to investors by helping identify underlying growth trends in our core business and facilitating easier comparisons of our revenue performance with prior and future periods and to our peers.. We exclude the effect of foreign currency translation from organic sales because foreign currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and divestitures because they can obscure underlying business trends and make comparisons of long-term performance difficult between the Company and its peers due to the varying nature, size and number of transactions from period to period.

A-6

We have not presented a quantitative reconciliation of the forward-looking non-GAAP financial measure organic revenue to its most directly comparable GAAP financial measure, total revenue, because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of, and the periods in which, such items, including foreign exchange impact and acquisitions or divestitures, may be recognized. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

The following are reconciliations of our organic change in revenue for FY2021, FY2020, and FY2019:

	Total Revenue			Foreign Currency			Inorganic Revenue(1)			Organic Revenue
	Year Ended September 30,			Year Ended September 30,			Year Ended September 30,			Year Ended September 30,
($ in millions)	2020	2021	% Variance	2020	2021	% Variance	2020	2021	% Variance	2020	2021	% Variance

Evoqua Water Technologies	$1,429.5	$1,464.4	2.4%	n/a	$18.1	1.3%	$16.2	$9.9	-0.4%	$1,413.3	$1,436.4	1.6%

Integrated Solutions & Services	$944.2	$959.9	1.7%	n/a	$ 2.8	0.3%	$1.8	$9.9	0.9%	$942.4	$947.2	0.5%

Applied Product Technologies	$485.3	$504.5	4.0%	n/a	$15.3	3.2%	$14.4	$ —	-3.0%	$470.9	$489.2	3.8%

	Total Revenue			Foreign Currency			Inorganic Revenue			Organic Revenue
	Year Ended September 30,			Year Ended September 30,			Year Ended September 30,			Year Ended September 30,
($ in millions)	2019	2020	% Variance	2019	2020	% Variance	2019	2020	% Variance	2019	2020	% Variance

Evoqua Water Technologies	$1,444.4	$1,429.5	-1.0%	n/a	$(2.9)	-0.2%	$50.4	$15.4	-2.4%	$1,394.0	$1,417.0	1.6%

	Total Revenue			Foreign Currency			Inorganic Revenue			Organic Revenue
	Year Ended September 30,			Year Ended September 30,			Year Ended September 30,			Year Ended September 30,
($ in millions)	2018	2019	% Variance	2018	2019	% Variance	2018	2019	% Variance	2018	2019	% Variance

Evoqua Water Technologies	$1,339.5	$1,444.4	7.8%	n/a	$(11.8)	-0.9%	$—	$47.5	3.5%	$1,339.5	$1,408.7	5.2%

(1)

Includes acquisition of our interest in Frontier Water Systems LLC on October 1, 2019, divestiture of the Memcor® product line on December 31, 2019, divestiture of the Lange Product Line on March 1, 2021, acquisition of Aquapure Technologies on September 3, 2020, acquisition of Ultrapure & Industrial Services on December 17, 2020 and acquisition of WCSI on April 1, 2021.

Net Leverage Ratio

“Net leverage ratio” is defined as total net debt divided by net income, as well as adjusted EBITDA. Total net debt is defined as total debt including finance leases less unamortized deferred financing fees minus cash and cash equivalents.

2022 Proxy Statement
A-7

The following is a reconciliation of net leverage ratio for both net income, as well as adjusted EBITDA:

($ in millions)	FY2021	FY2020	FY2019

Cash and cash equivalents	$146.2	$193.0	$109.9

AR Securitization Program	150.1	—	—

Revolving Credit Facility	37.3	—	—

First Lien Term Facility	473.8	819.3	928.8

Mortgage	—	1.7	1.6

Equipment financing facilities	93.8	64.5	46.8
Finance lease obligations	38.2	37.6	36.1

Total debt including finance leases	793.2	923.1	1,013.3

Less unamortized discount and deferred financing fees	(11.7)	(9.4)	(12.1)

Total net debt including finance leases	$635.3	$720.7	$891.3

Net Income	$51.7	$114.4	$(8.5)
Net leverage ratio based on Net Income	12.3x	6.3x	(104.9)x

Adjusted EBITDA	$250.9	$239.6	$235.0
Net leverage ratio based on Adjusted EBITDA	2.5x	3.0x	3.8x

A-8

Appendix B

2021 Special Awards Peer Group

S&P GLOBAL WATER INDEX — U.S. COMPANIES

1.	Advanced Drainage Systems, Inc.

2.	American States Water Company

3.	America Water Works Company, Inc.

4.	Artesian Resources Corporation

5.	Badger Meter, Inc.

6.	California Water Service Group

7.	Energy Recovery, Inc.

8.	Essential Utilities, Inc.

9.	Forterra, Inc.

10.	Franklin Electric Co., Inc.

11.	Lindsay Corporation

12.	Middlesex Water Company

13.	Montrose Environmental Group, Inc.

14.	Mueller Water Products, Inc.

15.	Northwest Pipe Company

16.	Olin Corporation

17.	Pentair plc

18.	Rexnord Corporation

19.	Select Energy Services, Inc.

20.	SJW Group

21.	Tetra Tech, Inc.

22.	The Gorman-Rupp Company

23.	The York Water Company

24.	Watts Water Technologies, Inc.

25.	Xylem Inc.

2022 Proxy Statement
B-1

EVOQUA
WATER TECHNOLOGIES

210 Sixth Avenue, Pittsburgh, PA | 724-772-0044 | evoqua.com | NYSE:AQUA

EVOQUA WATER TECHNOLOGIES CORP.

210 SIXTH AVENUE

PITTSBURGH, PA 15222

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Tuesday, February 15, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AQUA2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Tuesday, February 15, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D63497-P64724	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVOQUA WATER TECHNOLOGIES CORP.	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL nominees listed in Proposal 1 and FOR Proposals 2 and 3.	All	All	Except
1. Election of three Class I director nominees for three-year terms.	☐	☐	☐
Nominees:
01) Nick Bhambri
02) Sherrese Clarke Soares
03) Lynn C. Swann					For	Against	Abstain

	2. Approval, on an advisory basis, of the compensation of our named executive officers.				☐	☐	☐

	3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022.				☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

EVOQUA WATER TECHNOLOGIES CORP.

2022 ANNUAL MEETING OF STOCKHOLDERS

February 16, 2022, 1:00 p.m. Eastern Time

www.virtualshareholdermeeting.com/AQUA2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and 2021 Annual Report to Stockholders are available at www.proxyvote.com.

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — —

D63498-P64724

EVOQUA WATER TECHNOLOGIES CORP.

2022 Annual Meeting of Stockholders

February 16, 2022, 1:00 p.m. Eastern Time

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Vincent Grieco and Anthony J. Webster, and each of them, as proxies, each with full power of substitution, to represent the undersigned and to vote on all matters designated on the reverse side, all shares of the common stock of Evoqua Water Technologies Corp. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held virtually at www.virtualshareholdermeeting.com/AQUA2022, at 1:00 p.m. Eastern Time on February 16, 2022, or any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR ALL nominees listed in Proposal 1 and FOR Proposals 2 and 3. The proxies are also authorized to vote, in accordance with their judgment, upon such other matters as may properly come before the Annual Meeting of Stockholders of the Company (including, without limitation, to adjourn the Annual Meeting of Stockholders of the Company) and any adjournment or postponement thereof.

Your vote on the election of Class I directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. If properly signed, dated and returned, this proxy will be voted as specified on the reverse side or, if no choice is specified, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side